EXECUTION COPY

$1,050,000,000
CREDIT AGREEMENT
among
AMERICAN CELLULAR CORPORATION,
as Borrower,
The Guarantors from Time to Time Parties Hereto,
and
The Several Lenders
from Time to Time Parties Hereto,
and
LEHMAN COMMERCIAL PAPER INC.,
as Administrative Agent,
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent,
and
BEAR STEARNS CORPORATE LENDING INC., CITIBANK, N.A., and
DEUTSCHE BANK SECURITIES INC.
as Co-Documentation Agents
Dated as of March 15, 2007

LEHMAN BROTHERS INC. and MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers
LEHMAN BROTHERS INC., MORGAN STANLEY SENIOR FUNDING, INC., BEAR, STEARNS &
CO., INC., CITIGROUP GLOBAL MARKETS INC. and DEUTSCHE BANK SECURITIES INC.,
as Joint Bookrunners

i

(Continued)

(Continued)

(Continued)

ANNEX:
A     Pricing Grid
SCHEDULES:

I	Commitments
5.4	Consents, Authorizations, Filings and Notices
5.15	Subsidiaries
5.22	Real Property
5.23	FCC and PUC Matters
5.25	Borrower Agreements
8.2(d)	Existing Indebtedness
8.3(f)	Existing Liens
EXHIBITS:

A	Form of Addendum
B	Form of Assignment and Assumption
C	Form of Compliance Certificate
D	Form of Guarantee and Collateral Agreement
E	Form of Prepayment Option Notice
F	Form of Exemption Certificate
G-1	Form of Term Note
G-2	Form of Revolving Note
G-3	Form of Swingline Note
H	Form of Closing Certificate
I-1	Form of Legal Opinion of Mayer, Brown, Rowe & Maw LLP
I-2	Form of Legal Opinion of Wilkinson Barker & Knauer LLP
I-3	Form of Legal Opinion of McAfee & Taft

v

          CREDIT AGREEMENT, dated as of March 15, 2007, among AMERICAN CELLULAR CORPORATION, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), the Subsidiary Guarantors (as defined below), ACC HOLDINGS, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent (in such capacity, the “Syndication Agent”) and BEAR STEARNS CORPORATE LENDING INC., CITIBANK N.A. and DEUTSCHE BANK SECURITIES INC., as co-documentation agents (in such capacity, the “Co-Documentation Agents”).
          WHEREAS, to provide funds (i) to finance working capital and other general corporate needs of the Borrower and its Subsidiaries (including Permitted Acquisitions), (ii) for the Refinancing and the redemption, defeasance or repurchase of the Existing Senior Subordinated Notes and (iii) to pay fees and expenses incurred in connection with the transactions contemplated herein, the Borrower has requested that the Lenders make certain credit facilities available to the Borrower; and
          WHEREAS, the Lenders are willing to make such credit facilities available to the Borrower upon and subject to the terms and conditions hereinafter set forth.
          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
          1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
          “Addendum”: an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement as of the Closing Date.
          “Administrative Agent”: as defined in the recitals to this Agreement.
          “Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
          “Agents”: the collective reference to the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and any sub-agent of or successor to the Administrative Agent, the Syndication Agent and each Co-Documentation Agent, which term shall include, for purposes of Section 10 only, the Issuing Lender and the Swingline Lender.
          “Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
          “Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          “Agreement”: this Credit Agreement.
          “Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Eurodollar Loans	Base Rate Loans
Revolving Loans and Swingline Loans	2.00%	1.00%
Term Loans	2.00%	1.00%
provided, that, on and after each Term Loan Adjustment Date (as defined in the Term Loan Pricing Grid) occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to the Term Loans will be determined pursuant to the Term Loan Pricing Grid; and provided, further, that, on and after each Revolving Credit Adjustment Date (as defined in the Revolving Credit Pricing Grid) occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to the Revolving Loans and Swingline Loans will be determined pursuant to the Revolving Credit Pricing Grid.
          “Applicable Premium”: in connection with any refinancing of the Term Loans with Bank Debt (only to the extent that the “all-in yield” of such Bank Debt is less than the all-in yield for the Term Loans), any purchase of Term Loans of a Non-Consenting Lender pursuant to Section 11.1 or any Repricing during any period set forth below, the amount determined by multiplying the principal amount of such Lender’s Term Loans being refinanced or purchased or, in the case of a Repricing, the aggregate outstanding amount of the Term Loans, as the case may be, by the applicable percentage set forth below under the caption “Prepayment Percentage” opposite such period:

PERIOD	PREPAYMENT PERCENTAGE
After March 15, 2007 but on or before March 15, 2008	1.0%
March 15, 2008 and thereafter	0.0%
          “Application”: an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.
          “Approved Fund”: as defined in Section 11.6.
          “Asset Sale”: any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause (a), (b), (c), (d) or (g) of Section 8.5).
          “Assignee”: as defined in Section 11.6(b).
          “Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit B.
          “Authorizations”: (i) all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (other than the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System and (ii) all material filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, the FCC and any applicable PUCs, including authorizing or permitting the acquisition, construction, or operation of any System and the use of any radiofrequency spectrum.
          “Available Revolving Commitment”: as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding; provided, that, in calculating any Lender’s Revolving Extensions of Credit for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 3.5, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.
          “Bank Debt”: any senior secured or unsecured credit facilities, including, without limitation, institutional term loans, that is broadly marketed or syndicated to institutional investors in financings similar to the Term Loans. All references herein to the “all-in yield” of any Bank Debt shall exclude the effect of any arrangement, syndication or other fees that are not shared with all lenders or holders thereof.
          “Base Rate”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Base Rate Loans”: Loans the rate of interest applicable to which is based upon the Base Rate.
          “Benefitted Lender”: as defined in Section 11.7(a).
          “Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
          “Bookrunners” means Lehman Brothers Inc., Morgan Stanley Senior Funding Inc., Bear, Stearns & Co., Inc., Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., each in its respective capacity as joint bookrunner hereunder.
          “Borrower”: as defined in the preamble to this Agreement.
          “Borrower Credit Agreement Obligations”: as defined in the Guarantee and Collateral Agreement.
          “Borrower Hedge Agreement Obligations”: as defined in the Guarantee and Collateral Agreement.
          “Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

          “Borrower Indenture”: the Existing Senior Note Indenture and any future indentures with respect to Indebtedness for borrowed money of the Borrower or any other Group Member to the extent permitted hereunder.
          “Business”: as defined in Section 5.17(b).
          “Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.
          “Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
          “Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) auction rate securities issued by any domestic corporation or any domestic government instrumentality, in each case rated at least AA by S&P or Fitch Ratings, Ltd. or at least Aa by Moody’s and with interest rates or dividend yields that are re-set not more than 365 days from the date of acquisition thereof; or (h) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

          “Closing Date”: the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied or waived, which date is March 15, 2007.
          “CMRS Assets”: any CMRS System or Franchise Interest owned directly or indirectly by any Person and used in connection with such Person’s CMRS Business.
          “CMRS Business”: the business of owning or operating one or more CMRS Systems and other business directly related thereto.
          “CMRS Entity”: a Person that provides, or is authorized to provide, a commercial mobile radio service as defined in the Communications Act.
          “CMRS System”: a system providing commercial mobile radio service as defined in the Communications Act.
          “Code”: the Internal Revenue Code of 1986, as amended from time to time.
          “Co-Documentation Agent”: as defined in the preamble to this Agreement.
          “Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.
          “Commitment”: as to any Lender, the sum of the Tranche B Term Commitment, the Delayed Draw Term Commitment and the Revolving Commitment of such Lender.
          “Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.
          “Communications Act”: collectively, the Federal Communications Act of 1934, as amended from time to time, the rules and regulations promulgated by the FCC thereunder, the written policies and published orders and decisions of the FCC, the terms and conditions of any FCC License, and court decisions interpreting each of the foregoing, as in effect at any time.
          “Communications Regulatory Authority”: the FCC and each PUC.
          “Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.
          “Conduit Lender”: any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 4.9, 4.10, 4.11 or 11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

          “Confidential Information Memorandum”: the Confidential Information Memorandum with respect to the Facilities dated February 2007 and furnished to the Lenders.
          “Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) customary investment banking fees incurred in connection with acquisitions, divestitures and financing transactions, (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (f) any extraordinary charges or losses determined in accordance with GAAP, (g) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, and (h) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above), all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any twelve-month period (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $5,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $5,000,000.
          “Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).
          “Consolidated Leverage Ratio”: on any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA as of the most recently ended twelve-month period ending on the last day of the most recent fiscal quarter.

          “Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.
          “Consolidated Secured Debt”: all Consolidated Total Debt secured by a Lien on any assets of the Borrower or its Subsidiaries.
          “Consolidated Secured Leverage Ratio”: on any date of determination, the ratio of (a) Consolidated Secured Debt on such date to (b) Consolidated EBITDA as of the most recently ended twelve-month period ending on the last day of the most recent fiscal quarter.
          “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. For purposes of calculating the definitions of “Consolidated Leverage Ratio” and “Consolidated Secured Leverage Ratio”, Consolidated Total Debt, shall not include (i) proceeds in excess of the stated principal amount of the applicable instrument related to such Indebtedness or (ii) the aggregate undrawn amount of letters of credit permitted by Section 8.2(n).
          “Default”: any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Delayed Draw Commitment Fee Rate”: 0.75% per annum.
          “Delayed Draw Commitment Termination Date”: the earlier to occur of (i) the third Delayed Draw Funding Date and (ii) March 15, 2008.
          “Delayed Draw Funding Date”: any date on which the borrowing of Delayed Draw Term Loans is made.
          “Delayed Draw Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Delayed Draw Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Delayed Draw Term Commitment” under such Lender’s name on such Lender’s Addendum, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Delayed Draw Term Commitment is $75,000,000.
          “Delayed Draw Term Facility”: as defined in the definition of “Facility”.
          “Delayed Draw Term Lender”: each Lender that has a Delayed Draw Term Commitment or holds a Delayed Draw Term Loan.
          “Delayed Draw Term Loan”: as defined in Section 2.1(b).

          “Delayed Draw Term Percentage”: as to any Delayed Draw Term Lender at any time, the percentage which such Lender’s Delayed Draw Term Commitment then constitutes of the aggregate Delayed Draw Term Commitments.
          “Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
          “Dollars” and “$”: dollars in lawful currency of the United States.
          “Domestic Subsidiary”: any Subsidiary of Borrower or Holdings organized under the laws of any jurisdiction within the United States.
          “Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
          “Equipment Lease and Switch Sharing Agreements” means the three Equipment Lease Agreements and the three Switch Sharing Agreements between Dobson Operating Co., LLC and the Borrower, and the one Equipment Lease Agreement between Sygnet Communications, Inc. and the Borrower, all dated as of January 1, 2003, which provide for the leasing or sharing of certain telecommunications equipment between the parties thereto, including any amendments or modifications thereto; provided, however, that such amendments or modifications may not adversely affect the Borrower when compared with the provisions in place immediately prior to the time of such amendment.
          “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
          “Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          “Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.
          “Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):
Eurodollar Base Rate
1.00 — Eurocurrency Reserve Requirements
          “Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Event of Default”: any of the events specified in Section 9; provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
          “Excluded Foreign Subsidiary”: any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Borrower Credit Agreement Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.
          “Excluded Indebtedness”: all Indebtedness permitted by clauses (a), (b), (c), (e), (h), (i), (j), (k), (l), (m) and (n) of Section 8.2.
          “Existing Agent”: as defined in the definition of “Existing Credit Agreement”.
          “Existing Credit Agreement”: the Credit Agreement dated as of August 7, 2006, among the Borrower, the lenders from time to time party thereto, the Subsidiary Guarantors, Holdings and Bear Stearns Corporate Lending Inc., as administrative agent (in such capacity, the “Existing Agent”).
          “Existing Indentures”: the Existing Senior Note Indenture and the Existing Senior Subordinated Note Indenture.
          “Existing Senior Note Indenture”: the Indenture, dated as of August 8, 2003, entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Existing Senior Notes, together with all instruments, amendments, modifications, supplements and other agreements entered into by the Borrower or certain of its Subsidiaries in connection therewith.
          “Existing Senior Notes”: the 10.00% notes of the Borrower issued pursuant to the Existing Senior Note Indenture.
          “Existing Senior Notes Tender Offer”: the Offer to Purchase for Cash the Existing Senior Notes and Solicitation of Consents to Proposals by the Borrower, dated February 15, 2007.
          “Existing Senior Subordinated Note Indenture”: the Indenture, dated March 14, 2001, as amended by the First Supplemental Indenture, dated as of August 19, 2003, entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Existing Senior Subordinated Notes, together with all instruments, amendments, modifications, supplements and other agreements entered into by the Borrower or certain of its Subsidiaries in connection therewith.

          “Existing Senior Subordinated Notes”: the 9 1/2% senior subordinated notes of the Borrower issued pursuant to the Existing Senior Subordinated Note Indenture.
          “Facility”: each of (a) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Facility”), (b) the Delayed Draw Term Commitments and the Delayed Draw Term Loans made thereunder (the “Delayed Draw Term Facility”), and (c) the Revolving Commitments and the extensions of credit made thereunder (the “Revolving Facility”).
          “Facilities Increase” as defined in Section 2.4(a) hereof.
          “Facilities Increase Date” as defined in Section 2.4(c) hereof.
          “Facilities Increase Notice”: a notice from the Borrower to the Administrative Agent requesting a Facilities Increase, which may include any proposed term and condition for such proposed Facilities Increase but shall include in any event the amount of such proposed Facilities Increase.
          “Fair Market Value”: (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable security at any date, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Borrower and reasonably approved by the Administrative Agent.
          “FCC”: the Federal Communications Commission and any successor regulatory body.
          “FCC License”: each Authorization which is issued by the FCC from time to time for the Borrower and its Subsidiaries to operate each of the Systems.
          “Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.
          “Foreign Subsidiary”: any Subsidiary of the Borrower that is not a Domestic Subsidiary.
          “Franchise Interest”: any direct or indirect ownership in any Person that is a CMRS Entity.
          “Funding Office”: the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          “GAAP”: generally accepted accounting principles in the United States as in effect from time to time.
          “Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
          “Group Members”: the collective reference to Holdings, the Borrower and its Subsidiaries.
          “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D.
          “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
          “Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors.
          “Hedge Agreements”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.
          “Holdings”: as defined in the preamble to this Agreement.

          “Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire any Capital Stock of such Person (other than any such Capital Stock which has a stated maturity of at least 180 days after the Term Loan Maturity Date and may not be required to be repaid, redeemed, purchased , retired, defeased or otherwise acquired on or prior to such date), in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 8.2 and 9(e) only, all net obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. For purposes of clause (j) above, the principal amount of Indebtedness in respect of Hedge Agreements shall equal the amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.
          “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
          “Insolvent”: pertaining to a condition of Insolvency.
          “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Interest Payment Date”: (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof (if interest is payable on such date) and (e) as to any Swingline Loan, the day that such Loan is required to be paid.

          “Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:
     (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Credit Termination Date or beyond the Term Loan Maturity Date, as the case may be; and
     (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
          “Investments”: as defined in Section 8.8.
          “Issuing Lender”: Any Lender or Affiliate of a Lender that, with the approval of the Administrative Agent and the Borrower, becomes the Issuing Lender as of any date after the Closing Date, by agreeing, pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrower, to be bound by the terms hereof applicable to the Issuing Lender.
          “Joint Lead Arrangers” means Lehman Brothers Inc. and Morgan Stanley Senior Funding Inc., each in its respective capacity as joint lead arranger hereunder.
          “L/C Commitment”: $15,000,000.
          “L/C Fee Payment Date”: the last day of each March, June, September and December and the last day of the Revolving Commitment Period.
          “L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11.
          “L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.
          “Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

          “Letters of Credit”: as defined in Section 3.7(a).
          “Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan”: any loan made by any Lender pursuant to this Agreement.
          “Loan Documents”: this Agreement, the Security Documents and the Notes.
          “Loan Parties”: each Group Member that is a party to a Loan Document.
          “Majority Facility Lenders”: (i) with respect to the Revolving Loans, the holders of more than 50% of the Total Revolving Commitments and Total Revolving Extensions of Credit (or, following any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Extensions of Credit), (ii) with respect to the Tranche B Term Loans, the holders of more than 50% of the Tranche B Term Loans and Tranche B Term Commitments (or, following any termination of the Tranche B Term Commitments, the holders of more than 50% of the Tranche B Term Loans) and (iii) with respect to the Delayed Draw Term Loans, the holders of more than 50% of the Delayed Draw Term Loans and Total Delayed Draw Commitments (or, following any termination of the Delayed Draw Term Commitments, the holders of more than 50% of the Delayed Draw Term Loans); provided, however, that following the termination of the Tranche B Term Commitments and Delayed Draw Term Commitments, the “Majority Facility Lenders” with respect to the Term Loans shall be the holders of more than 50% of the Term Loans.
          “Management Agreement”: the Amended and Restated Management Agreement, dated as of March 13, 2007 between Parent and Borrower, as the same may be amended, otherwise modified or replaced from time to time.
          “Material Adverse Effect”: a material adverse effect on (a) the transactions contemplated by the Loan Documents, (b) the business, assets, property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.
          “Material Agreements”: the Management Agreement, the Borrower Indentures, the Tax Allocation Agreement and the Roaming Agreement.
          “Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
          “Mortgaged Properties”: as defined in Section 7.10(b).
          “Mortgages”: each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

          “Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Cash Proceeds”: (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (provided that following the termination of such reserves proceeds equal to any unused reserves shall be applied in accordance with Section 4.2) and (b) in connection with any incurrence of Indebtedness, the cash proceeds received from such incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
          “Non-Consenting Lender”: as defined in Section 11.1.
          “Non-Excluded Taxes”: as defined in Section 4.10(a).
          “Non-U.S. Lender”: as defined in Section 4.10(d).
          “Notes”: the collective reference to any promissory note evidencing Loans.
          “Obligations”: as defined in the Guarantee and Collateral Agreement.
          “Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Parent”: Dobson Communications Corporation, an Oklahoma corporation.
          “Participant”: as defined in Section 11.6(c).
          “Patriot Act” : the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).
          “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
          “Permitted Acquisition”: any acquisition of all or substantially all of the assets of, or Capital Stock of, a Person, that satisfies each of the following conditions: (a) (i) all transactions related thereto shall be consummated without material contravention of any applicable Requirements of Law and Authorizations, (ii) at least 75% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower or a Loan Party which is a Subsidiary of the Borrower and a Domestic Subsidiary, and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 7.10 shall have been taken, (iii)

such acquisition shall have been approved and recommended by the board of directors or equivalent governing body of the Person to be acquired or from which such assets are to be acquired and such approval and recommendation has not been withdrawn, (iv) immediately before and after giving effect thereto, each material Authorization issued by any Communications Regulatory Authority with respect to any Person or business unit to be acquired in connection with such acquisition shall be in full force and effect, valid, binding, enforceable, and subsisting without any defaults (except defaults which could not reasonably be expected to result in the termination, revocation or non-renewal of such Authorization) thereunder or enforceable materially adverse limitations thereon and shall not be subject to any proceedings or claims (except proceedings or claims which could not reasonably be expected to result in the termination, revocation or non-renewal of such Authorization) opposing the issuance, development, or use thereof or contesting the validity thereof unless the acquiring Person has entered into an agreement with the seller of such Authorization protecting such Person from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions, and from a Person whose credit is, reasonably satisfactory to Administrative Agent, (v) immediately before and after giving effect thereto, the acquiring Person shall be Solvent and the Borrower, on a consolidated basis, shall be Solvent, (vi) immediately after giving effect thereto, the Consolidated Leverage Ratio shall not exceed 6.50 to 1.00, (vii) immediately after giving effect thereto, the Consolidated Secured Leverage Ratio shall not exceed 5.50 to 1.00, (viii) immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and (ix) any acquired entities or business units are in a similar line of business to the Borrower and (b) if the aggregate consideration payable (including any deferred consideration and non-cash consideration, including assumed Indebtedness) for such Permitted Acquisition equals or exceeds $25,000,000, upon the consummation thereof, the Borrower shall deliver to the Administrative Agent (i) a pro forma income statement for the most recently available last four fiscal quarters and pro forma balance sheet for the most recently available fiscal quarter of the Borrower and its Subsidiaries (after giving effect to such acquisition) together with the respective amounts of each such acquired Person’s or business’s actual and contingent liabilities to the extent that such liabilities would be recourse to the Borrower or its Subsidiaries and (ii) an officer’s certificate certifying compliance with each of the requirements under clause (a) above (including the Consolidated Leverage Ratio and Consolidated Secured Leverage Ratio) and containing all information necessary for determining such compliance, together with all relevant financial statements, projections and information, in each case, satisfactory to the Administrative Agent.
          “Permitted Asset Sale”: a Disposition of any property by the Borrower or its Subsidiaries (other than a Disposition permitted by Section 8.5(a), (b), (c), (d) or (e)); provided, that (i) no Default or Event of Default is continuing or would result therefrom, (ii) the Borrower or its applicable Subsidiary, as the case may be, receives consideration at the time of such Disposition at least equal to the Fair Market Value of the property sold or otherwise Disposed of and (iii) at least 75% of the consideration received by the Borrower or such Subsidiary with respect to such Disposition is in the form of cash or Cash Equivalents. For purposes of this definition, each of the following will be deemed to be cash: (a) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Subsidiary from further liability and (b) any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Borrower or such Subsidiary into cash, to the extent of the cash received in that conversion.
          “Permitted Asset Swap”: a Disposition of CMRS Assets owned by the Borrower or any of its Subsidiaries that satisfies each of the following conditions: (i) such Disposition shall be in substantially contemporaneous exchange for the acquisition of other CMRS Assets, (ii) such acquisition of other CMRS Assets shall be a Permitted Acquisition, (iii) immediately prior to and after giving effect to the Disposition of such CMRS Assets and acquisition of other CMRS Assets, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom, (iv) the consideration received for such Disposition shall be at least equal to the Fair Market Value of the CMRS Assets Disposed of and such Disposition does not have any materially adverse tax consequences to any Group Member, (v) the Consolidated Leverage Ratio shall not exceed 6.50 to 1.00, (vi) the Consolidated Secured Leverage Ratio shall not exceed 4.75 to 1.00, (vii) no Default or Event of Default has occurred and is continuing, (viii) any swapped entities or assets are in a similar line of business to the Borrower, (ix) any cash consideration received after giving effect to such Disposition and substantially contemporaneous acquisition shall, in each case be a bona fide means of equalizing the value between the CMRS Assets Disposed of and (x) if the aggregate consideration payable (including any deferred consideration and non-cash consideration, including assumed Indebtedness) for such Permitted Asset Swap equals or exceeds $25,000,000, upon the consummation thereof, the Borrower shall deliver to the Administrative Agent (a) a pro forma income statement for the most recently available last four fiscal quarters and pro forma balance sheet for the most recently available fiscal quarter of the Borrower and its Subsidiaries (after giving effect to such Permitted Asset Swap) together with the respective amounts of each such acquired Person’s or business’s actual and contingent liabilities to the extent that such liabilities would be recourse to the Borrower or its Subsidiaries and (b) an officer’s certificate certifying compliance with each of the foregoing requirements (including the Consolidated Leverage Ratio and Consolidated Secured Leverage Ratio) and containing all information necessary for determining such compliance, together with all relevant financial statements, projections and information, in each case, satisfactory to the Administrative Agent.
          “Permitted Holders”: Dobson Communications Corporation and its Subsidiaries, Dobson CC Limited Partnership and/or Everett R. Dobson.
          “Permitted Payments”: as defined in Section 8.6(c).
          “Permitted Refinancing”: a refinancing, extension or renewal of any Indebtedness of the Borrower or its Subsidiaries (including, without limitation, payment of any prepayment fees, premiums or other fees and expenses incurred in connection therewith); provided, that (i) no Default or Event of Default is continuing or would result therefrom, (ii) in the case of (x) any such unsecured Indebtedness, immediately after giving effect to such refinancing, extension or renewal, such Indebtedness is not secured by a Lien on any assets of the Borrower or its Subsidiaries and (y) any such Indebtedness secured by a Lien, no such Lien is extended to cover any additional property, (iii) other than with respect to any refinancing, extension or renewal of Indebtedness of the type described in Section 8.2(e), immediately after giving effect to such refinancing, extension or renewal, the Consolidated Leverage Ratio shall not exceed 6.50 to 1.00, (iv) such refinancing, extension or renewal is permitted under each Borrower Indenture and Subordinated Debt Agreement, (v) after giving effect to such refinancing, extension or renewal, such Indebtedness has a maturity no less than 180 days after the Term Loan Maturity Date, and (vi) any modifications to the amortization with respect to such Indebtedness shall not result in a shorter weighted average life to maturity than the Indebtedness subject to such refinancing, extension or renewal.
          “Permitted Unsecured Debt”: as defined in Section 8.2(i).
          “Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
          “Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
          “Pledged Stock”: as defined in the Guarantee and Collateral Agreement.
          “Pro Forma Balance Sheet”: as defined in Section 5.1(a).
          “Projections”: as defined in Section 7.2(c).
          “Properties”: as defined in Section 5.17(a).
          “Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
          “PUC”: any state regulatory agency or governmental authority that exercises jurisdiction over the provision of commercial mobile radio services or any services incidental thereto.
          “PUC Authorization”: any Authorization issued by any applicable PUC from time to time that is required for the Borrower and its Subsidiaries to enter into operations of a System.
          “Qualified Counterparty”: with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was (i) a Lender, an Affiliate of a Lender, an Agent or an Affiliate of an Agent or (ii) a Person who has entered into a Specified Hedge Agreement which was arranged by a Lender or an Affiliate of a Lender and an assignee of such Person; provided, that, in the event a counterparty to a Specified Hedge Agreement at the time such Specified Hedge Agreement was entered into was a Qualified Counterparty, such counterparty shall constitute a Qualified Counterparty hereunder and under the other Loan Documents.
          “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.
          “Reference Lender”: Deutsche Bank, New York Office.
          “Refinancing”: means (i) the repayment of the loans and other obligations and termination of commitments outstanding under the Existing Credit Agreement and (ii) the redemption, defeasance or repurchase of not less than 70% of the Existing Senior Notes, including payment of accrued interest, breakage costs, fees and applicable premiums.
          “Refunded Swingline Loans”: as defined in Section 3.4.
          “Refunding Date”: as defined in Section 3.4.
          “Register”: as defined in Section 11.6(b)(iv).
          “Regulation U”: Regulation U of the Board as in effect from time to time.
          “Reimbursement Obligation”: the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.
          “Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitments pursuant to Section 4.2(b) as a result of the delivery of a Reinvestment Notice.
          “Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.
          “Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale subject to Section 4.2(b) or Recovery Event to acquire or repair assets useful in its business.
          “Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the business of the Borrower and its Subsidiaries.
          “Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring eighteen months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to acquire or repair assets useful in its business with all or any portion of the relevant Reinvestment Deferred Amount.
          “Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
          “Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28,         .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
          “Repricing”: as defined in Section 4.1(b).
          “Required Lenders”: at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and the Tranche B Term Loan Commitments then in effect or, if the Tranche B Term Commitments have been terminated, the total Tranche B Term Loans then outstanding, and the Delayed Draw Term Loan Commitments then in effect or, if the Delayed Draw Term Commitments have been terminated, the total Delayed Draw Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          “Required Revolving Lenders”: at any time, the holders of more than 50% of the sum of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.
          “Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including the Communications Act), treaty, rule or regulation or determination of an arbitrator or a court or of the FCC, any PUC or any other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
          “Responsible Officer”: the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

          “Restricted Payments”: (i) dividends, redemptions, repurchases, defeasance, retirement and all distributions with respect to Capital Stock (whether in the form of debt, equity or otherwise); (ii) any prepayment, redemption or repurchase of any Indebtedness (other than (x) the Refinancing to the extent completed on the Closing Date and (y) Indebtedness permitted by clauses (a), (b), (c), (e), (k), (l), (m), (n) and (o) of Section 8.2) and (iii) other payments in respect of Investments (other than transactions expressly permitted by Section 8.8), transactions with Affiliates (other than transactions expressly permitted in Section 8.10)) and Hedge Agreements (other than transactions expressly permitted by Section 8.12).
          “Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” under such Lender’s name on such Lender’s Addendum or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $75,000,000.
          “Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Credit Termination Date.
          “Revolving Commitment Fee Rate”: 0.375% per annum.
          “Revolving Credit Adjustment Date”: as defined in the Revolving Credit Pricing Grid.
          “Revolving Credit Pricing Grid”: the pricing grid attached hereto as Annex A-2.
          “Revolving Credit Termination Date”: March 15, 2012.
          “Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.
          “Revolving Facility”: as defined in the definition of “Facility”.
          “Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.
          “Revolving Loans”: as defined in Section 3.1(a).
          “Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).
          “Roaming Agreement”: the InterCarrier Multi-standard Roaming Agreement by and among Cingular Wireless LLC, Dobson Cellular Systems, Inc. and the Borrower, dated as of August 12, 2005, as amended, supplemented or otherwise modified from time to time.

          “SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
          “Secured Parties”: the collective reference to the Lenders, the Agents, the Qualified Counterparties, the Issuing Lender and the Swingline Lender.
          “Security Documents”: the collective reference to the Guarantee and Collateral Agreement, each Mortgage and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations.
          “Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.
          “Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) ”debt” means liability on a “claim”, and (ii) ”claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
          “Specified Change of Control”: any event constituting a “change of control” (as such term is defined in any Borrower Indenture or other instrument governing the terms of any Group Member Indebtedness or in any certificate of designation or exchange debenture with respect to any Group Member preferred stock or other long-term Indebtedness or preferred stock of any Group Member or any of its Subsidiaries) which causes any Indebtedness of any Group Member in an aggregate principal amount of at least $20,000,000 to be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof).
          “Specified Hedge Agreement”: any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Qualified Counterparty, as counterparty and (b) that has been designated by such Qualified Counterparty (or, in the case of a Hedge Agreement arranged by a Lender or an Affiliate of a Lender, by such Lender or Affiliate of a Lender) and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement; provided, any release of Collateral or Guarantor effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Qualified Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement except to the extent provided in Section 11.1(b)(xi) or Section 11.14.
          “Subordinated Debt”: any unsecured Indebtedness of the Borrower or its Subsidiaries, no part of the principal of which is required to be paid (whether by way of mandatory sinking fund,

mandatory redemption or mandatory prepayment), prior to September 15, 2014 and the payment of principal and interest of which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the Obligations.
          “Subordinated Debt Agreement”: any agreement (including any Borrower Indenture) pursuant to which any Subordinated Debt is issued.
          “Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.
          “Subsidiary Guarantor”: each Subsidiary of the Borrower other than (i) any Excluded Foreign Subsidiary and (ii) Alton CellTelCo Partnership.
          “Swingline Commitment”: the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.
          “Swingline Lender”: Lehman Commercial Paper Inc., in its capacity as the lender of Swingline Loans.
          “Swingline Loans”: as defined in Section 3.3.
          “Swingline Participation Amount”: as defined in Section 3.4.
          “Syndication Agent”: as defined in the preamble to this Agreement.
          “Systems”: each of the CMRS Systems, now owned or hereafter owned, operated or managed by the Borrower and its Subsidiaries.
          “Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties with respect to such taxes or arising from the nonpayment thereof.
          “Tax Allocation Agreement”: the Tax Allocation Agreement effective as of August 19, 2003 between the Parent and the Borrower, as the same may be amended, otherwise modified or replaced from time to time.
          “Term Lenders”: the collective reference to the Tranche B Term Lenders and the Delayed Draw Term Lenders.
          “Term Loans”: the collective reference to the Tranche B Term Loans (including any Tranche B Term Loans made pursuant to any Facilities Increase) and Delayed Draw Term Loans.
          “Term Loan Adjustment Date”: as defined in the Term Loan Pricing Grid.

          “Term Loan Maturity Date”: March 15, 2014.
          “Term Loan Pricing Grid”: the pricing grid attached hereto as Annex A-1.
          “Total Delayed Draw Commitments”: at any time, the aggregate amount of the Delayed Draw Term Commitments then in effect.
          “Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
          “Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
          “Tranche B Commitment Termination Date”: the Closing Date.
          “Tranche B Funding Date”: the Closing Date and any subsequent date on which a borrowing of Tranche B Term Loans is made.
          “Tranche B Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche B Term Commitment” under such Lender’s name on such Lender’s Addendum, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Commitments is $900,000,000.
          “Tranche B Term Facility”: as defined in the definition of “Facility”.
          “Tranche B Term Lender”: each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.
          “Tranche B Term Loan”: as defined in Section 2.1(a).
          “Tranche B Term Percentage”: as to any Tranche B Lender at any time, the percentage which such Lender’s Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments.
          “Transferee”: any Assignee or Participant.
          “Type”: as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.
          “Unasserted Contingent Obligations”: as defined in the Guarantee and Collateral Agreement.
          “United States”: the United States of America.
          “Voting Power”: with respect to any Person, the rights attributable to ownership of the Capital Stock of any class or kind ordinarily to vote for the election of directors, managers or other voting members of the governing body of such Person.
          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.
          (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS
          2.1 Term Commitments. (a) Tranche B Term Loans. Subject to the terms and conditions hereof, each Tranche B Term Lender severally agrees to make a term loan (a “Tranche B Term Loan”) to the Borrower on the Closing Date in an amount corresponding to the amount of the Tranche B Term Commitment of such Tranche B Lender set forth on Schedule I in accordance with Section 2.2(a). The Tranche B Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.
          (b) Delayed Draw Term Loans. Subject to the terms and conditions hereof, on or prior to the Delayed Draw Commitment Termination Date, each Delayed Draw Term Lender severally agrees to make a term loan (a “Delayed Draw Term Loan”) on any Delayed Draw Funding Date in an amount corresponding to the amount of the Delayed Draw Term Commitment of such Delayed Draw Term Lender set forth on Schedule I in accordance with Section 2.2(b); provided, however, that (i) the Borrower shall only be permitted to draw Delayed Draw Term Loans on up to three (3) Delayed Draw Funding Dates prior to the Delayed Draw Commitment Termination Date and (ii) each borrowing under the Delayed Draw Term Commitment shall be in an amount equal to at least $10,000,000 or a whole multiple of $1,000,000 in excess thereof. The Delayed Draw Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 4.3.

          2.2 Procedure for Term Loan Borrowing. (a) Tranche B Term Loans. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the anticipated Tranche B Funding Date in the case of Eurodollar Loans, or (ii) one (1) Business Day prior to the anticipated Tranche B Funding Date in the case of Base Rate Loans) requesting that the Tranche B Term Lenders make the Tranche B Term Loans on such Tranche B Funding Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Lender thereof. Not later than 12:00 Noon, New York City time, on each Tranche B Funding Date each Tranche B Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche B Term Loans to be made by such Lender on such date. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Lenders in immediately available funds.
          (b) Delayed Draw Term Loans. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the anticipated Delayed Draw Funding Date in the case of Eurodollar Loans, or (ii) one (1) Business Day prior to the anticipated Delayed Draw Funding Date in the case of Base Rate Loans) requesting that the Delayed Draw Term Lenders make the Delayed Draw Term Loans on the Delayed Draw Funding Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Delayed Draw Term Lender thereof. Not later than 12:00 Noon, New York City time, on any Delayed Draw Funding Date, each Delayed Draw Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Delayed Draw Term Loans to be made by such Lender on such date. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Delayed Draw Term Lenders in immediately available funds.
          2.3 Repayment of Term Loans. Subject to Section 4.2, the principal balance of the Term Loans of each Term Lender shall be repayable in consecutive quarterly installments on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending June 30, 2007 through December 31, 2013, each such payment to equal 0.25% of (i) the initial aggregate principal amount of all Tranche B Term Loans and (ii) the aggregate amount of the Delayed Draw Term Loans drawn on or prior to the last day of the applicable fiscal quarter, with the remaining balance of the Term Loans payable on the Term Loan Maturity Date.
          2.4 Incremental Facilities. (a) The Borrower may, on one or more occasions, deliver to the Administrative Agent a Facilities Increase Notice to request an increase in the Tranche B Term Facility (a “Facilities Increase”); provided, that (i) no Default or Event of Default is continuing or would result therefrom, (ii) immediately after giving effect to the Facilities Increase (A) the Consolidated Secured Leverage Ratio does not exceed 5.50 to 1.00 and (B) the Consolidated Leverage Ratio does not exceed 6.50 to 1.00 and (iii) the incurrence of Indebtedness under the Facilities Increase is permitted under each Borrower Indenture. Nothing in this Agreement shall be construed to obligate any Lender to negotiate for (whether or not in good faith), solicit, provide or consent to any Facilities Increase in the Tranche B Term Commitments, and any such Facilities Increase may be subject to changes in any term herein.
          (b) The Administrative Agent shall promptly notify each Tranche B Term Lender of the proposed Facilities Increase and of the proposed terms and conditions therefor agreed between the Borrower and the Administrative Agent. Each such Tranche B Term Lender (and each of its Affiliates) may, in its sole discretion, commit to participate in such Facilities Increase by forwarding its commitment to the Administrative Agent therefor in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall allocate, on a pro rata basis, amounts not to exceed for each such Tranche B Term Lender the commitment received from such Lender or Affiliate. If the Administrative Agent does not receive sufficient commitments from existing Tranche B Term Lenders or their Affiliates, the Administrative Agent or any of its Affiliates will use its reasonable efforts to allocate any excess in the proper amount of the Facilities Increase to other prospective Assignees; provided, that any such prospective Assignee is reasonably satisfactory to the Administrative Agent and the Borrower.
          (c) Each Facilities Increase shall become effective after the satisfaction of the conditions precedent set forth in Section 6.2, on a date agreed by the Borrower and the Administrative Agent (a “Facilities Increase Date”). The Administrative Agent shall notify the Lenders and the Borrower, on or before 1:00 p.m. on the Business Day following the Facilities Increase Date of the effectiveness of the Facilities Increase.
          (d) Any Loan made pursuant to any Facilities Increase shall be deemed a Tranche B Term Loan for all purposes hereunder.
SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS
          3.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Revolving Commitment; provided, that no Revolving Loans may be borrowed on the Closing Date. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.
          (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Credit Termination Date.
          3.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans) (provided that any such notice of a borrowing of Base Rate Loans to finance payments required to be made pursuant to Section 3.4 or Section 3.11 may be given not later than 10:00 A.M., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that (x) the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4 and (y) borrowings of Base Rate Loans pursuant to Section 3.11 shall not be subject to the foregoing minimum amounts. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by wire transfer by the Administrative Agent to a bank account designated in writing by the Borrower to the Administrative Agent, with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.
          3.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.
          (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Credit Termination Date.
          3.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by wire transfer of immediately available funds to a bank account designated by the Borrower to the Administrative Agent.
          (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender’s Revolving Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded

Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.
          (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in Section 9(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the “Refunding Date”), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Revolving Lender’s Revolving Percentage multiplied by (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.
          (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.
          (e) Each Revolving Lender’s obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
          3.5 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Revolving Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.
          (b) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Lender a commitment fee for the period from and including the Closing Date to the Delayed Draw Commitment Termination Date, computed at the applicable Delayed Draw Commitment Fee Rate on the average daily amount of the available Delayed Draw Term Commitment of such Delayed Draw Term Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Delayed Draw Commitment Termination Date, commencing on the first of such dates to occur after the date hereof.
          (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.
          3.6 Termination or Reduction of Commitments. (a) Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.
          (b) Delayed Draw Term Commitments. The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Delayed Draw Term Commitments or, from time to time, to reduce the amount of the Delayed Draw Term Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Delayed Draw Term Commitments then in effect.
          3.7 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue letters of credit (“Letters of Credit”) for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Commitments would be less than zero or (iii) there are less than 30 days prior to the Revolving Credit Termination Date. Each Letter of Credit shall (i) be denominated in Dollars, (ii) have a minimum face amount acceptable to the Issuing Lender and (iii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).
          (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
          3.8 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices (which the Issuing Lender shall provide to the Borrower and the Administrative Agent) an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).
          3.9 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit as agreed by the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.
          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.
          3.10 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant’s Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.
          (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, multiplied by (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, multiplied by (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving

Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed by the Administrative Agent or the Issuing Lender, as the case may be, to it.
          3.11 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on the Business Day next succeeding the Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (ii) thereafter, Section 4.5(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.10 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 3.2 of Base Rate Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 3.4 of Swingline Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 3.2 or, if applicable, Section 3.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the Issuing Lender of such drawing under such Letter of Credit.
          3.12 Obligations Absolute. The Borrower’s obligations under Section 3.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person, other than the defense of payment. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.
          3.13 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.
          3.14 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
SECTION 4. GENERAL PROVISIONS APPLICABLE
TO LOANS AND LETTERS OF CREDIT
          4.1 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Any prepayments of the Term Loans pursuant to this Section 4.1 may be applied against remaining scheduled installments (after application of such prepayment to any accrued but unpaid interest, if any) in an order determined by the Borrower. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $500,000 or a whole multiple thereof.
          (b) Applicable Premium. In connection with, and as a condition to any repricing of the Term Loans, including pursuant to a refinancing of all or part of the Facilities with Bank Debt (only to the extent that the “all-in yield” of such Bank Debt is less than the all-in yield for the Term Loans) or pursuant to any amendment to this Agreement or the other Loan Documents effected for the purpose of reducing the effective interest rate applicable to the Term Loans (each a “Repricing”), the Borrower shall pay to the Lenders, in addition to any other amounts then due on the date of such refinancing or Repricing, the Applicable Premium.
          4.2 Mandatory Prepayments. (a) If any Indebtedness shall be issued or incurred by any Group Member (other than Excluded Indebtedness) an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans; provided, that, solely to the extent that such Indebtedness is Bank Debt (only to the extent that the

“all-in yield” of such Bank Debt is less than the all-in yield for the Term Loans), any such prepayment of Term Loans shall be made together with payment of any Applicable Premium thereon.
          (b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale in excess of $1,000,000 or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Loans; provided, that, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans.
          (c) Amounts to be applied in connection with prepayments made pursuant to this Section 4.2 shall be applied, first, to the prepayment of the Term Loans pro rata in the inverse order of maturity and, second, to the prepayment of the Revolving Loans and/or Swingline Loans (but without reduction of the Revolving Commitments). The application of any prepayment pursuant to this Section 4.2 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 4.2 (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.
          4.3 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided, that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
          4.4 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten (10) Eurodollar Tranches shall be outstanding at any one time.

          4.5 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.
          (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.
          (c) (i) If all or a portion of the principal amount or any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to the rate applicable to Term Loans that are Base Rate Loans plus 2%, in each case, from the date of such non-payment until such amount is paid in full (as well after as before judgment).
          (d) Interest with respect to Loans shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.
          4.6 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.
          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).
          4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:
     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or
     (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.
          4.8 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche B Term Percentages, Delayed Draw Term Percentages, or Revolving Percentages, as the case may be, of the relevant Lenders.
          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. Amounts prepaid on account of the Term Loans may not be reborrowed.
          (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.
          (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the immediately preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of such amounts. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.
          (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.
          4.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
     (i) subject to Section 4.10 hereof and without duplication thereof, shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes and Other Taxes covered by Section 4.10 and any net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document);
     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or
     (iii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.
          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be prima facie evidence of such amounts. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          4.10 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, excluding net income Taxes and franchise Taxes (imposed in lieu of net income Taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded Taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.
          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as soon as practicable thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the

Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.
          (d) Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) the number of copies requested by the recipient of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit F and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the reasonable request of the Borrower. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.
          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
          (f) If any Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.10, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
          (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be prima facie evidence of such amounts. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
          4.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding or mitigating the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a).
          4.13 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a), (b) defaults in its obligation to make Loans hereunder or (c) to the extent contemplated by Section 11.1, is a Non-Consenting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 4.9 or 4.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
          4.14 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
          (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.
          (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount.
          4.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall, in any case after the date hereof, make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.
SECTION 5. REPRESENTATIONS AND WARRANTIES
          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:
          5.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2006 (including the notes thereto) (the “Pro Forma Balance Sheet”), has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 2006, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of Borrower and its Subsidiaries as at December 31, 2006, December 31, 2005 and December 31, 2004 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2006 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.
          5.2 No Change. Since December 31, 2006, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
          5.3 Corporate Existence; Compliance with Law; Authorizations. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (e) possesses all Authorizations, franchises, permits, licenses, certificates of compliance, and approvals and grants of authority necessary in the conduct each of its respective businesses, and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof except to the extent that failure to comply with any of the foregoing pursuant to this clause (e) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          5.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Refinancing and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
          5.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law, any Authorization or any Material Agreement of any Group Member (other than, prior to the making of the initial extensions of credit hereunder on the Closing Date, the Existing Senior Note Indenture before giving effect to the amendments thereto contemplated by the Existing Senior Notes Tender Offer; provided, that the Loan Parties hereby further represent and warrant that all such amendments will be effective on and following the Closing Date) and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any Authorization or any such Material Agreement (other than the Liens created by the Security Documents). No Requirement of Law, Authorization or Material Agreement applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.
          5.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
          5.7 No Default; No Material Breach. No Group Member is (i) in default under or with respect to any of its Authorizations or (ii) in material breach of any Material Agreement in any respect, that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
          5.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 8.3.
          5.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted; no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim; and the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.
          5.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.
          5.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
          5.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.
          5.13 ERISA. Neither the Borrower nor any Commonly Controlled Entity, within the last six years, sponsors, maintains or contributes or is obligated to contribute to (i) any Single Employer Plan or (ii) other than the Alaska Electrical Pension Trust Fund, any Multiemployer Plan. Each Single Employer Plan complies in all material respects with the applicable provisions of ERISA and the Code. During the twelve-consecutive-month period prior to the date this representation is made or deemed made, no steps have been taken to terminate any Single Employer Plan, and no contribution failure has occurred with respect to any Single Employer Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Single Employer Plan which could result in the Borrower or any Commonly Controlled Entity incurring any material liability, fine or penalty. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
          5.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.
          5.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule 5.15 sets forth the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.
          5.16 Use of Proceeds. The proceeds of the Loans shall be used (i) for general corporate purposes, (ii) for the Refinancing and the redemption, defeasance or repurchase of the Existing Senior Subordinated Notes, (iii) for Permitted Acquisitions and (iv) to pay fees and expenses in connection with the foregoing and the Facilities.
          5.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;
     (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;
     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;
     (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;
     (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and
     (g) no Group Member has assumed any liability of any other Person under Environmental Laws.
          5.18 Accuracy of Information, etc. The Confidential Information Memorandum, together with all other documents, schedules, certificates or statements furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, but excluding any financial projections and forecasts, did not as of the date of this Agreement, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above were based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan

Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.
          5.19 Security Documents. Each Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. Each Security Document constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined therein), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 8.3).
          5.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations hereunder will be and will continue to be, Solvent.
          5.21 Obligations. The Obligations rank at least pari passu with all senior unsecured Indebtedness of the Borrower.
          5.22 Real Property. Schedule 5.22 lists, as of the Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.
          5.23 FCC and PUC Matters. (a) Set forth on Schedule 5.23 is a complete list, as of the Closing Date, of all FCC Licenses and the expiration date thereof and each such FCC License is owned by the Borrower or one of its Subsidiaries.
          (b) Each of the Borrower and its Subsidiaries has all requisite power and authority, all material FCC Licenses required under the Communications Act, and all material PUC Authorizations to own and operate its properties and to carry on its businesses as now conducted. Each such FCC License and each such PUC Authorization (i) was validly issued to it and is in full force and effect and (ii) is free and clear of any conditions or other restrictions (other than those routinely imposed in conjunction with FCC licenses of similar type). The FCC Licenses and the PUC Authorizations constitute in all material respects all of the Authorizations from any Communications Regulatory Authority necessary for the operation of the Borrower and its Subsidiaries’ business in the same manner as it is presently conducted.
          (c) Each of the Borrower and its Subsidiaries have taken all material actions and performed all of their material obligations that are necessary to maintain each FCC License and each PUC Authorization without adverse modification or impairment and no event has occurred which (i) results in, or after notice or lapse of time or both could reasonably be expected to result in, any revocation, suspension, materially adverse modification, non-renewal or termination, material impairment of value of, or any materially adverse order of forfeiture with respect to, any FCC License or (ii) materially and adversely affects or in the future could reasonably be expected to materially adversely affect any of the rights of the Borrower or any Subsidiary thereof with respect to any FCC License or PUC Authorization.
          (d) None of the Borrower or any of its Subsidiaries (i) is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture, petition to deny, or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless industries generally) which could reasonably be expected to materially threaten or adversely affect the validity or continued effectiveness of its or its Subsidiaries’ FCC Licenses or PUC Authorizations or (ii) has any reason to believe (other than in connection with there being no legal assurance thereof) that any FCC License will not be renewed in the ordinary course. No Communications Regulatory Authority has threatened to terminate or suspend any FCC License or PUC Authorization.
          (e) The Borrower and its Subsidiaries have made all material filings which are required to be filed by it under the Communications Act and are in all material respects in substantial compliance with the Communications Act relating to the operation of each System.
          (f) The Borrower and its Subsidiaries are not in violation of any FCC build-out requirements relating to the FCC Licenses. With respect to each FCC License, as applicable, the Borrower and its Subsidiaries have certified to the FCC that the minimum build-out requirements have been satisfied where applicable law requires such certification. All of the information and data set forth in each such certifications is true, complete and correct in all material respects, and each such build certification has been accepted by the FCC.
          (g) The Borrower and its Subsidiaries have completed all relocation of incumbent point-to-point microwave licensees required to be completed by the Borrower and its Subsidiaries under the FCC’s cost-sharing rules, 47 C.F.R. § 24.239 et seq., and have entered into one or more appropriate relocation agreements in connection therewith. For each and every microwave relocation agreement in respect of the FCC Licenses to which the Borrower or its Subsidiaries are a party, (i) the Borrower and its Subsidiaries have fully completed performance, and (ii) the incumbent microwave licensee has filed with the FCC applications or notifications on Form 601 to relinquish its rights to the microwave path(s) that are the subject of such agreement. The Borrower and its Subsidiaries have timely filed any requisite Prior Coordination Notices with the PCIA Microwave Clearinghouse as to each radio facility they have constructed using the spectrum associated with the FCC Licenses, and as of the date hereof the Borrower and its Subsidiaries have not received any notices for cost-sharing obligations related to the use of spectrum associated with the FCC Licenses which have not already been paid.
          (h) No amounts (including installment payments consisting of principal and/or interest or late payment fees) are due to the FCC or the United States Department of the Treasury in respect of the FCC Licenses, except with respect to amounts that are routinely imposed on FCC licenses of similar type and for which the payment deadline has not yet passed.
          5.24 Permitted Acquisitions. With respect to any Permitted Acquisition (including any Permitted Asset Swap) (a) each acquiring Person has the power and authority under the laws of its state of incorporation or organization and under its articles of incorporation and bylaws, or other organizational documents, as applicable, to enter into and perform the related acquisition agreement to which it is a party and all other agreements, documents, and actions required thereunder; and all actions (corporate or otherwise) necessary or appropriate by such acquiring Person for the execution and performance of such acquisition agreements, and all other documents, agreements, and actions required thereunder, have been taken, and, upon their execution, such acquisition agreements will constitute the valid and binding obligation of each acquiring Person party thereto, enforceable in accordance with their respective terms and (b) the making and performance of the related acquisition agreements, and all other agreements, documents, and actions required thereunder, will not violate any provision of any Requirements of Law and will not violate any provisions of the articles of incorporation, or bylaws, of such acquiring Person, or constitute a default under any agreement by which it or its property may be bound.
          5.25 Borrower Agreements. Schedule 5.25 sets forth all contracts of Borrower and its Subsidiaries (including with respect to the Systems) required to be filed with the SEC and which have not been superseded, expired or terminated as of the Closing Date (the “SEC Agreements”). As of the

Closing Date, there are no failures of any Material Agreement to be in full force and effect which could reasonably be expected have a Material Adverse Effect, and no default or potential default exists on the part of any Group Member thereunder which could reasonably be expected have a Material Adverse Effect.
SECTION 6. CONDITIONS PRECEDENT
          6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
     (a) Credit Agreement; Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) this Agreement, or, if applicable, an Addendum, executed and delivered by each Agent, the Borrower and each Person that is a Lender as of the Closing Date, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and any Guarantor and (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.
     (b) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received the financial statements described in Section 5.1, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum (such receipt and judgment to be evidenced by such Lender’s execution of this Agreement).
     (c) Approvals. All governmental, FCC, PUC and third party approvals (including landlords’ and other consents) and other Authorizations necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.
     (d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 8.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.
     (e) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.
     (f) Closing Certificate. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit H, with appropriate insertions and attachments including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.
     (g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
     (i) the legal opinion of Mayer, Brown, Rowe & Maw LLP, special New York counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit I-1;
     (ii) the legal opinion of Wilkinson Barker & Knauer LLP, FCC counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit I-2; and
     (iii) the legal opinion of McAfee & Taft, special Oklahoma counsel to the Borrower and its Subsidiaries, substantially in the form if Exhibit I-3.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.
     (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the (i) Guarantee and Collateral Agreement, in each case, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (iii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
     (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.
     (j) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower.
     (k) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.
     (l) Refinancing. (i) Pursuant to the Existing Senior Notes Tender Offer, the holders of at least 70% of the outstanding Existing Senior Notes shall have tendered such Existing Senior Notes for purchase by the Borrower, the requisite consents solicited thereunder to effect the amendments to the Existing Senior Note Indenture contemplated thereby shall have been obtained and the Refinancing shall have been consummated pursuant to documentation reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received a payoff letter duly executed and delivered by the Borrower and the Existing Agent or other evidence of such termination in each case in form and substance satisfactory to the Administrative Agent.

     (m) Related Agreements. The Administrative Agent shall have received (in form and substance reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of each Material Agreement.
     (n) Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct on and as of the Closing Date (other than representations and warranties which related solely as of a specific earlier date).
     (o) No Default. No event or circumstance shall have occurred and be continuing which would be a Default or Event of Default on the Closing Date after giving effect to the extensions of credit requested to be made on the Closing Date.
          6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit, any Revolving Loan, any Swingline Loan, any issuance of any Letters of Credit, any Tranche B Term Loan, any Delayed Draw Term Loan or any Facilities Increase, as applicable) is subject to the satisfaction of the following applicable conditions precedent:
     (a) Representations and Warranties. The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than representations and warranties which related solely as of a specific earlier date).
     (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
     (c) Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) that could reasonably be expected to have a Material Adverse Effect.
     (d) No Material Adverse Change. Since the Closing Date, there shall have been no development or event that has had, or could reasonably be expected to have, a Material Adverse Effect.
Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 6.2 have been satisfied.
SECTION 7. AFFIRMATIVE COVENANTS
          Each Loan Party hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each Loan Party shall and, to the extent applicable, shall cause its Subsidiaries to:

          7.1 Financial Statements. Furnish to the Administrative Agent:
     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and
     (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).
          All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
          7.2 Certificates; Other Information. Furnish to the Administrative Agent (or, in the case of clause (g), to the relevant Lender):
     (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
     (b) concurrently with the delivery of any financial statements pursuant to Section 7.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins;
     (c) as soon as available, and in any event no later than March 31 of each fiscal year of the Borrower, a detailed consolidated budget for the current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flows, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable and good faith estimates, information and assumptions;
     (d) if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended, within 45 days after the end of each fiscal quarter of the Borrower (or 90 days, in the case of the last fiscal quarter of any fiscal year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;
     (e) no later than ten (10) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to or under any Borrower Indenture;
     (f) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities (including any Borrower Indenture) or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and
     (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.
          Documents required to be delivered pursuant to 7.1(a) or (b) or Section 7.2(f) to the extent any such documents are included in materials filed with the SEC may be delivered by the Borrower electronically and, if so delivered, shall be deemed to have been delivered on the date on which the Borrower delivers an email notification containing a link to such SEC filings thereto to the Administrative Agent.
          7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (including any taxes) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member.
          7.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all material obligations under Authorizations issued by the FCC, any applicable PUC and other Requirements of Law.
          7.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business and (c) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Borrower and its Subsidiaries to operate their businesses in compliance with applicable Requirements of Law.
          7.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.
          7.7 Notices. Promptly give notice to the Administrative Agent of:
     (a) the occurrence of any Default or Event of Default;
     (b) any (i) breach, termination, default or event of default under any Material Agreement or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
     (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $5,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought and which, if granted, could reasonably be expected to result in a Material Adverse Effect or (iii) which relates to any Loan Document;
     (d) the following events, as soon as possible and in any event within 30 days after any Group Member knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, the institution of any steps by the Borrower or any other Person to terminate any Single Employer Plan, or the failure to make a required contribution to a Single Employer Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA or (ii) the taking of any action by the Borrower or any Commonly Controlled Entity with respect to withdrawal from a Multiemployer Plan under section 4201 of ERISA, or the institution of proceedings or the taking of any action by the PBGC or any Multiemployer Plan with respect to the termination, Reorganization or Insolvency of any such Multiemployer Plan;
     (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect; and
     (f) promptly and in any event within ten days of receipt thereof, copies of all notices and communications received from the FCC, any PUC or any other Governmental Authority which (i) relates to any forfeiture, non-renewal, cancellation, revocation, suspension, impairment or termination of, or any other adverse development with respect to, any FCC License or (to the extent that it is material to the business of the Borrower or any of its Subsidiaries) any other Authorization or (ii) has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          7.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          7.9 Interest Rate Protection. Maintain, within 90 days after the Closing Date, Hedge Agreements to the extent necessary to provide that at least 30% of the aggregate principal amount of all Consolidated Total Debt of the Borrower is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.
          7.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(g) and (z) property acquired by any Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.
          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $3,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 8.3(g) and (y) real property acquired by any Excluded Foreign Subsidiary) (the “Mortgaged Properties”), promptly:
     (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property;
     (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located;
     (iii) If requested by the Administrative Agent, the Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy — 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid;
     (iv) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board;
     (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties;
     (vi) The Administrative Agent shall have received any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and

     (vii) If requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit H, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding Capital Stock (carrying Voting Power) of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent’s security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.
          7.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Secured Party of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
SECTION 8. NEGATIVE COVENANTS
          Each Loan Party hereby jointly and severally agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each Loan Party shall not directly or indirectly, and shall not permit any of its Subsidiaries to:
          8.1 Consolidated Secured Leverage Ratio. Permit, at any time when any Revolving Extension of Credit remains outstanding, the Consolidated Secured Leverage Ratio at such time to exceed (i) on or prior to June 30, 2007, 5.85 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower; (ii) after June 30, 2007, but on or prior to March 31, 2008, 5.75 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower; (iii) after March 31, 2008, but on or prior to December 31, 2008, 5.50 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower; and (iv) after December 31, 2008, 5.25 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower.
          8.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:
     (a) Indebtedness of any Loan Party pursuant to any Loan Document (including pursuant to any Facilities Increase); provided, that immediately after giving effect to any incurrence of principal of such Indebtedness or any other extensions of credit made pursuant to any Loan Document, the Consolidated Secured Leverage Ratio at such time shall not exceed (i) on or prior to June 30, 2008, 5.50 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower, and (ii) after June 30, 2008, 5.00 to 1.00 for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower.
     (b) unsecured Indebtedness arising from intercompany loans of any Subsidiary Guarantor to the Borrower or of the Borrower to any Subsidiary Guarantor;
     (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;
     (d) Indebtedness outstanding on the date hereof and listed on Schedule 8.2(d);
     (e) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens to finance the acquisition, construction or restoration of fixed or capital assets of the Borrower or its Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding;
     (f) (i) Indebtedness of the Borrower in respect of the Existing Senior Subordinated Notes in an aggregate principal amount not to exceed $18,100,000 and (ii) Guarantee Obligations of the Subsidiary Guarantors in respect of such Indebtedness; provided, that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Existing Senior Subordinated Notes;

     (g) (i) Indebtedness of the Borrower in respect of the Existing Senior Notes and (ii) Guarantee Obligations of the Subsidiary Guarantors in respect of such Indebtedness;
     (h) Hedge Agreements permitted under Section 8.12;
     (i) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries; provided, that (i) no Default or Event of Default is continuing or would result from the incurrence thereof, (ii) the Consolidated Leverage Ratio shall not exceed 6.50 to 1.00 (immediately after giving effect to the incurrence thereof) and (iii) such Indebtedness has a maturity no less than 180 days after the Term Loan Maturity Date (any such Indebtedness permitted by this subsection (i) “Permitted Unsecured Debt”);
     (j) Indebtedness constituting a Permitted Refinancing of other Indebtedness permitted hereby;
     (k) performance bonds, surety bonds and appeal bonds required in the ordinary course of business or in connection with judgments that do not result in a Default or Event of Default;
     (l) Indebtedness arising from customary agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the dispositions permitted by Section 8.5 or purchase of assets in the ordinary course of business;
     (m) Indebtedness in respect of workers’ compensation claims, self-insurance obligations and bankers’ acceptances, performance and surety bonds related thereto and in the ordinary course of business;
     (n) Indebtedness arising under letters of credit issued on behalf of Group Members in an aggregate face amount not to exceed $1,000,000; and
     (o) other Indebtedness in an aggregate principal amount outstanding not to exceed $10,000,000 at any time.
          8.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:
     (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings; provided, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;
     (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
     (f) Liens in existence on the date hereof listed on Schedule 8.3(f), securing Indebtedness permitted by Section 8.2(d) and renewals and extensions thereof in connection with a refinancing of the Indebtedness secured thereby; provided, that no such Lien is extended to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;
     (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(e) to finance the acquisition of fixed or capital assets and renewals and extensions thereof in connection with a refinancing thereof; provided, that (i) such Liens shall be created within 120 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased pursuant to any such refinancing;
     (h) Liens created pursuant to the Security Documents;
     (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;
     (j) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any Subsidiary in connection with a Permitted Acquisition or Permitted Asset Swap; provided, that (i) such Liens were in existence prior to the contemplation of such merger or consolidation (and not incurred in contemplation thereof), (ii) do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or the applicable Subsidiary and (iii) any Indebtedness secured by such Liens is permitted by Section 8.2;
     (k) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Borrower or any Subsidiary in a transaction not prohibited by this Agreement; provided, that (i) such Liens were in existence prior to such acquisition (and not incurred in contemplation thereof) and (ii) any Indebtedness secured by such Liens is permitted by Section 8.2;
     (l) Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;
     (m) Liens arising under leases and subleases of real property (to the extent such agreements do not constitute a Material Agreement) in the ordinary course of business;
     (n) consignments of inventory in the ordinary course of business;
     (o) assignments of past due receivables solely for the purpose of collection;
     (p) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate Fair Market

Value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time;
     (q) judgment Liens so long as the related judgment does not constitute an Event of Default; and
     (r) Liens arising in connection with the cash collateralization of letters of credit to the extent permitted by Section 8.2(n).
          8.4 Fundamental Changes. Enter into any merger, consolidation, joint venture or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:
     (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided, that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided, that (i) a Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) or simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the provisions of Section 7.10 shall be satisfied in connection therewith);
     (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;
     (c) any Subsidiary of the Borrower may merge with another Person (other than Holdings) to effect a transaction permitted under Section 8.8(e); and
     (d) transactions permitted under Section 8.5 shall be permitted.
          8.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:
     (a) the Disposition of obsolete or worn out property in the ordinary course of business;
     (b) the sale of inventory in the ordinary course of business;
     (c) Dispositions permitted by Section 8.4(b);
     (d) the sale or issuance of (i) any Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor, (ii) the Borrower’s Capital Stock to Holdings or (iii) the Capital Stock of Holdings to the Parent;
     (e) Dispositions of assets which are Permitted Asset Swaps to the extent permitted by Section 8.8(e);
     (f) Dispositions of assets which are Permitted Asset Sales; and
     (g) Dispositions of Cash Equivalents to the extent not prohibited by any Loan Document.

          8.6 Restricted Payments. No Group Member shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:
     (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor including dividends and distributions declared and paid on the Capital Stock of the Borrower or any of its Subsidiaries;
     (b) (i) the Borrower may pay dividends or other payments to Holdings to permit Holdings to pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group and (ii) Holdings may pay dividends in common stock on the Capital Stock of Holdings to the Parent;
     (c) the Borrower may make payments (“Permitted Payments”) not exceeding an amount equal to the sum of (i) $50,000,000 plus (ii) 100% of Consolidated EBITDA of the Borrower since July 1, 2006 (less an amount equal to Consolidated Interest Expense of the Borrower since July 1, 2006 multiplied by 1.4) plus (iii) 100% of the cash equity contributions for sales of Capital Stock; provided, that (A) no Default or Event of Default is continuing or would result therefrom, (B) the Consolidated Leverage Ratio does not exceed 6.50 to 1.00 (before (solely with respect to any such Permitted Payment that does not constitute a payment with respect to Indebtedness) and after giving effect to such Permitted Payment) and (C) such payment is otherwise permitted by the Borrower Indentures and any Subordinated Debt Agreements;
     (d) any Restricted Payment made in connection with a Permitted Refinancing;
     (e) any Restricted Payment made in connection with the repurchase, redemption or defeasance of outstanding amounts of the Existing Senior Notes or the Existing Senior Subordinated Notes as of the Closing Date after giving effect to the Refinancing; and
     (f) any Restricted Payment made in connection with the repurchase, redemption or defeasance of outstanding amounts of unsecured Indebtedness permitted by Section 8.2 (i) or (j) and incurred for the purpose of refinancing the Existing Senior Notes, in an aggregate amount not to exceed $150,000,000; provided, that (i) no Default or Event of Default is continuing or would result therefrom and (ii) immediately before and after making any such Restricted Payment pursuant to this clause (f), (x) the Consolidated Secured Leverage Ratio shall not exceed 5.50 to 1.00 and (y) the Consolidated Leverage Ratio shall not exceed 6.50 to 1.00.
          8.7 [Intentionally Omitted]
          8.8 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:
     (a) extensions of trade credit in the ordinary course of business;
     (b) Investments in Cash Equivalents (including in securities accounts and deposit accounts of any Loan Party);
     (c) Guarantee Obligations to the extent permitted by Section 8.2;

     (d) loans and advances to employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $1,000,000 at any one time outstanding;
     (e) Permitted Acquisitions and Permitted Asset Swaps;
     (f) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;
     (g) Investments in securities of account debtors of a Group Member received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors or in connection with the workout of any obligations of such account debtors;
     (h) Hedge Agreements permitted by Section 8.12;
     (i) intercompany Investments by any Group Member in the Borrower or any other Loan Party;
     (j) non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the sale of property permitted by this Agreement;
     (k) Investments made with Permitted Payments; and
     (l) intercompany loans to the extent permitted by Section 8.2(b).
          8.9 Optional Payments and Modifications of Certain Debt Instruments. (a) Except pursuant to (i) Permitted Refinancings to the extent permitted by Section 8.2(j), (ii) Permitted Payments to the extent permitted by Section 8.6(c) or (iii) Restricted Payments to the extent permitted by Sections 8.6(e) and (f), make or offer to make any optional or voluntary payment, prepayment (including mandatory prepayment), repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness of any Group Member (other than Indebtedness permitted by Section 8.2(a), (b), (e) and (h) (to the extent such prepayment, repurchase or repurchase is in connection with a Permitted Refinancing), (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Borrower Indenture or any Subordinated Debt (other than (x) amendments to the Existing Senior Note Indenture contemplated by the Existing Senior Notes Tender Offer and (y) any such amendment, modification, waiver or other change that would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon; provided, that (in the case of this clause (y)), any consent fee paid in connection therewith is on customary market terms) or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of Capital Stock of any Group Member that is preferred stock (other than any such amendment, modification, waiver or other change that would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon; provided, that, any consent fee paid in connection therewith is on customary market terms).
          8.10 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member and (c) upon fair and reasonable terms no less favorable to the relevant Group Member, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may pay to the Parent fees and expenses pursuant to the Management Agreement, the Equipment Lease and Switch Sharing Agreements and the Tax Allocation Agreement.
          8.11 [Intentionally Omitted]
          8.12 Hedge Agreements. Enter into any Hedge Agreement, except Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock).
          8.13 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.
          8.14 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits, limits or imposes any condition upon the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents or any refinancing thereof other than (a) this Agreement and the other Loan Documents, (b) provisions existing at the date hereof contained in the Existing Indentures and in any refinancing of the foregoing or in any other Borrower Indentures (to the extent permitted by this Agreement) after the Closing Date which do not contain more restrictive provisions than those applicable to the Existing Indentures prior to the Closing Date and (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).
          8.15 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) the Existing Indentures and any Permitted Refinancing thereof or any other Borrower Indenture containing terms no more restrictive than those in the Existing Indentures prior to the Closing Date, (iv) customary non-assignment provisions of any contracts and licenses and restrictions in leases restricting subletting, (v) customary net worth provisions contained in leases and other agreements entered into by the Borrower or a Subsidiary in the ordinary course of business, (vi) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business, (vii) purchase money obligations and Capital Lease Obligations that impose restrictions on the property purchased or leased, (viii) provisions limiting the disposition or distribution of assets or property in asset sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements and (ix) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

          8.16 Lines of Business. (a) Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
          (b) Holdings shall not engage in any business, operations or activity, hold any property, or incur any obligations or Indebtedness, other than (i) holding Capital Stock of the Borrower, (ii) issuing, selling and redeeming its own Capital Stock, (iii) liabilities incident to its ownership of the Borrower, (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Capital Stock and (vi) receiving, and holding proceeds of, Restricted Payments from the Borrower and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 8.6.
          8.17 Amendments to Material Agreements. Amend, supplement, terminate or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any Material Agreement in a manner that could reasonably be expected to have a Material Adverse Effect or, in the case of the Management Agreement, in a manner that materially increases the obligations of the Borrower or any other Group Member thereunder; provided, however, that the Borrower may amend, supplement or otherwise modify the Roaming Agreement, notwithstanding the foregoing restriction; provided that a copy of a resolution approved by the board of directors of the Borrower and certified by the secretary of the Borrower, that such amendment, supplement or modification is in the best economic interests of the Borrower under the circumstances, has been provided to the Administrative Agent.
          8.18 Use of Proceeds. Use any proceeds from the Loans made hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”
SECTION 9. EVENTS OF DEFAULT
          If any of the following events shall occur and be continuing:
     (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or
     (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or
     (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 7.4(a) (with respect to the Borrower only), Section 7.7(a) or Section 8 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; provided that the exercise of remedies with respect to each Facility as a result of the occurrence of an Event of Default with respect to Section 8.1 shall be subject to the provisions set forth below and provided, further, that any Event of Default with respect to Section 8.1 may be waived from time to time with the written consent of the Required Revolving Lenders pursuant to Section 11.1; or
     (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or
     (e) any Group Member (i) defaults in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) defaults in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) defaults in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement (including any Borrower Indenture or Subordinated Debt Agreement) evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, that a default, event or condition described in clause (i), (ii), (iii) or (iv) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii), (iii) or (iv) of this paragraph (e) shall have occurred and be continuing with respect to the Existing Senior Notes or any other Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or
     (f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (iv) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
     (h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
     (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or
     (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or
     (k) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a Permitted Holder, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Power of the Parent on a fully diluted basis; (ii) the individuals who on the Closing Date constituted the Board of Directors of the Parent, together with any new directors whose election by the Board of Directors of the Parent or whose nomination for election by the Parent’s stockholders was approved by a vote of at least a majority of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of such Board of Directors then in such office; or
     (l) (i) Parent shall fail to own 100% of the Capital Stock of Holdings or (ii) Holdings shall fail to own 100% of the Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or
     (m) any Specified Change of Control shall occur; or
     (n) any Authorization necessary for the ownership or operations of the Borrower or any Subsidiary of the Borrower (including any FCC License) shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Person; (ii) any Authorization necessary for the ownership or operations of the Borrower or any Subsidiary of the Borrower shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside, (iii) the Borrower or any Subsidiary of the Borrower is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for 30 days after the applicable entity has received notice thereof; or (iv) any Governmental Authority shall make any other adverse determination which, in each case has, or could reasonably be expected to have, a Material Adverse Effect;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, (subject as provided below) either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided, however, that (notwithstanding the foregoing) if an Event of Default shall have occurred and be continuing with respect to Section 8.1 then the foregoing actions may be taken (x) with respect to the Revolving Facility by the Administrative Agent or at the request of the Required Revolving Lenders and (y) with respect to the Tranche B Term Facility and the Delayed Draw Term Facility only if (I) such Event of Default shall be continuing for a period of at least 30 days, or (II) the Revolving Loans shall have been declared due and payable and/or the Revolving Commitments shall have been terminated pursuant to clause (x) above. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents and any Specified Hedge Agreements. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents and any Specified Hedge Agreements shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 10. THE AGENTS
          10.1 Appointment. Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party) under this Agreement and the other Loan Documents, and each such Lender (and, if applicable, each other Secured Party) irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.
          10.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
          10.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or any Specified Hedge Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or any Specified Hedge Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any Specified Hedge Agreement or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or any Specified Hedge Agreement, or to inspect the properties, books or records of any Loan Party.
          10.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.
          10.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Secured Parties.
          10.6 Non-Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement or any Specified Hedge Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents or any Specified Hedge Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
          10.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents, any Specified Hedge Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
          10.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.
          10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
          10.10 Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.
          10.11 The Bookrunners and Arrangers. The Bookrunners and Joint Lead Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.
SECTION 11. MISCELLANEOUS
          11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,

     (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or
     (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:
     (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date or reduce the amount of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility, and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, increase the amount or extend the expiration date of any Lender’s Commitment or reduce, or limit the application of, the Applicable Premium, in each case without the written consent of each Lender directly affected thereby;
     (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender;
     (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee and Collateral Agreement (other than in connection with a Permitted Asset Sale or a Permitted Asset Swap), in each case without the written consent of all Lenders;
     (iv) amend, modify or waive any condition precedent to any extension of credit set forth in Section 6.2 (including in connection with any waiver of an existing Default or Event of Default) without the written consent of the applicable Majority Facility Lenders with respect to the applicable Facility;
     (v) amend, modify or waive any provision of Section 4.8 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby;
     (vi) reduce the amount of Net Cash Proceeds required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility;
     (vii) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

     (viii) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby;
     (ix) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of the Swingline Lender;
     (x) amend, modify or waive any provision of Sections 3.7 to 3.14 without the written consent of each Issuing Lender hereunder; or
     (xi) amend, modify or waive (A) any Loan Document so as to alter the ratable treatment of the Borrower Hedge Agreement Obligations and the Borrower Credit Agreement Obligations or (B) the definition of “Qualified Counterparty”, “Specified Hedge Agreement”, “Secured Parties”, “Obligations”, “Borrower Obligations” or “Borrower Hedge Agreement Obligations”, in each case, in a manner adverse to any Qualified Counterparty with Obligations then outstanding without the written consent of any such Qualified Counterparty (or, in the case of a Specified Hedge Agreement arranged by a Lender or an Affiliate of a Lender, such Lender or Affiliate of a Lender). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement (including in connection with a Facilities Increase) and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.
          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Tranche B Term Loans or all outstanding Delayed Draw Term Loans (“Refinanced Term Loans”) with a replacement “B” or “Delayed Draw” term loan tranche hereunder (“Replacement Term Loans”), provided, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

          In addition, notwithstanding the foregoing, Section 8.1 and related definitions may be amended, waived or otherwise modified with the written consent of the Required Revolving Lenders, the Administrative Agent and the Borrower.
          If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders (including all Lenders under a single Facility), the consent of the Required Lenders (or Majority Facility Lenders, as the case may be) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or a Person reasonably acceptable to the Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Term Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Term Loans and any outstanding Revolving Loans held by such Non-Consenting Lenders and all accrued interest and fees with respect thereto through the date of sale (together with any Applicable Premium), such purchase and sale to be consummated pursuant to an executed Assignment and Assumption. In addition to the foregoing, the Borrower may replace any Non-Consenting Lender pursuant to Section 4.13.
          11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	American Cellular Corporation 14201 Wireless Way Oklahoma City, OK 73134 Attention: General Counsel Telecopy: (405) 529-8376 Telephone: (405) 529-8500

with a copy to:	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, IL 60606 Attention: John Lawlor, Esq. Telecopy: (405) 235-0439 Telephone: (405) 235-9621

The Administrative Agent:	Lehman Commercial Paper Inc.
c/o Lehman Brothers
Loan Portfolio Group
745 Seventh Avenue, 5th Floor
New York, NY 10019
Attention: Frank Turner
Telecopy: (646) 834-4997
Telephone: (212) 526-1463
Email: lpgloans@lehman.com

with a copy to:	Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Morgan Bale
Telecopy: (212) 310-8007
Telephone: (212) 310-8000
provided, that any notice, request or demand to or upon any Agent, the Issuing Lender or the Lenders shall not be effective until received.
          Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.
          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
          11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
          11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse each Lender and Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to such Agent, (c) subject to Section 4.10 hereof and without duplication thereof, to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents (regardless of whether any Loan Party is or is not a party to any such actions or suits) and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 11.5 shall be submitted to the Borrower as provided in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.
          11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrower, provided, that no consent of the Borrower shall be required for an (x) assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person, (y) any assignment by the Administrative Agent (or its affiliates) or (z) any assignment of funded Term Loans;
     (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for (x) an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment,(y) any assignment by the Administrative Agent (or its affiliates) or (z) any assignment of Term Loans; and

     (C) in the case of any assignment of a Revolving Commitment, each Issuing Lender hereunder and the Swingline Lender.
(ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of the Tranche B Term Facility or the Delayed Draw Term Facility, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;
     (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and
     (D) in the case of an assignment to a related CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and (2) directly affects such CLO.
          For the purposes of this Section 11.6, the terms “Approved Fund” and “CLO” have the following meanings:
          “Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.
          “CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5; provided, however, in the case of Section 4.10, a Lender shall only be entitled to such benefits with respect to payments made prior to such Assignment and Assumption). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
     (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 11.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender, provided such Participant shall be subject to Section 11.7(a) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 4.10 unless such Participant complies with Section 4.10(d) or 4.10(e), and the Lender (in the case of a Participant complying with Section 4.10(d)) must submit a Form W-8IMY.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
          (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
          (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
          11.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
          11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
          11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          11.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.
          11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          11.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          11.13 Acknowledgments. The Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;
     (b) no Agent or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.
          11.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 11.1) to (i) take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (A) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (B) under the circumstances described in paragraph (b) below and (ii) to subordinate any Lien of the Administrative Agent to Liens permitted by Section 8.3(g).
          (b) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Unasserted Contingent Obligations and obligations under or in respect of Hedge Agreements) shall have been paid in full, the Commitments have been terminated and each outstanding Letter of Credit shall be terminated or cash collateralized in a manner satisfactory to the Administrative Agent and the net termination liability under or in respect of Specified Hedge Agreements at such time shall have been paid in full, or secured by a collateral arrangement satisfactory to the Qualified Counterparty (or, in the case of a Specified Hedge Agreement arranged by a Lender or an Affiliate of a Lender, to such Lender or Affiliate of a Lender) in its sole discretion, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.
          11.15 Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.
          11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          11.17 Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.
          11.18 Patriot Act. Each Lender subject to the Patriot Act hereby notifies the Borrower that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, including the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

AMERICAN CELLULAR CORPORATION, as Borrower

By:

Name:
Title:

ACC HOLDINGS, LLC, as Guarantor

By:	Dobson Communications Corporation, its sole
member

By:

Name:
Title:

ACC LEASE CO., LLC, as Subsidiary Guarantor

By:

Name:
Title:

HIGHLAND CELLULAR, LLC, as Subsidiary Guarantor

By:

Name:
Title:
Signature Page To The Credit Agreement

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent and Lender

By:

Name:
Title:
Signature Page To The Credit Agreement

Annex A-1
TERM LOAN PRICING GRID

		Term Loans
		Applicable Margin	Applicable Margin
Pricing Level	Corporate Credit Rating	for Eurodollar Loans	for Base Rate Loans
Pricing Level I	B1 or better by Moody’s and B+ or better by S&P	1.75%	0.75%
Pricing Level II	Worse than B1 by Moody’s or worse than B+ by S&P	2.00%	1.00%
The Applicable Margin for Term Loans shall be adjusted, on and after each Term Loan Adjustment Date (as defined below) occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, based on changes to (a) the Borrower’s (or, in the event that no such rating is available for the Borrower, the Parent’s) corporate credit rating from S&P and (b) the Borrower’s (or, in the event that no such rating is available for the Borrower, the Parent’s) corporate credit rating from Moody’s, with each such adjustment to become effective on the date (the “Term Loan Adjustment Date”) on which such change in the Borrower’s (or, in the event that no such rating is available for the Borrower, the Parent’s) corporate credit rating is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to Section 7.7 hereof or otherwise. Each change in the Applicable Margin shall apply during the period commencing on the Term Loan Adjustment Date and ending on the date immediately preceding the next Term Loan Adjustment Date. If, at any time, neither S&P nor Moody’s makes available any credit rating to the Borrower or the Parent, the highest rate set forth in each column of the Term Loan Pricing Grid shall apply.
If the rating system of S&P or Moody’s shall change, or if either such rating agency (including any successor to its rating agency business) shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this Annex A-1 to reflect such changed rating system or the unavailability of ratings from such rating agency (including any successor to its rating agency business) and, pending the effectiveness of any such amendment, the Applicable Margin for Term Loans shall be determined using the S&P or Moody’s credit rating, as the case may be, most recently in effect prior to such change or cessation.

Annex A-2
REVOLVING CREDIT PRICING GRID

	Revolving Loans and Swingline Loans
	Applicable Margin	Applicable Margin for
Pricing Level	for Eurodollar Loans	Base Rate Loans
Pricing Level I	2.00%	1.00%
Pricing Level II	1.75%	0.75%
Pricing Level III	1.50%	0.50%
The Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted, on and after each Revolving Credit Adjustment Date (as defined below) occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, based on changes in the Consolidated Leverage Ratio, with each such adjustment to become effective on the date (the “Revolving Credit Adjustment Date”) that is three (3) Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Revolving Credit Pricing Grid shall apply. On each Revolving Credit Adjustment Date, the Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Revolving Credit Adjustment Date from the financial statements relating to such Revolving Credit Adjustment Date.
          As used herein, the following rules shall govern the determination of Pricing Levels on each Revolving Credit Adjustment Date:
          “Pricing Level I” shall exist on any Revolving Credit Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to 5.00 to 1.00.
          “Pricing Level II” shall exist on any Revolving Credit Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 5.00 to 1.00 but greater than or equal to 4.00 to 1.00.
          “Pricing Level III” shall exist on any Revolving Credit Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 4.00 to 1.00.

SCHEDULE 5.4
Consents, Authorizations, Filings and Notices
A.	Holdings

Two Forms UCC1 naming Holdings as debtor and the Administrative Agent as secured party, to be filed with the office of the county clerk of Oklahoma County, Oklahoma, copies of which are attached hereto as Exhibit A-1.

B.	Borrower

Two Forms UCC1 naming the Borrower as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of Delaware, copies of which are attached hereto as Exhibit A-2.

C.	ACC Lease Co., LLC

Two Forms UCC1 naming ACC Lease Co., LLC as debtor and the Administrative Agent as secured party, to be filed with the office of the county clerk of Oklahoma County, Oklahoma, copies of which are attached hereto as Exhibit A-3.

D.	Highland Cellular, LLC

Two forms UCC1 naming Highland Cellular, LLC as debtor and the Administrative Agent as secured party, to be filed with the Secretary of State of Delaware, copies of which are attached hereto as Exhibit A-4.

E.	Exercise of Certain Rights in the Event of an Event of Default

The exercise of certain rights under the Loan Documents in the event of an Event of Default may require prior approval or, or notice to, the FCC or state PUCs.

SCHEDULE 5.15
Subsidiaries

		Jurisdiction of
	Name of Subsidiary	Organization	% Ownership
1.	American Cellular Corporation	Delaware	100%
2.	ACC Lease Co., LLC	Oklahoma	100%
3.	Alton CellTel Co. Partnership, an Illinois General Partnership	Illinois	87%
4.	Highland Cellular, LLC	Delaware	100%
5.	Highland PCS, LLC	Delaware	100%

SCHEDULE 5.22
Real Property
Cell Site Locations

	Address	City	State	Zip Code	Own/Lease
1.	20800 South 520 Road	Afton	OK	74331	Leased

2.	16551 S. 55 Road	Miami	OK	74354	Leased

3.	Rt 1 Box 74	Chanute	KS	66720	Leased

4.	27778 S. Jennifer Road	Park Hill	OK	74451	Leased

5.	RT. 2, Box 80	Baron	OK	74965	Leased

6.	520 Margaritaville	Bartlesville	OK	74003	Leased

7.	502 N. Madison	Bartlesville	OK	74006	Leased

8.	7510 International Court	Bartlesville	OK	74003	Leased

9.	101 East Don Tyler	Dewey	OK	74029	Leased

10.	Rt. 1. Box 524	Nowata	OK	74048	Leased

11.	Route 2	Benedict	KS	66736	Leased

12.	27235 S 4460 Road	Vinta	OK	74301	Leased

13.	24501 S. Hwy. 125	Fairland	OK	74343	Leased

14.	32759 S. 4360 Road	Big Cabin	OK	74332	Leased

15.	25015 East Cobbs Corner Road	Tahlequah	OK	74464	Leased

16.	Rt. 1 Box 85	Buffalo	KS	66717	Leased

17.	1372 Highway 166	Caney	KS	67333	Leased

18.	1606 Highway 75	Caney	KS	67333	Leased

19.	450 US Highway 166	Cedarvale	KS	67024	Leased

20.	East side of Highway 99 (5.5 miles N of Sedan)	Sedan	KS	67361	Leased

21.	Rt 4	Chautauqua	KS	67334	Leased

	Address	City	State	Zip Code	Own/Lease
22.	22232 Coffee Hollow Road	Tahlequah	OK	74464	Leased

23.	245 S. 5300 Street	Cherryvale	KS	67335	Leased

24.	E0306 Road (near Cleora)	Afton	OK	74331	Leased

25.	814 Spring Street	Coffeyville	KS	67337	Leased

26.	Rt 1	Liberty	KS	67351	Leased

27.	2245 N. Cline Rd.	Coffeyville	KS	67337	Leased

28.	3950-B CR 2000	Coffeyville	KS	67337	Leased

29.	620 N. Mickey Mantle Blvd.	Commerce	OK	74339	Leased

30.	19903 W. 929 Road	Cookson	OK	74427	Leased

31.	RT 100 & Bunch Road	Stilwell	OK	74960	Leased

32.	7440 US Hwy. 75 North	Copan	OK	74022	Leased

33.	397180 West 300 Road	Copan	OK	74022	Leased

34.	11460 US Hwy. 75 North	Dewey	OK	74029	Leased

35.	27227 E. 862 Road	Welling	OK	74471	Leased

36.	EW 16 Road & Elm Street	Delaware	OK	74471	Leased

37.	4.4 miles se of Bartlesville	Bartlesville	OK	74006	Leased

38.	5068 CR 1700	Elk City	KS	67344	Leased

39.	Hwy. 169 / EW 06 Road	South Coffeyville	OK	74072	Leased

40.	Crossroads West 50 Road and Hwy. 10	Colcord	OK	74338	Leased

41.	58695 E. 190 Road	Fairland	OK	74343	Leased

42.	RT 59 & D4559	Colcord	OK	74338	Leased

43.	Cherokee TP & 4590	Kansas	OK	74347	Leased

44.	25456 S 450 Road	Tahlequah	OK	74464	Leased

45.	North Home Ave.	Bartlesville	OK	74003	Leased

46.	1001 S. 15th Street	Fredonia	KS	66736	Leased

	Address	City	State	Zip Code	Own/Lease
47.	14022 W. Killebrew Road	Hulbert	OK	74441	Leased

48.	61706 East 280	Grove	OK	74344	Leased

49.	13th & Shundi	Grove	OK	74344	Leased

50.	64491 E 222 Road	Wyandotte	OK	74370	Leased

51.	61951 DO349 Road	Grove	OK	74344	Leased

52.	21717 S. 4270 Road	Vinita	OK	74301	Leased

53.	1776 Silver Lake Road	Bartlesville	OK	74003	Leased

54.	Peckerwood Hill Road	Hulbert	OK	74441	Leased

55.	2723 W 4200 Street	Independence	KS	67301	Leased

56.	200 Arco Place	Independence	KS	67301	Leased

57.	N 21st Street	Independence	KS	67301	Leased

58.	3.4 mi South Hwy 59 & 20 Jct Lake	Jay	OK	74346	Leased
	Eucha Boat Basin

59.	1723 N. Main	Jay	OK	74346	Leased

60.	3105 S 690 Road	Quapaw	OK	74363	Leased

61.	D4500 Road near Hwy. 412	Rose	OK	74364	Leased

62.	Sunshine Street	Kansas	OK	74347	Leased

63.	N4495 & SR 85	Afton	OK	74331	Leased

64.	24318 S. 500 Road	Tahlequah	OK	74464	Leased

65.	Route 3	Lafontaine	KS	66736	Leased

66.	SR 400 Box 15T	Coyville	KS	66727	Leased

67.	End of E0100 Road	Lenapah	OK	74042	Leased

68.	CR 424	Lenapah	OK	74042	Leased

69.	3.2 km East of Liberty	Liberty	KS	67351	Leased

70.	424 South Detroit	Tulsa	OK	74120	Leased

71.	424 South Detroit	Tulsa	OK	74120	Leased

	Address	City	State	Zip Code	Own/Lease
72.	58501 E80 Rd.	Miami	OK	74354	Leased

73.	413 D Street NE	Miami	OK	74354	Leased

74.	4750 S. 665 Rd.	Quapaw	OK	74363	Leased

75.	6351 South 620 Road	Miami	OK	74363	Leased

76.	3921 CR 3403	Montgomery	KS	67301	Leased

77.	13236 Hwy. 10	Tahlequah	OK	74464	Leased

78.	1900 North Street	Muskogee	OK	74401	Leased

79.	1st Street SW (end of road)	Miami	OK	74354	Leased

80.	Little Bear Mound Trail	Neodesha	KS	66757	Leased

81.	620 Road 27	Peru	KS	67360	Leased

82.	2084 Hwy. 99	Cedar Vale	KS	67024	Leased

83.	N4160 & US 60	Nowata	OK	74048	Leased

84.	2.5 miles W of Hwy. 169	Nowata	OK	74048	Leased

85.	397350 W 3200 Road	Ochelata	OK	74051	Leased

86.	397097 W.0270 Road	Ramona	OK	74061	Leased

87.	11351 S. 613 Road	Miami	OK	74354	Leased

88.	2800 Road & 3900 Road	Montgomery	KS	67301	Leased

89.	11810 E. 650 Road	Hulbert	OK	74441	Leased

90.	Highway 166	Peru	KS	67361	Leased

91.	Rt. 2 Box 523	Westville	OK	74965	Leased

92.	441255 E. 180 Road	BlueJacket	OK	74333	Leased

93.	US 75 & E0360 Road	Ramona	OK	74061	Leased

94.	RR1 Box 16	Benedict	KS	66714	Leased

95.	N4510 RD .5 mi South of US 412	Rose	OK	74364	Leased

96.	3641 N Black Fox Hollow Road	Kansas	OK	74347	Leased

	Address	City	State	Zip Code	Own/Lease
97.	Rt 1 Box 27T	Sedan	KS	67361	Leased

98.	9924 Hwy. 51	Hulbert	OK	74441	Leased

99.	57401 E. Highway 125	Afton	OK	74331	Leased

100.	Route 4 Box 107-3A	Colcord	OK	74338	Leased

101.	County Road 236 (Butler Road) & Hwy. 90	Stilwell	OK	74960	Leased

102.	14891 Highway 10	Tahlequah	OK	74464	Leased

103.	2114 A CR 4270	Independence	KS	67301	Leased

104.	400 E. Sycamore	Stilwell	OK	74960	Leased

105.	5849 Hwy. 75	Sycamore	KS	67363	Leased

106.	Belcher Road	Tahlequah	OK	74464	Leased

107.	800 Crafton	Tahlequah	OK	74464	Leased

108.	800 Crafton	Tahlequah	OK	74464	Leased

109.	111 South Water Ave.	Tahlequah	OK	74464	Leased

110.	19744 Stick Moss Mt. Road	Tahlequah	OK	74464	Leased

111.	14321 W 750 Road	Tahlequah	OK	74461	Leased

112.	30082 S. Siemore Road	Park Hill	OK	74451	Leased

113.	Rt. 1 Box 122T	Cherryvale	KS	67335	Leased

114.	1682 County Road 3300	Coffeyville	KS	67337	Leased

115.	105 N. Forman	Vinita	OK	74301	Leased

116.	23655 S. 4450 Road	Vinita	OK	74301	Leased

117.	26105 S. 4420 Road	Vinita	OK	743010	Leased

118.	437956 E 290 Road	Vinita	OK	74301	Leased

119.	County Road 26	Watova	OK	74048	Leased

120.	Rt. 1 Box 218	Watts	OK	74964	Leased

121.	3059 CR 2300	Caney	KS	67333	Leased

	Address	City	State	Zip Code	Own/Lease
122.	9935 S. 4460 Road	Welch	OK	74369	Leased

123.	435905 W 90 Road	Welch	OK	74369	Leased

124.	617 Buffington Road	Westville	OK	74956	Leased

125.	434469 E. 260 Road	Vinita	OK	74301	Leased

126.	60401 E 340 Rd.	Afton	OK	74331	Leased

127.	13535 SS Hwy. 10	Wyandotte	OK	74370	Leased

128.	Killer Road	Bunch	OK	74931	Leased

129.	3502 W.South Ave.	Ponca City	OK	74601	Leased

130.	13382 N US HWY 281	Lampasas	TX	76550	Leased

131.	2329 E Hwy 29	Bertram	TX	78605	Leased

132.	1075 U.S. Hwy 290 East	Johnson City	TX	78636	Leased

133.	372 D & S Circle Dr.	Blanco	TX	78606	Leased

134.	4098 Blue Mountain Lane	Blue Mountain	TX	76856	Leased

135.	18 Cascade Caverns Rd	Boerne	TX	78006	Leased

136.	50 Los Indios Road	Boerne	TX	78006	Leased

137.	10 Nottingham Lane	Boerne	TX	78006	Leased

138.	1906 Old Mason Hwy Rd	Brady	TX	76825	Leased

139.	Old Mason Hwy	Brady	TX	76825	Leased

140.	1066 County Rd. 156	Brady	TX	76825	Leased

141.	12880 Oakhill Rd	Brookesmith	TX	76827	Leased

142.	Bangs Hill North of Town	Brownwood	TX	76802	Leased

143.	10515 W. state Hwy 29	Burnet	TX	78611	Leased

144.	8815 North US Hwy 281	Burnet	TX	78611	Leased

145.	2838 E. State Hwy. 29	Burnet	TX	78611	Leased

146.	327 CR 4492	Lampasas	TX	76550	Leased

	Address	City	State	Zip Code	Own/Lease
147.	11798 W US Hwy 87	Eden	TX	76837	Leased

148.	17 mi. West of Llano, near State Hwy 29	Castell	TX	76831	Leased

149.	Loop 534 and Hwy 173	Camp Verde	TX	78010	Leased

150.	1722 E FM 501	Cherokee	TX	76832	Leased

151.	3726 Sydney Baker Rd., Interstate	Kerrville	TX	78028	Leased
	10 & Hwy 16

152.	16034 FM Rd 2291	Menard	TX	76859	Leased

153.	484 Waddell Tower Rd.	Junction	TX	76849	Leased

154.	309 Sunflower	Comfort	TX	78643	Leased

155.	3110 Cypress Creek Road	Kerrville	TX	78028	Leased

156.	1041 K.C. 279	Junction	TX	76849	Leased

157.	17973 E. Ranch Rd. 2169	Noxville	TX	78631	Leased

158.	14474 N. State Hwy 16	Eckert	TX	78675	Leased

159.	2617 U.S. Hwy. 83 N.	Eden	TX	76837	Leased

160.	8698 CR 2275	Eden	TX	76837	Leased

161.	426 Fabra Street	Boerne	TX	78006	Leased

162.	5449 N US Hwy 281	Marble Falls	TX	78654	Leased

163.	13089 FM 2093	Fredericksburg	TX	78624	Leased

164.	402 Kirchen Berg Rd.	Fredericksburg	TX	78624	Leased

165.	735 Post Oak Road	Fredericksburg	TX	78624	Leased

166.	2087 Ranch Road 965	Fredericksburg	TX	78624	Leased

167.	1899 Hayden Ranch Road	Fredericksburg	TX	78624	Leased

168.	7900 South Hwy 281	Lampasas	TX	76550	Leased

169.	3600 Waterview Lane	Granite Shoals	TX	78654	Leased

170.	6722 South Hwy US 87	Fredericksburg	TX	78624	Leased

171.	2.5 Mile NW Hall TX	Hall	TX		Leased

	Address	City	State	Zip Code	Own/Lease
172.	Tivydale Road West	Harper	TX	78631	Leased

173.	18548 Ranch Rd. 479	Harper	TX	78631	Leased

174.	9851 US Hwy 281 South	Spring Branch	TX	78070	Leased

175.	That-a-Way St	Horseshoe Bay	TX	78657	Leased

176.	2640 County Road 454	Rochelle	TX	76872	Leased

177.	11801 N. US Hwy 83	Junction	TX	76849	Leased

178.	53 W FM Road 765	Eden	TX	76837	Leased

179.	122A Industrial Drive	Boerne	TX	78006	Leased

180.	114 E. Highline Road	Ingram	TX	78025	Leased

181.	610 Miller Creek Rd.	Johnson City	TX	78636	Leased

182.	9035 N US Hwy 83	Menard	TX	76859	Leased

183.	134 Blashke Road	Boerne	TX	78006	Leased

184.	2444 S. State Loop 481	Junction	TX	76849	Leased

185.	1884 Cypress Creek Rd	Kerrville	TX	78028	Leased

186.	2125 Sidney Baker	Kerrville	TX	78028	Leased

187.	1010 Sheppard Reese Rd., Interstate 10 & Hwy 39	Kerrville	TX	78028	Leased

188.	1100 Edinbugh Dr North	Kerrville	TX	78028	Leased

189.	4040 Ranch Road 2900	Kingsland	TX	78639	Leased

190.	498 County Rd 3400	Lampasas	TX	76550	Leased

191.	2098 County Road 4034	Lampasas	TX	76550	Leased

192.	8201 N US Hwy 281	Lampasas	TX	76550	Leased

193.	2120 CR 4034 76550	Lampasas	TX	76550	Leased

194.	3319 BCR 101	Lampasas	TX	76550	Leased

195.	9122 E State Hwy 71	Llano	TX	78643	Leased

196.	113 West Young	Llano	TX	78643	Leased

	Address	City	State	Zip Code	Own/Lease
197.	11045 Co. Rd. 312	Llano	TX	78643	Leased

198.	6401 S. US Hwy 87	Mason	TX	76856	Leased

199.	120 FM 504	Lohn	TX	76852	Leased

200.	800 W. Main St.	Lometa	TX	76853	Leased

201.	16693 North US Hwy 183	Lometa	TX	76853	Leased

202.	311 K.C. 340	London	TX	76854	Leased

203.	495 Cooks Rd	Kingsland	TX	78639	Leased

204.	18140 S US Hwy 87	Mason	TX	76856	Leased

205.	728 FM 1888	Blanco	TX	78606	Leased

206.	1410 South Us Hwy 281	Marble Falls	TX	78657	Leased

207.	3000 N. US Hwy 281	Marble Falls	TX	78654	Leased

208.	705 W State Hwy 71	Marble Falls	TX	78654	Leased

209.	3906 U.S. Hwy. 377	Mason	TX	76856	Leased

210.	102 Cardinal Street	Mason	TX	76856	Leased

211.	Hwy 16, N of Llano near Babyhead	Llano	TX	78643	Leased

212.	McGee Road	Melvin	TX	76858	Leased

213.	4396 S. US Hwy. 83	Menard	TX	76859	Leased

214.	1000 First St	Menard	TX	76859	Leased

215.	1660 South State Hwy 16	Fredericksburg	TX	78624	Leased

216.	750 Hwy 41 78058	Mountain Home	TX	78058	Leased

217.	10017 U.S. Hwy 290	Harper	TX	78631	Leased

218.	828 Hwy 46	Boerne	TX	78004	Leased

219.	15500 W FM 501	Pototoc	TX	76832	Leased

220.	9115 US Hwy 290 W	Johnson City	TX	78636	Leased

221.	16090 W. Hwy 190	Richland Springs	TX	76871	Leased

	Address	City	State	Zip Code	Own/Lease
222.	4533 E US Hwy 190	Rochelle	TX	76872	Leased

223.	Off Baker Rd 12 mi NNW	Roosevelt	TX	76874	Leased

224.	2456 Copperas Access RD.	Roosevelt	TX	76874	Leased

225.	210 Rotge Ranch Rd. NW	Mountain Home	TX	78058	Leased

226.	677 RR 962W	Round Mountain	TX	78663	Leased

227.	7828 FM 1773	Menard	TX	76859	Leased

228.	419 FM 1031	San Saba	TX	76877	Leased

229.	751 S. Hwy 16	San Saba	TX	76877	Leased

230.	152 Cherry Spring Road	Frederickburg	TX	78624	Leased

231.	1175 K C 470	London	TX	76854	Leased

232.	11533 E. Ranch Rd 2169	Mountain Home	TX	78058	Leased

233.	3650 Loop 534	Kerrville	TX	78028	Leased

234.	11744A East State Hwy 71	Spicewood	TX	98669	Leased

235.	519 Oasis Pipeline Rd	Junction	TX	76849	Leased

236.	396 Thrill Hill Road	Kerrville	TX	78028	Leased

237.	7048 N. US Hwy 281	Blanco	TX	78606	Leased

238.	806 US Hwy 87	Comfort	TX	78013	Leased

239.	222 Mai Road, Hwy 16	Kerrville	TX	78028	Leased

240.	331 Private Rd. 675	Voca	TX	76887	Leased

241.	8696 US Hwy 183	Briggs	TX	78608	Leased

242.	517 Stony Lane	Frederickburg	TX	78624	Leased

243.	26 Byron Street	Boerne	TX	78066	Leased

244.	296 Canyon View, Interstate 10	Kerrville	TX	78028	Leased

245.	25 Shooting Club Road	Boerne	TX	78006	Leased

246.	786 Ford Street	San Angelo	TX	76901	Leased

	Address	City	State	Zip Code	Own/Lease
247.	696 Strawn Lane	San Angelo	TX	76904	Leased

248.	2237 Austin Street	San Angelo	TX	76903	Leased

249.	615 W 14th Street	San Angelo	TX	76901	Leased

250.	928 Marie Street	San Angelo	TX	76901	Leased

251.	6530 Hwy 87	San Angelo	TX	76901	Leased

252.	5299 Foster Road	San Angelo	TX	76901	Leased

253.	4507 Sherwood Way	San Angelo	TX	76904	Leased

254.	1000 Algonquin Road	Big Stone Gap	VA	24219	Leased

255.	100 Communications Dr.	Bluefield	VA	24605	Leased

256.	1358 Baum Hollow Road	Big Stone Gap	VA	24219	Leased

257.	9905 N Scenic Highway	Rocky Gap	VA	24366	Leased

258.	7118 Wyrick Trail	Bland	VA	24315	Leased

259.	486 Majestic Valley Road	Lebanon	VA	24266	Leased

260.	210 Huckleberry Road	Lebanon	VA	24266	Leased

261.	Route 2 Box 82M	Lebanon	VA	24266	Leased

262.	1897 Pisgah Road	North Tazewell	VA	24651	Leased

263.	Oneida Peak Road	N Tazewell	VA	24651	Leased

264.	Circle Drive	Pembroke	VA	24136	Leased

265.	740 Glenwood Street	Cedar Bluff	VA	24609	Leased

266.	250 Tank Hill Road	Richlands	VA	24641	Leased

267.	12650 Mountain Road	Rosedale	VA	24280	Leased

268.	2969 T R Barrett Road	North Tazewell	VA	24630	Leased

269.	645 East Riverside Drive	North Tazewell	VA	24630	Leased

270.	3769 Walker Mtn Road	Wytheville	VA	24984	Leased

271.	1001 Circle Drive	Mullens	WV	25882	Leased

	Address	City	State	Zip Code	Own/Lease
272.	1001 Circle Drive	Mullens	WV	25882	Leased

273.	16 Baldwin Branch Tower Rd	Pineville	WV	24874	Leased

274.	710 War Tower Road	War	WV	24892	Leased

275.	851 Radio Tower Road	Welch	WV	24801	Leased

276.	494 Knob View Lane	Alderson	WV	24910	Leased

277.	494 Knob View Lane	Alderson	WV	24910	Leased

278.	2516 Kieffer Road	Crawley	WV	24931	Leased

279.	31 James Monroe Drive	Lindside	WV	24951	Leased

280.	3101 Gardner Road	Princeton	WV	24740	Leased

281.	223 Beauty Mtn Tower Road	Lansing	WV	25862	Leased

282.	333 Willow Branch	Shady Springs	WV	25918	Leased

283.	2012 South Kanawha Street	Beckley	WV	25801	Leased

284.	450 Raleigh Ridge Road	Beckley	WV	25801	Leased

285.	1222 E Whitby Road	Shady Springs	WV	25918	Leased

286.	100 Scenic Drive	Rocky Gap	WV	24366	Leased

287.	717 Raleigh Street	Bluefield	WV	24701	Leased

288.	99 Bryant Street	Bluefield	WV	24701	Leased

289.	2000 Tolbert Road	Bluefield	WV	24701	Leased

290.	325 New Jersey Avenue	Beckley	WV	25801	Leased

291.	820 Knollcrest Road	Brushfork	WV	24701	Leased

292.	20348 Midland Trail	Lewisburg	WV	24901	Leased

293.	1645 Burnwell Mountain Road	Kimberly	WV	25118	Leased

294.	17959 Beckley Road	Camp Creek	WV	25820	Leased

295.	3170 Stonehouse Road	Caldwell	WV	24952	Leased

296.	388 Mount Jackson Heights Road	Princeton	WV	24740	Leased

	Address	City	State	Zip Code	Own/Lease
297.	460 Craft Drive	Princeton	WV	24740	Leased

298.	130 Rustic Hills	Crab Orchard	WV	25827	Leased

299.	2701 Maremont Road	Bluefield	WV	24701	Leased

300.	372 Mathis Drive	Shady Springs	WV	25918	Leased

301.	309 Lilly Mountain Road	Eccles	WV	25836	Leased

302.	550 N Eisenhower Drive	Beckley	WV	25801	Leased

303.	116 Altier Tank Road	Fayetteville	WV	25840	Leased

304.	550 Tower Road	Flat Top	WV	25841	Leased

305.	1211 Gauley Mtn Tower Road	Ansted	WV	25812	Leased

306.	700 Pike Drive	Shady Springs	WV	25918	Leased

307.	Mercer County 911 office	Princeton	WV	24740	Leased

308.	300 West Main Street	White Sulphur	WV	24986	Leased
		Springs

309.	300 West Main Street	White Sulphur	WV	24986	Leased
		Springs

310.	202 Heartland Drive	Beckley	WV	25801	Leased

311.	66 Jack Smith Road (WV)	Hico	WV	25854	Leased

312.	200 Allen Lane	Hinton	WV	25951	Leased

313.	453 Greasy Ridge Road	Princeton	WV	24740	Leased

314.	5111 Ingelside Road	Princeton	WV	24740	Leased

315.	3096 Hinton Road	White Oak	WV	25989	Leased

316.	710 Feamster Road	Lewisburg	WV	24901	Leased

317.	223 Pinewood Drive	Beckley	WV	25801	Leased

318.	Country Girl Road	Beaver Pond	WV	24701	Leased

319.	7444 Smoot Road	Smoot	WV	24977	Leased

320.	646 Montgomery Tower Road	Montgomery	WV	25136	Leased

321.	366 Haystack Mountain Road	Scarbro	WV	25917	Leased

	Address	City	State	Zip Code	Own/Lease
322.	127 Stagecoach Road	Mount Hope	WV	25880	Leased

323.	1534 Don King Lane	Muddy Creek	WV	24901	Leased

324.	766 Saddleback Tower Road	Lochgelly	WV	25866	Leased

325.	302 Pea Ridge Road	Oak Hill	WV	25901	Leased

326.	925 Cook Parkway	Oceana	WV	24870	Leased

327.	925 Cook Parkway	Oceana	WV	24870	Leased

328.	458 Simms Branch Road	Mount Hope	WV	25880	Leased

329.	120 Radio Tower Rd	Peterstown	WV	24963	Leased

330.	2246 Greasy Ridge Road	Princeton	WV	24740	Leased

331.	612 S Wickham Ave	Princeton	WV	24740	Leased

332.	Hillside Drive	Princeton	WV	24740	Leased

333.	565 Ogden Street	Prosperity	WV	25909	Leased

334.	277 Lees Tree Road	Rainelle	WV	25962	Leased

335.	106 Roberston Avenue	Beckley	WV	25801	Leased

336.	150 Mountain Edge Drive	Beaver	WV	25813	Leased

337.	3000 Sewell Mountain Road	Sandstone	WV	25985	Leased

338.	Sewell Mountain 911 Building	Meadow Bluff	WV	24977	Leased

339.	Sewell Mountain 911 Building	Meadow Bluff	WV	24977	Leased

340.	#8 Orchard Avenue	Smithers	WV	25186	Leased

341.	584 Basham Street	Sophia	WV	25921	Leased

342.	237 Wake Street	Stanaford	WV	25927	Leased

343.	636 Mattsville Road	Rock Creek	WV	25174	Leased

344.	636 Mattsville Road	Rock Creek	WV	25174	Leased

345.	540 Modlin Road	Union	WV	24983	Leased

346.	3696 Bittinger Lane	White Sulphur	WV	24986	Leased
		Springs

	Address	City	State	Zip Code	Own/Lease
347.	789 Sawmill Branch Road	Minden	WV	25879	Leased

348.	781 Casey Lane	Elizabethtown	KY	42701	Leased

349.	1114 Bondville Road	Lawrenceburg	KY	40342	Leased

350.	291 Spencer Mattingly Lane	Bardstown	KY	40004	Leased

351.	105 E. Muir Ave.	Bardstown	KY	40004	Leased

352.	200 Bearwallow Road	Springfield	KY	40069	Leased

353.	580 Humphrey Lane	Bardstown	KY	40004	Leased

354.	213 Peterson Drive	Elizabethtown	KY	42701	Leased

355.	1865 Tunnell Mill Road	Bloomfield	KY	40008	Leased

356.	11920 Louisville Road	Cox Creek	KY	40013	Leased

357.	685 Smith Ridge Road (KY Hwy. 372)	Campbellsville	KY	42718	Leased

358.	701 Melrose Drive	Campbellsville	KY	42718	Leased

359.	6670 Bellwood Road	Bardstown	KY	40004	Leased

360.	2946 Battle Training Road	Elizabethtown	KY	42701	Leased

361.	525 Pleasant Union Church Road	Campbellsville	KY	42718	Leased

362.	2452 Springfield Road	Elizabethtown	KY	42701	Leased

363.	975 Meeting Creek Road	East View	KY	42732	Leased

364.	1300 Lick Skillet Road	Lawrenceburg	KY	40342	Leased

365.	210 Botland Loop	Bardstown	KY	40004	Leased

366.	6667 S. Dixie Highway	Glendale	KY	42740	Leased

367.	696 W. Buckner Hill Road	Greensburg	KY	42743	Leased

368.	5996 Chaplin Road	Willisburg	KY	40078	Leased

369.	840 Cornishville Road (Ky Hwy. 1989)	Harrodsburg	KY	40330	Leased

370.	1010 Industrial Road	Lawrenceburg	KY	40342	Leased

371.	335 Thornton Smith Road	Lebanon	KY	40033	Leased

	Address	City	State	Zip Code	Own/Lease
372.	176 Clay Lick Road	Lawrenceburg	KY	40342	Leased

373.	381 S. Greensburg Street	Hodgenville	KY	42748	Leased

374.	296 Mt. Sherman-Ward Road	Magnolia	KY	42757	Leased

375.	2025 Lafollette Road	New Haven	KY	40051	Leased

376.	2374 New Haven Road	Bardstown	KY	40004	Leased

377.	1301 Stinson Place	Radcliff	KY	40106	Leased

378.	2265 South Wilson Road	Radcliff	KY	40160	Leased

379.	100 Cellular Lane	Elizabethtown	KY	42701	Leased

380.	3053 Louisville Road	Harrodsburg	KY	40330	Leased

381.	720 South Saint Gregory Road	Bardstown	KY	40013	Leased

382.	601 Lincoln Park Road	Springfield	KY	40069	Leased

383.	100 Overlook Road (KY Hwy. 2239)	Taylorsville	KY	40071	Leased

384.	357 Fultz Road	Hodgenville	NY	42701	Leased

385.	15385 (Rear) South Dixie Highway	Upton	KY	42784	Leased

386.	825 Otter Creek Road	Vine Grove	KY	40175	Leased

387.	470 White City Road	White City	KY	42748	Leased

388.	700 Tower Street	Albany	KY	42602	Leased

389.	638 Graham Road	Glasgow	KY	42141	Leased

390.	2830 Frenchmans Knob Road	Bonnieville	KY	42713	Leased

391.	Rt. 3 Hwy. 674	Monticello	KY	42633	Leased

392.	901 Jackson Hollow Road	Burkesville	KY	42717	Leased

393.	1202 Cane Valley Road	Columbia	KY	42728	Leased

394.	1141 Gaston Ave.	Columbia	KY	42728	Leased

395.	556 C Long Road	Columbia	KY	42728	Leased

396.	199 Cork Gascon Road	Edmonton	KY	42129	Leased

	Address	City	State	Zip Code	Own/Lease
397.	1379 Whites Chapel Road	Glasgow	KY	42141	Leased

398.	Route 5	Monticello	KY	45633	Leased

399.	65 Aberdeen Drive, Hwy. 63	Glasgow	KY	42142	Leased

400.	156 Robert Bishop Road	Glasgow	KY	42141	Leased

401.	734 Willie Nell Road	Columbia	KY	42728	Leased

402.	2888 Grider Hill Road	Albany	KY	42602	Leased

403.	1515 Fisher Ridge Road	Horse Cave	KY	42127	Leased

404.	1101 Pine Top Road	Russell Springs	KY	42642	Leased

405.	263 North Main Street	Jamestown	KY	42639	Leased

406.	1636 Beaver Creek Rd.	Glasgow	KY	42141	Leased

407.	108 Boat Storage Road	Monticello	KY	42633	Leased

408.	Rt 7 Box 6571 Morris Hill Road	Monticello	KY	42633	Leased

409.	1080 Old Highway 90	Monticello	KY	42633	Leased

410.	752 Irwin Childress Road	Munfordsville	KY	42785	Leased

411.	511 Prewitts Knob Road	Cave City	KY	42127	Leased

412.	251 Tucker Road	Russell Springs	KY	42642	Leased

413.	1360 William Judd Road	Edmonton	KY	42129	Leased

414.	3151 Edmonton Road	Tompkinsville	KY	42167	Leased

415.	403 Martin Subdivision	Tompkinsville	KY	42167	Leased

416.	Kentucky Hwy. 1651	Whitley	KY	42653	Leased

417.	1881 Old Glassgow Road	Edmonton	KY	42129	Leased

418.	549 Farmer Road	Somerset	KY	42554	Leased

419.	850 S. Dogwood Drive	Berea	KY	40403	Leased

420.	76 Pirate Parkway	Berea	KY	40403	Leased

421.	7847 Somerset Road	London	KY	40741	Leased

	Address	City	State	Zip Code	Own/Lease
422.	Fire Tower Road (Hwy. 80)	Somerset	KY	42501	Leased

423.	151 Jim Lambert Road	Rockcastle	KY	40403	Leased

424.	622 Water Tank Hill Rd.	Brodhead	KY	40409	Leased

425.	1155 Hill Road	Somerset	KY	42501	Leased

426.	1951 Irvine Road	Richmond	KY	40475	Leased

427.	4060 Igo Road	Richmond	KY	40475	Leased

428.	921 Perry Street	Danville	KY	40422	Leased

429.	7339 North US Hwy. 25	East Bernstadt	KY	40729	Leased

430.	Madison Drive (Telford Hall)	Richmond	KY	40475	Leased

431.	Ellison Pulaski County Line Road	Eubank	KY	42567	Leased

432.	102 Stonehenge Dr	London	KY	40744	Leased

433.	31 Laddie	Somerset	KY	42501	Leased

434.	Barnes Mill Road	Richmond	KY	40475	Leased

435.	10255 N. US25	East Bernstadt	KY	40279	Leased

436.	801 S 4th Street	Danville	KY	40423	Leased

437.	Robinsons Pike	Stanford	KY	40484	Leased

438.	489 Richmond Road	Lancaster	KY	40444	Leased

439.	305 Langdon Street	Somerset	KY	42503	Leased

440.	Route 3, Box 80, KY 1505 & Mt.	Brodhead	KY	40409	Leased
	Zion Road

441.	316 Smith Road	Liberty	KY	42539	Leased

442.	361 Hatfield Road	Liberty	KY	42539	Leased

443.	340 North Laurel Road/Highway 25	London	KY	40741	Leased

444.	Big Hill Avenue (US 25)	Richmond	KY	40475	Leased

445.	Rt 5 Box 171-K	Mt. Vernon	KY	40456	Leased

446.	701 Burnetta Road	Faubush	KY	42544	Leased

	Address	City	State	Zip Code	Own/Lease
447.	99 Sam Jones Road	Somerset	KY	42503	Leased

448.	464 North Hart Rd	Somerset	KY	42501	Leased

449.	710 Cox Street	Perryville	KY	40468	Leased

450.	4213 Persimmon Knob Road	Junction City	KY	40440	Leased

451.	1515 Fisher Ridge Road	London	KY	40744	Leased

452.	627 Freedom Church Rd.	Mt. Vernon	KY	40456	Leased

453.	2362 Irvine Road Suite D & E & F	Richmond	KY	40475	Leased

454.	Chestnut Ridge Road, Route 5 Box 448	Livingston	KY	40445	Leased

455.	389 Ware Road	Science Hill	KY	42553	Leased

456.	325 Sears Cemetery Road	Somerset	KY	42501	Leased

457.	480 Rockquarry Road	Somerset	KY	42503	Leased

458.	1248 Bourbon Road	Somerset	KY	42501	Leased

459.	1652 N. Highway 1223	Corbin	KY	40701	Leased

460.	165 Foster Road	Stanford	KY	40484	Leased

461.	176 Kennedy lane	Richmond	KY	40475	Leased

462.	1099 Sunnyside Church Road	Somerset	KY	42503	Leased

463.	112 Whites Station Road	Berea	KY	40403	Leased

464.	Route 1 Box 517A	Ewing	KY	41039	Leased

465.	685 Stoney Creek Road	Carlisle	KY	40311	Leased

466.	148 Dogwood Lane	Salt Lick	KY	40371	Leased

467.	1910 Dutch Ridge Rd.	Augusta	KY	41002	Leased

468.	1963 Convict Pike	Fleminsburg	KY	41041	Leased

469.	HC 71 Park Road	Frenchburg	KY	40322	Leased

470.	Route 2, Box 76M, Goddard-Pea Ridge Road	Wallingford	KY	41093	Leased

471.	6748 US 68	Mays Lick	KY	41055	Leased

	Address	City	State	Zip Code	Own/Lease
472.	1188 Connector Road	Ewing	KY	41039	Leased

473.	6144 US Hwy 68	Maysville	KY	41056	Leased

474.	Balcony Hills Road; 15 Aberdeen Village	Aberdeen	OH	45101	Leased

475.	1062 Maysville Road	Carlisle	KY	40311	Leased

476.	3300 Forestry Ridge Road	Morehead	KY	40351	Leased

477.	499 Quail Hollow Road	Morehead	KY	40351	Leased

478.	Cartmell Hall, Vaughn Drive & University Blvd.	Morehead	KY	40351	Leased

479.	2122 Levee Road	Mt. Sterling	KY	40353	Leased

480.	2002 Maysville Road	Mt. Sterling	KY	40353	Leased

481.	1503 Fleming Road	Maysville	KY	41056	Leased

482.	713 Miller’s Scenic View Drive	Owingsville	KY	40350	Leased

483.	963 McDowell Flat Road	Wallingford	KY	41093	Leased

484.	557 Hunters Lane	Morehead	KY	40351	Leased

485.	3899 Stepstone Road	Owingsville	KY	40360	Leased

486.	Shaw Hollow Road	Tollesboro	KY	41189	Leased

487.	Route 1, Box 281C, Alum Rock Ridge Road	Vanceburg	KY	41179	Leased

488.	1306 Golf Manor Drive	Maysville	KY	41056	Leased

489.	281 Green Valley Road	Carmichaels	PA	15320	Leased

490.	SR 2002	Mt. Morris	PA	15327	Leased

491.	239 Brownsville Road	Brownsville	PA	15438	Leased

492.	889 Mason Ridge Road	Mt. Morris	PA	15349	Leased

493.	1097 Farm Road	Uniontown	PA	15401	Leased

494.	1550 Isabella Road	Connellsville	PA	15425	Leased

495.	905 Fireman Street	Connellsville	PA	15425	Leased

496.	2241 Dinner Bell 5 Forks Road	Farmington	PA	15437	Leased

	Address	City	State	Zip Code	Own/Lease
497.	144 Martin Road	Henry Clay Township	PA	15459	Leased

498.	126 Johnson Road	Kirby	PA	15370	Leased

499.	1400 Porter Street	Waynesburg	PA	15370	Leased

500.	249 Wahula Road	Carmichaels	PA	15320	Leased

501.	144 Turkeyfoot Rd.	Mill Run	PA	15464	Leased

502.	44 South West	Franklin Township	PA	15276	Leased

503.	599 Old Braddock Rd	Lemont Furnace	PA	15456	Leased

504.	164 Jumonville Road	Uniontown	PA	15401	Leased

505.	Township Road 540, RD #2	Perryopolis	PA	15473	Leased

506.	Rd 1 Box 40	Dillinger	PA	15327	Leased

507.	3P Wades Run Road	Mt. Morris	PA	15349	Leased

508.	556 McClellandtown Road	Uniontown	PA	15401	Leased

509.	847 North Richill Street	Haydentown	PA	15370	Leased

510.	410 Jackie Franks Road	Haydentown	PA	15436	Leased

511.	614 Old Pittsburg Road	Uniontown	PA	15401	Leased

512.	52 West Main Street	Uniontown	PA	15401	Leased

513.	1930 Pittsburgh Road (RT 51)	Watersburg	PA	15488	Leased

514.	RR1 Box 470 Duck Pond Road	Connellsville	PA	16426	Leased

515.	U.S. Route 19	Whitely Township	PA	15370	Leased

516.	Wells Run Road (Route 2)	Friendly	WV	26146	Leased

517.	4797 Ketzel Hill Road	Sardis	OH	43946	Leased

518.	RR 1 Box 288	Friendly	WV	26146	Leased

519.	U.S. Route 33 and 119	Glenville	WV	26351	Leased

520.	Box 97A, Rt 1, Victory Ridge Road	Harrisville	WV	26362	Leased

521.	252 Shared Tower Road	Jane Lew	WV	26378	Leased

	Address	City	State	Zip Code	Own/Lease
522.	43558 Long Ridge Road	Sardis	OH	43946	Leased

523.	Route 1 Box 83, Tarkiln Run Road	Salem	WV	26426	Leased

524.	Route 1 Box 115 Whiteman Hill Road	New Martinsville	WV	26155	Leased

525.	700 Goosepen Road	Roanoke	WV	26452	Leased

526.	1070 Smith Ridge Road	Sistersville	WV	26175	Leased

527.	504 Tower Road	St. Mary's	WV	26170	Leased

528.	112 A. Route 7 situated in the Newport Township	Newport	OH	45768	Leased

529.	333 Skin Creek Road	Weston	WV	26378	Leased

530.	310 Louise Ave., Box 236	West Union	WV	26456	Leased

531.	1921 Berlin Road	Weston	WV	26452	Leased

532.	1921 Berlin Road	Weston	WV	26452	Leased

533.	1921 Berlin Road	Weston	WV	26452	Leased

534.	343 Spring Street	Weston	WV	26452	Leased

535.	129 1/2 Sterling Rd	Fairmont	WV	26554	Leased

536.	3678 Fairmont Road	Morgantown	WV	26501	Leased

537.	Route 3, Box 147K	Bruceton Mills	WV	26525	Leased

538.	9102 Belasco Road	Bridgeport	WV	26330	Leased

539.	707 Bridgeport Hill Road	Clarksburg	WV	26301	Leased

540.	360 Tunnel Drive	Bristol	WV	26426	Leased

541.	PO Box 6572	Morgantown	WV	24506	Leased

542.	249 Brewer Road	Morgantown	WV	26508	Leased

543.	Rt 5 Box 16	Bruceton Mills	WV	26525	Leased

544.	210 Hampton Road	Fairmont	WV	26554	Leased

545.	1 Pleasant Ave.	Kingwood	WV	26537	Leased

546.	60 Cable Lane	Morgantown	WV	26505	Leased

	Address	City	State	Zip Code	Own/Lease
547.	1138 Chestnut Ridge Road	Morgantown	WV	26505	Leased

548.	9141 Murphy Road	Clarksburg	WV	26301	Leased

549.	9202 Lowndes Hill Road	Clarksburg	WV	26301	Leased

550.	2095 Sand Springs Road	Morgantown	WV	26505	Leased

551.	1568 Brookhaven Road	Morgantown	WV	26508	Leased

552.	5000 Greenbag Road	Morgantown	WV	26501	Leased

553.	430 Barcus Tower Road	Grafton	WV	26354	Leased

554.	WV County Road 38 (375 Shelby Road)	Grafton	WV	26354	Leased

555.	WV County Road 38 (375 Shelby Road)	Grafton	WV	26354	Leased

556.	206 Warder Ave.	Grafton	WV	26354	Leased

557.	State Line Road, Route 12	Bruceton Mills	WV	26525	Leased

558.	387 High Street	Morgantown	WV	26505	Leased

559.	1577 Tulip Lane	Fairmont	WV	26554	Leased

560.	202 Burns Chapel Road	Morgantown	WV	26505	Leased

561.	558 Barnett’s Run Tower Road	Bridgeport	WV	26330	Leased

562.	I Road Caddell Mountain	Terra Alta	WV	26764	Leased

563.	1903 Fairmont Rd (SR 19)	Morgantown	WV	26501	Leased

564.	Route 1 Box 360 or CR 73	Bruceton Mills	WV	26525	Leased

565.	9082 Rockford Road	Lost Creek	WV	26385	Leased

566.	Off of Flaggy Meadow Road	Mannington	WV	26582	Leased

567.	Off of Flaggy Meadow Road	Mannington	WV	26582	Leased

568.	1000 Fairgrounds Rd.	Grafton	WV	26354	Leased

569.	9201 Joy Lane	Bridgeport	WV	26330	Leased

570.	1500 Oregon Ave.	Fairmont	WV	26554	Leased

571.	1616 Mileground Road	Morgantown	WV	26505	Leased

	Address	City	State	Zip Code	Own/Lease
572.	49 Scenic Wood Lane	Monongah	WV	26554	Leased

573.	254 Scott Avenue Annex	Morgantown	WV	26505	Leased

574.	2200 Industrial Park	Morgantown	WV	26501	Leased

575.	100 Hershman Village Road	Morgantown	WV	26505	Leased

576.	Westover Exit off I-79	Morgantown	WV	26501	Leased

577.	3 Errett Rodgers Drive	Morgantown	WV	26505	Leased

578.	2161 Smithtown Rd	Morgantown	WV	26508	Leased

579.	2918 Point Marion Road	Morgantown	WV	26505	Leased

580.	Secondary Route 250/3	Philippi	WV	26416	Leased

581.	1000 Venture Drive	Morgantown	WV	26508	Leased

582.	290 State Farm Road	Grafton	WV	26354	Leased

583.	700 Elmwood Lane	Stonewood	WV	26301	Leased

584.	3900 Industrial Park Road	Morgantown	WV	26505	Leased

585.	100 Rock Forge Lane	Dellslow	WV	26531	Leased

586.	99 Knob Street	Morgantown	WV	26505	Leased

587.	CR 50/4 (Cherry Camp Run)	Bristol	WV	26332	Leased

588.	CR 50/4 (Cherry Camp Run)	Bristol	WV	26332	Leased

589.	73/1 Chestnut Ridge Road	Bruceton Mills	WV	26525	Leased

590.	9120 Vine Street	Shinnston	WV	26431	Leased

591.	9120 Vine Street	Shinnston	WV	26431	Leased

592.	3650 Smithtown Road	Morgantown	WV	26505	Leased

593.	County Road 43/1	Osage	WV	26543	Leased

594.	117 A Suds Run Road	Mount Claire	WV	26408	Leased

595.	Goodwill Hill Road	Morgantown	WV	26505	Leased

596.	One Freeman Hill Road	Bridgeport	WV	26330	Leased

	Address	City	State	Zip Code	Own/Lease
597.	226 Guston Road	Morgantown	WV	26501	Leased

598.	900 West Jackson Street	Westover	WV	26501	Leased

599.	50 Middleton Rd.	Fairmont	WV	26554	Leased

600.	Box 667A, Rt 6, Davissons Run	Clarksburg	WV	23601	Leased

601.	Marion County Route 73/5	Fairmont	WV	26554	Leased

602.	9101 Jarvisville Road	Salem	WV	26426	Leased

603.	County Road 128	Caldwell	OH	43724	Leased

604.	4987 Spanson Drive	Uhrichsville	OH	44683	Leased

605.	11206 Stone Creek Road	Newscomerstown	OH	43832	Leased

606.	11135 Seneca Lane	Byesville	OH	73723	Leased

607.	Route 22 NE	Cadiz	OH	43997	Leased

608.	44955 County Road 60	Caldwell	OH	43724	Leased

609.	62707 Marrietta Road	Cambridge	OH	43725	Leased

610.	61587 Southgate Rd	Byesville	OH	43725	Leased

611.	2162 Goshen Hill Road SE	New Philadelphia	OH	44663	Leased

612.	7540 Fort Laurens Road	Strasburg	OH	44680	Leased

613.	Summit Twp Road 272	Lewisville	OH	43754	Leased

614.	2250 Red Hill Road	Dover	OH	44663	Leased

615.	5080 Cass Irish Road	Dresden	OH	43725	Leased

616.	540 Asbury Chapel Road	Hopewell	OH	43746	Leased

617.	525 Chapel Hill Road	Zanesville	OH	43701	Leased

618.	9567 Bell Road	Cambridge	OH	43725	Leased

619.	709 Military Road	Zanesville	OH	43701	Leased

620.	County Road 65	New Concord	OH	43762	Leased

621.	1436 Stone Creek Road SW	New Philadelphia	OH	44663	Leased

	Address	City	State	Zip Code	Own/Lease
622.	1456 Ridge Road NE	New Philadelphia	OH	44663	Leased

623.	220 Park Hill Drive	Newcomerstown	OH	43832	Leased

624.	Off of Township Road 8368	Kimbolton	OH	43749	Leased

625.	140 Spry Road	Zanesville	OH	43701	Leased

626.	64393 Range Road	Lake City	OH	43755	Leased

627.	5046 Post Boy Road	New Comerstown	OH	43822	Leased

628.	22309 Bridgewater	Quaker City	OH	43773	Leased

629.	53451 Seneca Lake Road	Senecaville	OH	43780	Leased

630.	15568 Hatchery Road	Senecaville	OH	43780	Leased

631.	2650 Darlington Drive	Zanesville	OH	43701	Leased

632.	3971 Williams Lake Road	Stone Creek	OH	43840	Leased

633.	2643 Zutavern Church Road, SW	Strasburg	OH	44680	Leased

634.	225 Hillcrest Drive, NW	Sugarcreek	OH	44681	Leased

635.	Township Hwy 297	Caldwell	OH	43724	Leased

636.	65957 Read Road	Cambridge	OH	43725	Leased

637.	8475 Moravian Trail	Dennison	OH	44621	Leased

638.	1100 Blandy Avenue	Zanesville	OH	43701	Leased

639.	53506 Old Infirmary Road	Pleasant City	OH	43772	Leased

640.	1030 Market Street	Logan	OH	43138	Leased

641.	3150 Panther Drive	New Lexington	OH	43764	Leased

642.	426 E. Exchange	Jerseyville	IL	62052	Leased

643.	306 Highway M38	Baraga	MI	49908	Leased

644.	15801 East Shore Rd.	Bergland	MI	49910	Leased

645.	N2035 County Road, KCH	Big Bay	MI	49808	Leased

646.	N2124 Rangeline Road	Menominee	MI	49858	Leased

	Address	City	State	Zip Code	Own/Lease
647.	57167 Rockland St.	Calumet	MI	49913	Leased

648.	County Road FFB	Champion	MI	49814	Leased

649.	5 S 7th Street	Crystal Falls	MI	49920	Leased

650.	1005 Co. Road 510	Negaunee	MI	49866	Leased

651.	Siitonen Farm Road	Allouez	MI	49913	Leased

652.	750 M-35 West	Gwinn	MI	49841	Leased

653.	49567 Blesent Road	Hancock	MI	49930	Leased

654.	W1897 Harbor Point Road	Wallace	MI	49893	Leased

655.	W 550 Vesser Road	Harris	MI	49845	Leased

656.	Lystila Road -1 Mile SWt of Herman	Herman	MI	49908	Leased

657.	47231 N. Paradise Road	Huronton	MI	49931	Leased

658.	1602 EB Street	Iron Mountain	MI	49801	Leased

659.	Bates Tower Road, 0.6 km S of Hwy 2, 6 km O of Iro	Iron River	MI	49935	Leased

660.	75 Reagan Ave.	Iron River	MI	49935	Leased

661.	Range Comm Tower	Bessemer	MI	49911	Leased

662.	650 Cliffs Drive	Negaunee	MI	49866	Leased

663.	150 Malton Rd	Ishpeming	MI	49849	Leased

664.	620 N. Hopper Street	Kingsford	MI	49802	Leased

665.	Building 154, Calumet Air Force Station	Lake Gratiot	MI	49908	Leased

666.	Building 154, Calumet Air Force Station	Lake Gratiot	MI	49908	Leased

667.	214 North Front Street	Marquette	MI	49855	Leased

668.	M-35, Lathrop	Rock	MI	49880	Leased

669.	Pine Street	Marenisco	MI	49947	Leased

670.	602 County Road 553	Marquette	MI	49855	Leased

671.	602 County Road 553	Marquette	MI	49855	Leased

	Address	City	State	Zip Code	Own/Lease
672.	1002 Wright Street	Marquette	MI	49855	Leased

673.	Midway Industrial Park Drive	Negaunee	MI	49866	Leased

674.	1800 36th Avenue	Menominee	MI	49858	Leased

675.	N1890 Briar Mountain Road	Norway	MI	49870	Leased

676.	42251 N., No. 7 Dry Flats Road	Painesdale	MI	49955	Leased

677.	1/2 mi NW	Rockland	MI	49953	Leased

678.	SR-95	Sagola	MI	49881	Leased

679.	1100 North Sporley Lake Road	Little Lake	MI	49841	Leased

680.	1100 North Sporley Lake Road	Little Lake	MI	49841	Leased

681.	E. Johnson Road & Hwy. 41	Skandia	MI	49885	Leased

682.	W4052 County Road 360	Stephenson	MI	49813	Leased

683.	455 North Superior Ave.	Baraga	MI	49908	Leased

684.	E24275 Old U.S. 2 East	Watersmeet	MI	49969	Leased

685.	316 yrds West of SR-95 going south	Republic	MI	49879	Leased

686.	3521 Mill Street SE	Bemidji	MN	56601	Leased

687.	1427 Norton Ave. NW	Bemidji	MN	56601	Leased

688.	CR 405 & Summac Road	Bemidji	MN	56601	Leased

689.	Forest RT 2436	Blackduck	MN	56630	Leased

690.	134 Lomen Ave. SE	Solway	MN	56678	Leased

691.	1200 Ottum Road	Bigfork	MN	55628	Leased

692.	2nd Road (end of road)	Calumet	MN	55716	Leased

693.	1435 County Road	Coleraine	MN	55722	Leased

694.	494 County Road 139	Deer River	MN	56636	Leased

695.	2515 US Hwy 2	Grand Rapids	MN	55744	Leased

696.	935 NW 6th Ave.	Grand Rapids	MN	55744	Leased

	Address	City	State	Zip Code	Own/Lease
697.	3550 S. Hwy. 169	Grand Rapids	MN	55744	Leased

698.	1618 Highway 71	International Falls	MN	56649	Leased

699.	352 15th Street	International Falls	MN	56649	Leased

700.	4600 Highway 217	Little Fork	MN	56653	Leased

701.	1386 County Road 48	Marcell	MN	55744	Leased

702.	County Road 4 & Forest Road 3197	Max	MN	56681	Leased

703.	12271 Hwy 71	Northhome	MN	56661	Leased

704.	20374 US2	Warba	MN	55793	Leased

705.	CR 106	Two Harbors	MN	55616	Leased

706.	365 Old Ski Hill Road	Grand Marais	MN	55604	Leased

707.	21 Shop Hill Road	Silver Bay	MN	55614	Leased

708.	984 Scenic Drive	Two Harbors	MN	55616	Leased

709.	5861 Hope Road SE	Nelson	MN	56355	Leased

710.	5861 Hope Road SE	Nelson	MN	56355	Leased

711.	720 Hawthorne Street	Alexandria	MN	56308	Leased

712.	936 NW 6th Ave.	Alexabdria	MN	56308	Leased

713.	1095 210th Ave. SW	Appleton	MN	56208	Leased

714.	18685 210th Street	Audubon	MN	56511	Leased

715.	15988 County Hwy. 59	Vining	MN	56588	Leased

716.	10th Street SE	Benson	MN	56215	Leased

717.	Rural Route 1	Breckenridge	MN	56520	Leased

718.	Rt. 5 Box 173	Fergus Falls	MN	56537	Leased

719.	25120 State Hwy. 29	Henning	MN	56551	Leased

720.	Detroit Mountain Road	Detroit Lakes	MN	56501	Leased

721.	916 8th Street SE	Detroit Lakes	MN	56501	Leased

	Address	City	State	Zip Code	Own/Lease
722.	394 W. Clark Street	Eagle Bend	MN	56446	Leased

723.	Box 953	Elbow Lake	MN	56531	Leased

724.	8783 Green Acre Road NW	Evansville	MN	56326	Leased

725.	8783 Green Acre Road NW	Evansville	MN	56326	Leased

726.	24591 190th Ave.	Fergus Falls	MN	56537	Leased

727.	226 E. Washington	Fergus Falls	MN	56538	Leased

728.	1010 Redwood Lane	Fergus Falls	MN	56537	Leased

729.	50921 Black Diamond Road	Frazee	MN	56544	Leased

730.	4320 County Rd. 22 NW	Garfield	MN	56332	Leased

731.	CR 18 & TWP Road 183	Starbuck	MN	56334	Leased

732.	20812 120 Street	Glenwood	MN	56334	Leased

733.	RR1, Box 68A	Hoffman	MN	56339	Leased

734.	8421 CO RD 27 SW	Alexandria	MN	56308	Leased

735.	29149 410th st	Dent	MN	56528	Leased

736.	3027 3rd Street	Lake Park	MN	56554	Leased

737.	4.1 km SW of US 71 & SR 287 SWW of Long Prairie	Long Prairie	MN	56347	Leased

738.	Rural Route 4, Box 175	Long Prairie	MN	56347	Leased

739.	2.3 KM NW of Int. of US-59 & SR28 N of Morris	Morris	MN	56267	Leased

740.	35087 Highway 10	Motley	MN	56466	Leased

741.	35175 State Highway 106	New York Mills	MN	56567	Leased

742.	18951 Sportsman Rd	Audubon	MN	56511	Leased

743.	49499 Hwy 34	Osage	MN	56570	Leased

744.	RR 1, Box 400	Richville	MN	56576-9783	Leased

745.	RR 3 Box 366	Parkers Prairie	MN	56361-9403	Leased

746.	RT 1 Box 355	Vergas	MN	56587	Leased

	Address	City	State	Zip Code	Own/Lease
747.	19320 510th Street	Pelican Rapids	MN	56572	Leased

748.	1/2 MI NW of Pelican Rapids	Pelican Rapids	MN	56572	Leased

749.	CR 53 (1.3 mi N of Richdale)	New York Mills	MN	56567	Leased

750.	41732 Hwy 78	Perham	MN	56573	Leased

751.	35600 Street Hwy. 34	Detroit Lakes	MN	56501	Leased

752.	34393 Co Hwy. 21	Rothsay	MN	56579	Leased

753.	County Hwy 9	Sebeka	MN	56477	Leased

754.	2.5 km NWW of int. SR-27 & 28/ 7.8 NNW of Swanville	Swansville	MN	56382	Leased

755.	2204 County Highway 37	Detroit Lakes	MN	56501	Leased

756.	SR 210	Underwood	MN	56586	Leased

757.	CR 1 & CR 107	Wadena	MN	56482	Leased

758.	103 Jefferson St. N	Wadena	MN	56482	Leased

759.	RR 2 Box 56	Sauk Center	MN	56378	Leased

760.	C R 86 - off of 18	Aitkin	MN	56431	Leased

761.	35456 422nd Place	Aitkin	MN	56431	Leased

762.	28697 State RT 34	Akeley	MN	56433	Leased

763.	557-44th Street SW	Backus	MN	56435	Leased

764.	.16 km SE from Jct of CR13 on CR6/ 1.5 km W	Barnum	MN	55707	Leased

765.	9864 70th Ave.	Brainerd	MN	56401	Leased

766.	1800 Industrial Park Road	Baxter	MN	56425	Leased

767.	15042 Inglewood Drive	Baxter	MN	56425	Leased

768.	12233 Hwy. 18E	Brainerd	MN	56401	Leased

769.	16352 Crooked Lake Road	Deerwood	MN	56444	Leased

770.	1st Ave West .8 mi S of US Hwy. 2	Bena	MN	56626	Leased

771.	NM 1/4 of the SE 1/4 of Section 17, Township 143N,	Walker	MN	56473	Leased

	Address	City	State	Zip Code	Own/Lease
772.	2801 Oak Ridge Road, SE	Brainerd	MN	56401	Leased

773.	2801 Oak Ridge Road, SE	Brainerd	MN	56401	Leased

774.	1559 Highway 210 NE	Brainerd	MN	56401	Leased

775.	101 13th Street	Brainerd	MN	56401	Leased

776.	723 Todd Street	Brainerd	MN	56401	Leased

777.	NE of int. Wildwood Ln & CR11	Pequot Lakes	MN	56472	Leased

778.	Douglas Road	Carlton	MN	55718	Leased

779.	15470 State RT 371	Cass Lake	MN	56633	Leased

780.	1102 Olympic Drive	Cloquet	MN	55702	Leased

781.	277 Highway 33	Cloquet	MN	55720	Leased

782.	885 County Road	Cromwell	MN	55726	Leased

783.	21515 Bergren Road	Ironton	MN	56455	Leased

784.	1073 1st Street SW	Crosby	MN	56441	Leased

785.	31353 E. Horseshoe Lake Road	Crosby	MN	56441	Leased

786.	35910 County Rd 66	Crosslake	MN	56442	Leased

787.	CR32 and Fleming	Askov	MN	55704	Leased

788.	6207 Hwy. 371 North	Brainerd	MN	56401	Leased

789.	HCR Rt 2 Box 86	Emily	MN	56537	Leased

790.	165 Mattson Road	Esko	MN	55733	Leased

791.	109 268th Street	Fort Ripley	MN	56449	Leased

792.	Adams and Hayes Street	Garrison	MN	56401	Leased

793.	44422 Timber Trail Road	Onamia	MN	56359	Leased

794.	10458 County Road 1 SW	Pillager	MN	56473	Leased

795.	11120 East Gull Lake Drive	Baxter	MN	5642	Leased

796.	41486 350th Place	Aitkin	MN	56431	Leased

	Address	City	State	Zip Code	Own/Lease
797.	2374 Highway 371 NW	Hackensack	MN	56452	Leased

798.	56166 US Hwy 169	Palisade	MN	56469	Leased

799.	100 Quanda Road	Hill City	MN	55748	Leased

800.	Route 1, Box 2132	Hinckley	MN	55037	Leased

801.	County Highway 115	Straight River	MN	56464	Leased

802.	39722 10th Avenue	Isle	MN	56342	Leased

803.	27362 State Hwy. 210	Aitkin	MN	56431	Leased

804.	SW Kabekona Corner, Laporte Cite	Lake George	MN	56458	Leased

805.	Township Road No. 30	Spalding	MN	55760	Leased

806.	County Road 57	Lawler	MN	55760	Leased

807.	Route 5, Box 26A	Little Falls	MN	56345	Leased

808.	CR 7 about 8.2mi E of Longville	Backus	MN	56435	Leased

809.	2827 CR 4	Barnum	MN	55707	Leased

810.	31637 230th Street	Malmo	MN	56431	Leased

811.	RT 18 and 20	Finlayson	MN	55735	Leased

812.	Rt 25 and Long Lake	Brainerd	MN	56401	Leased

813.	Section 6, Twp. 40, Range 20	Hinckley	MN	55037	Leased

814.	4350 Halgren Rd.	Moose Lake	MN	55767	Leased

815.	1725 Old Highway 23N	Ogilvie	MN	56438	Leased

816.	2023 Highway 23	Mora	MN	55051	Leased

817.	1823 Lower Roy Lake Road	Nisswa	MN	56468	Leased

818.	410 East River Road	Brainerd	MN	56401	Leased

819.	Hwy. 169 & Tamarac	Onamia	MN	56359	Leased

820.	1003 W. Hwy. 27	Onamia	MN	56359	Leased

821.	185th Ave. (Rt. 3 Box 17)	Park Rapids	MN	56470	Leased

	Address	City	State	Zip Code	Own/Lease
822.	212 West 2nd Street	Park Rapids	MN	56470	Leased

823.	12873 County Road 32	Park Rapids	MN	56470	Leased

824.	9020 County Rd. 18	Baxter	MN	56425	Leased

825.	30925 2nd Street	Pequot Lakes	MN	56472	Leased

826.	25839 Old Mill Road	Merrifield	MN	56465	Leased

827.	26748 163rd Street	Pierz	MN	56364	Leased

828.	.7 km NNW of int. of CR101 & on	Staples	MN	56479	Leased
	Birch Hill Road

829.	Rt. 2 Box 264	Pine City	MN	55063	Leased

830.	Fire # S1888	Pine River	MN	56474	Leased

831.	8756 215th Street	Randall	MN	56475	Leased

832.	MN Trunk Highway 200	Remer	MN	56672	Leased

833.	6571 State Hwy 200 NE	Remer	MN	56672	Leased

834.	16130 Hwy. 210	West Ironton	MN	56455	Leased

835.	205 Chestnut Street	Royalton	MN	56373	Leased

836.	27377 US Highway 169	Onamia	MN	56359	Leased

837.	6403 Turtle Road	Finlayson	MN	55735	Leased

838.	25085 Nurses Road	Sanstone	MN	55072	Leased

839.	2235 Mission Road	Cloquet	MN	55720	Leased

840.	2296 US Hwy 2 NW	Cass Lake	MN	56633	Leased

841.	8480 100th Avenue	Little Falls	MN	56354	Leased

842.	26951 490 Street	Staples	MN	56479	Leased

843.	2400’ SSW from int. of SR-210	Sylvan	MN	56473	Leased

844.	4524 44th Street	Hackensack	MN	56452	Leased

845.	510 Tower Road	Upsala	MN	56384	Leased

846.	401 Tower Ave.	Walker	MN	56484	Leased

	Address	City	State	Zip Code	Own/Lease
847.	3080 Walters Road	Willow River	MN	55795	Leased

848.	2010 E. 7th Ave.	Duluth	MN	55803	Leased

849.	3546 Haines Road	Duluth	MN	55811	Leased

850.	5294 Rice Lake Road	Duluth	MN	55803	Leased

851.	County Road 467 (Heino Road)	Angora	MN	55703	Leased

852.	5139 Arnold Road	Duluth	MN	55803	Leased

853.	4402 Rice Lake Road	Duluth	MN	55811	Leased

854.	8217 East CR-L	Lake Nebagamon	WI	54849	Leased

855.	3301 Belknap Street	Superior	WI	54889	Leased

856.	6332 Hwy. 1 94	Saginaw	MN	55779	Leased

857.	3107 Tower Ave.	Superior	WI	54880	Leased

858.	325 South Lake Avenue	Duluth	MN	55802	Leased

859.	3051 Hwy. 53, Anchor Lake Forest Road	Central Lakes	MN	55734	Leased

860.	Hwy. 35 - 40.2 km S of Superior	Foxboro	WI	54836	Leased

861.	3780 London Rd	Duluth	MN	55804	Leased

862.	100 Elizabeth Street	Duluth	MN	55811	Leased

863.	4th Ave. NE 9 1/2 NE	Chisolm	MN	55719	Leased

864.	512 Skyline Boulevard	Cloquet	MN	55720	Leased

865.	401 North Highway 33	Cloquet	MN	55720	Leased

866.	2801 East 4th Street	Duluth	MN	55812	Leased

867.	9632 Ashwa Road	Cook	MN	55723	Leased

868.	.5 KM NNW of junct CR973 & US 53, .1 km N of Cotto	Cotton	MN	55724	Leased

869.	7475 Crane Lake Road	Crane Lake	MN	55725	Leased

870.	416 West 10th Street	Duluth	MN	55811	Leased

871.	4418 Haines Road	Duluth	MN	55811	Leased

	Address	City	State	Zip Code	Own/Lease
872.	4901 Grand Avenue	Duluth	MN	55807	Leased

873.	2D Avenue	Ely	MN	55731	Leased

874.	7.5 km N of Aurora	Embarrass	MN	55732	Leased

875.	902 Elba Ave.	Eveleth	MN	55734	Leased

876.	Highway 73 & RT 2	Floodwood	MN	55736	Leased

877.	4861 Lindahl Road	Duluth	MN	55811	Leased

878.	NR Lookout tower 1.6 km N Hwy. 53, 1 mile North o	Orr	MN	55771	Leased

879.	Fire # 9951E Williams Drive	Gordon	WI	54838	Leased

880.	4443 Brandon Road	Brookston	MN	55711	Leased

881.	5049 South Sam Anderson Road	South Range	WI	54874	Leased

882.	Hawk Circle Drive	Hermantown	MN	55810	Leased

883.	5250 Cameron Road	Hermantown	MN	55810	Leased

884.	3621 Tower Road	Hibbing	MN	55744	Leased

885.	East Park Drive	Hibbing	MN	55746	Leased

886.	1210 1st. Ave.	Hibbing	MN	55746	Leased

887.	Septic Plant Road	Hoyt Lakes	MN	55750	Leased

888.	1.6 KM W of Hwy. 53 along Rt 8	Independence	MN	55779	Leased

889.	County Road 44	Duluth	MN	55802	Leased

890.	3 mi W of Hwy. 53, Kabetogama Township, MN or 3046	Kinmount	MN	55771	Leased

891.	1276 Shilhon Road	Knife River	MN	55609	Leased

892.	11550 E. Industrial Park Rd.	Lake Nebagamon	WI	54849	Leased

893.	2102 Trinity Road	Duluth	MN	55811	Leased

894.	1525 Woodcrest Drive	Duluth	MN	55803-3605	Leased

895.	4628 Pitt Street	Duluth	MN	55804	Leased

896.	2011 West 2nd Street	Duluth	MN	55816-0900	Leased

	Address	City	State	Zip Code	Own/Lease
897.	4960 S Dump Road	Maple	WI	54854	Leased

898.	2475 S Wieberg Point Road	Markham	MN	55763	Leased

899.	5600 Maple Hill Road	Duluth	MN	55810	Leased

900.	1408 Maple Grove Road	Duluth	MN	55811	Leased

901.	6389 Tower Road	Duluth	MN	55803	Leased

902.	3500 Lester River Road	Lakewood	MN	55804	Leased

903.	12907 Palmquist Road	Orr	MN	55771	Leased

904.	2553 E. Gogebic Street	Superior	WI	54880	Leased

905.	4741 East County Highway B	Superior	WI	54880	Leased

906.	4787 Midway Road	Duluth	MN	55811	Leased

907.	1620 Lavaque Road	Duluth	MN	55810	Leased

908.	2 Foxtrail Ave.	Duluth	MN	55810	Leased

909.	1602 London Road	Duluth	MN	55812	Leased

910.	CR - 65 Green Rock Road	Hibbing	MN	55746	Leased

911.	US-53	Solon Springs	WI	54873	Leased

912.	9315 Westgate Blvd	Duluth	MN	55810	Leased

913.	1200 Kenwood Ave.	Duluth	MN	55811	Leased

914.	100 North Central Avenue	Duluth	MN	55807	Leased

915.	S Grand Road	South Range	WI	54874	Leased

916.	1901 Winter St	Superior	WI	54880	Leased

917.	1316 North 14th Street	Superior	WI	54880	Leased

918.	2328 14th Street	Superior	WI	54480	Leased

919.	1507 North 1st Street	Superior	WI	54880	Leased

920.	North 5th and Bayfront	Superior	WI	54880	Leased

921.	4700 Albany Ave.	Superior	WI	54880	Leased

	Address	City	State	Zip Code	Own/Lease
922.	11 East Superior Street, suite 430	Duluth	MN	55802	Leased

923.	Hwy. 169 N, Lee Mine Road	Tower	MN	55790	Leased

924.	222 N. 2nd Ave. E	Duluth	MN	55816	Leased

925.	239 Canosia	Duluth	MN	55811	Leased

926.	550 3rd Ave North	Virginia	MN	55792	Leased

927.	Moore Drive, Midway Hill	Virginia	MN	55792	Leased

928.	6380 Hwy. 53	Virginia	MN	55792	Leased

929.	Minneapolis Ave. & Mankato St.	Duluth	MN	55802	Leased

930.	1585 Highway 46	Balsam Lake	WI	54810	Leased

931.	1585 Highway 46	Balsam Lake	WI	54810	Leased

932.	11 11 34 Street	Barron	WI	54812	Leased

933.	1216 Memorial Drive	Barron	WI	54812	Leased

934.	Sucker Creek Road	Birchwood	WI	54817	Leased

935.	3 MI SE on 11 3/4 Avenue	Cameron	WI	54822	Leased

936.	233 Hillcrest Drive	Cameron	WI	54822	Leased

937.	1468 Leonard Street	St. Croix Falls	WI	54024	Leased

938.	2307 7-1/2 Street	Chetek	WI	54728	Leased

939.	1.5 Miles SW on Hwy. G	Cumberland	WI	54829	Leased

940.	1115 Marshall St.	Cumberland	WI	54829	Leased

941.	2125 12 1/2 Street	Cumberland	WI	54829	Leased

942.	3 miles NE of Hwy. 77	Danbury	WI	54830	Leased

943.	310th Ave. & 130th Street	Frederic	WI	54837	Leased

944.	110 Tower Rd	Grantsburg	WI	54840	Leased

945.	2874 20th Street	Rice Lake	WI	54868	Leased

946.	10240 Tower Road	Hayward	WI	54843	Leased

	Address	City	State	Zip Code	Own/Lease
947.	24675 Bashaw Lake Road	Hertel	WI	54845	Leased

948.	2640 25th Ave.	Rice Lake	WI	54868	Leased

949.	W5775 Hwy. 53	Minong	WI	54859	Leased

950.	5598 State Road	Webster	WI	54893	Leased

951.	2016 18 3/4 Street	Rice Lake	WI	54868	Leased

952.	SW Corner of Coleman St./College Drive	Rice Lake	WI	54868	Leased

953.	2860 20th Ave	Rice Lake	WI	54868	Leased

954.	County V	Ridgeland	WI	54763	Leased

955.	W5786 Heistercamp Road	Shell Lake	WI	54871	Leased

956.	23789 Peterson Road	Siren	WI	54872	Leased

957.	1403 First Street	Spooner	WI	54801	Leased

958.	903 Pine Street	St. Croix Falls	WI	54024	Leased

959.	300 N Adams St	St. Croix Falls	WI	54024	Leased

960.	Stone Lake Road	Stone Lake	WI	54876	Leased

961.	2N9001 US HWY 53	Trego	WI	54888	Leased

962.	1545 83/4 Street	Almena	WI	54805	Leased

963.	Rt 2 Box 744	Ashland	WI	54806	Leased

964.	319 Chapple Ave.	Ashland	WI	54806	Leased

965.	73616 US Hwy 2	Odanah	WI	54861	Leased

966.	1630 N. Highway 40	Bruce	WI	54819	Leased

967.	W1770 Highway 8	Hawkins	WI	54530	Leased

968.	6583 Larsen Road	Couderay	WI	54828	Leased

969.	10426 Bay Ave.	Hayward	WI	54843	Leased

970.	133 Germania Road	Hurley	WI	54534	Leased

971.	Hart Lake Road	Iron River	WI	54847	Leased

	Address	City	State	Zip Code	Own/Lease
972.	Highway 8 West	Ladysmith	WI	54848	Leased

973.	CR MM	Mellen	WI	54546	Leased

974.	4990 Mercer Lake Road	Mercer	WI	54547	Leased

975.	W7522 Hwy. 70	Fifield	WI	54524	Leased

976.	105 North Avon Ave.	Phillips	WI	54555	Leased

977.	1859 Danialson Road	Ogema	WI	54459	Leased

978.	Maple Hill & Church Corner Roads	Washburn	WI	54891	Leased

979.	9955 Sunnyside Road	Antigo	WI	54409	Leased

980.	1000 W. Peirce Ave.	Antigo	WI	54409	Leased

981.	5374 CR “H”	Boulder Juntion	WI	54873	Leased

982.	Buckeye Lookout Tower Road	Florence	WI	54121	Leased

983.	1201 East Glenn Tower Road	Crandon	WI	54520	Leased

984.	3910 Tower Road	Eagle River	WI	54521	Leased

985.	412 Wisconsin Street	Eagle River	WI	54521	Leased

986.	1922 Forest Lane	Eagle River	WI	54521	Leased

987.	Lookout Mt. on Hillside Drive	Harrison	WI	54435	Leased

988.	Lookout Mt. on Hillside Drive	Harrison	WI	54435	Leased

989.	Lookout Mt. on Hillside Drive	Harrison	WI	54435	Leased

990.	W9934 State Road 64	Corning	WI	54452	Leased

991.	N 11996 Heafford Road	Tomahawk	WI	54487	Leased

992.	County Trunk Highway J	Irma	WI	54442	Leased

993.	Water Tank Chicago Road	Lac Du Flambeau	WI	54538	Leased

994.	SR “B” Near Forest Lake Road	Merrill Lake	WI	54540	Leased

995.	5356 A Street	Laona	WI	54541	Leased

996.	210090 County Rd. W	Winchester	WI	54557	Leased

	Address	City	State	Zip Code	Own/Lease
997.	N3626 Shattuck Street	Medford	WI	54451	Leased

998.	1625 East College Ave.	Medford	WI	54451	Leased

999.	1625 East College Ave.	Medford	WI	54451	Leased

1000.	South Nast Road	Merrill	WI	54452	Leased

1001.	N2681 County Hwy. G	Merrill	WI	54452	Leased

1002.	501 East St.	Merrill	WI	54452	Leased

1003.	415 Menominee Street	Minocqua	WI	54548	Leased

1004.	1276 SR 8	Monico	WI	54501	Leased

1005.	2201 Plum Vitae Road	Plum Lake	WI	54560	Leased

1006.	W1114 County Highway M	Perkinstown	WI	54451	Leased

1007.	2200 Tower Road (N of Rt 17)	Phelps	WI	54554	Leased

1008.	5303 Lake Julia Road	Rhinelander	WI	54501	Leased

1009.	2203 West Birchwood Drive	Rhinelander	WI	54501	Leased

1010.	St. Germain 50575 1sts &	Eagle River	WI	54521	Leased
	Wilderness roads

1011.	7990 Birchwood Drive	St. Germain	WI	54558	Leased

1012.	7452 Blackberry Lane	Eagle	WI	54521	Leased

1013.	W10778 Summit Lake Road	Summit Lake	WI	54485	Leased

1014.	7050 Badagowski Street	Three lake	WI	54562	Leased

1015.	N10604 Moodig Road	Tomahawk	WI	54487	Leased

1016.	5024 Highway 52	Wabeno	WI	54566	Leased

1017.	4577 Hwy. 51	Cassian	WI	54529	Leased

1018.	SR 64 & CR “M”	White Lake	WI	54491	Leased

1019.	7587 Nose Road	Woodboro	WI	54501	Leased

1020.	8743 Midlake Road	Woodruff	WI	54568	Leased

1021.	5126 Krueger Quarry Road	Abrams	WI	54101	Leased

	Address	City	State	Zip Code	Own/Lease
1022.	N4201 Highway 32 N	Shawano	WI	54137	Leased

1023.	Hwy. 45 S. of Hwy. 52	Aniwa	WI	54414	Leased

1024.	13430 Logan Road	Suring	WI	54174	Leased

1025.	N 2280 Highway 47-55	Bonduel	WI	54107	Leased

1026.	N 2280 Highway 47-55	Bonduel	WI	54107	Leased

1027.	R1030 County Highway R	Cecil	WI	54111	Leased

1028.	R1030 County Highway R	Cecil	WI	54111	Leased

1029.	W8260 East 12th Road	Coleman	WI	54112	Leased

1030.	N6932 US Hwy. 141	Crivitz	WI	54115	Leased

1031.	W15560 Partridge Road	Goodman	WI	54125	Leased

1032.	N 535 Hwy. 55/47	Keshena	WI	54135	Leased

1033.	N 535 Hwy. 55/47	Keshena	WI	54135	Leased

1034.	15424 Booth Road	Mountain	WI	54149	Leased

1035.	N5199 County Road U	Shawano	WI	53224	Leased

1036.	2610 Woleske Road	Marinette	WI	54243	Leased

1037.	2610 Woleske Road	Marinette	WI	54243	Leased

1038.	1 Stanton Street	Marinette	WI	54143	Leased

1039.	9095 Johnson Lane	Oconto Falls	WI	45115	Leased

1040.	802 Scherer Streets	Oconto	WI	54153	Leased

1041.	W8998 Pembine-Beecher Road	Beecher	WI	51456	Leased

1042.	R1020 Church Road	Peshtigo	WI	54157	Leased

1043.	N2530 County Highway	Grover	WI	54157	Leased

1044.	W 7276 Fralling Lane	Shawano	WI	54166	Leased

1045.	W5511 CR BE	Shawano	WI	54116	Leased

1046.	N 6315 River Road	Tigerton	WI	54486	Leased

	Address	City	State	Zip Code	Own/Lease
1047.	W 7902 Moonshine Hill Road	Middle Inlet	WI	54177	Leased

1048.	6188 Webb Road	Wittenberg	WI	54499	Leased

1049.	RR 2 Box 52A	Arkansaw	WI	54721	Leased

1050.	806 Nordveien Drive	Boyceville	WI	54725	Leased

1051.	108 W BremerAvenue	Colfax	WI	54730	Leased

1052.	E5595 County Road D	Menomonie	WI	54751	Leased

1053.	E5595 County Road D	Menomonie	WI	54751	Leased

1054.	N5806 Schlosser Land	Durand	WI	54736	Leased

1055.	N6438 906th Street	Elk Mound	WI	54751	Leased

1056.	N5794 750th Street	Ellsworth	WI	54011	Leased

1057.	E 3355 650th Avenue	Menomonie	WI	54751	Leased

1058.	E 3355 650th Avenue	Menomonie	WI	54751	Leased

1059.	E1614 640th Avenue	Knapp	WI	54749	Leased

1060.	Moline Lane	Pepin	WI	54759	Leased

1061.	Tanglewood Road	Menomonie	WI	54751	Leased

1062.	Tanglewood Road	Menomonie	WI	54751	Leased

1063.	714 17th St. S	Menomonie	WI	54751	Leased

1064.	11334 Meadow Hill Road	Menomonie	WI	54751	Leased

1065.	90th Street	River Falls	WI	54022	Leased

1066.	929 Quarry Road	River Falls	WI	54022	Leased

1067.	E9501 110th Ave.	Mondovi	WI	54755	Leased

1068.	N9360 County Road F	Boyceville	WI	54725	Leased

1069.	N14942 Badger	Abbotsford	WI	54405	Leased

1070.	W365 US Hwy 10	Chili	WI	54420	Leased

1071.	N5292 County Hwy I	Fairchild	WI	54741	Leased

	Address	City	State	Zip Code	Own/Lease
1072.	W2853 County Road “K”	Granton	WI	54436	Leased

1073.	W5370 Century Road	Greenwood	WI	54437	Leased

1074.	W 11612 Stevens Road	Humbird	WI	54746	Leased

1075.	W9249 US Hwy 10	Neillsville	WI	54456	Leased

1076.	N13908 Resewood Ave	Withee	WI	54498	Leased

1077.	W 3829 State Hwy 29	Owen	WI	54460	Leased

1078.	N8987 Romdka Ave	Loyal	WI	54446	Leased

1079.	W5002 Ridge Road	Neillsville	WI	54456	Leased

1080.	W6168 S Mound Road	Neillsville	WI	54456	Leased

1081.	Willow Road and Country Road DD	Owens-Withee	WI	54498	Leased

1082.	W9157 County Road	Thorp	WI	54771	Leased

1083.	N11665 Hi Line Avenue	Unity	WI	54488	Leased

1084.	2326 Western Ave.	Eau Claire	WI	54703	Leased

1085.	5540 220th Street	Caddot	WI	54727	Leased

1086.	402 Water Street	Eau Claire	WI	54703	Leased

1087.	2805 Bauer Street	Eau Claire	WI	54701	Leased

1088.	11817 County Hwy. N Road	Chippewa Falls	WI	54729	Leased

1089.	1590 Priory Road	Eau Claire	WI	54701	Leased

1090.	7025 Prill Road	Altoona	WI	54720	Leased

1091.	2000 Spooner Ave.	Altoona	WI	54720	Leased

1092.	E20280 Sutton Road	Augusta	WI	54722	Leased

1093.	5710 Fairway Drive	Bloomer	WI	54401	Leased

1094.	5710 Fairway Drive	Bloomer	WI	54401	Leased

1095.	6300 270th Street	Cadott	WI	54727	Leased

1096.	6 W Grand Avenue	Chippewa Falls	WI	54729	Leased

	Address	City	State	Zip Code	Own/Lease
1097.	9900 City Highway Q	Chippewa Falls	WI	54729	Leased

1098.	631 Chippewa Street	Chippewa Falls	WI	54729	Leased

1099.	E1415 Cedar Road	Eau Claire	WI	54701	Leased

1100.	204-A Highway 27	Cornell	WI	54732	Leased

1101.	702 South Riverside Drive	Cornell	WI	54732	Leased

1102.	1048 Mary Lane	Eau Claire	WI	54701	Leased

1103.	2715 Hogarth Street	Eau Claire	WI	54703	Leased

1104.	402 Graham Avenue	Eau Claire	WI	54702	Leased

1105.	1202 W. Clairmont Ave.	Eau Claire	WI	54701	Leased

1106.	2610 North 77th Ave.	Eau Claire	WI	54703	Leased

1107.	639 Water Tank Road	Fall Creek	WI	54742	Leased

1108.	300 East Hamilton Ave.	Eau Claire	WI	54701	Leased

1109.	6 km W of Cornell	Holcombe	WI	54745	Leased

1110.	9859 50th Ave.	Chippewa Falls	WI	54729	Leased

1111.	4491 195th Street	Chippewa Falls	WI	54729	Leased

1112.	12154 40th Ave.	Chippewa Falls	WI	54729	Leased

1113.	4601 E. Hamilton Ave.	Eau Claire	WI	54701	Leased

1114.	5313 Jeffers Road	Eau Claire	WI	54703	Leased

1115.	2061 180th Street	Chippewa Falls	WI	54729	Leased

1116.	4985 Old Town Hall Road	Eau Claire	WI	54701	Leased

1117.	2224 Merchantile Drive	Eau Claire	WI	54703	Leased

1118.	1815 Birch St	Eau Claire	WI	54703	Leased

1119.	W13486 Old Highway D	New Auburn	WI	54757	Leased

1120.	13399 Stubble Road	Osseo	WI	54758	Leased

1121.	2396 State Hwy. 53	Chippewa Falls	WI	54729	Leased

	Address	City	State	Zip Code	Own/Lease
1122.	7378 County Highway G	Stanley	WI	54768	Leased

1123.	2777 40th Street	Elk Mound	WI	54739	Leased

1124.	1912 Truax Blvd.	Eau Claire	WI	54703	Leased

1125.	1217 South 3rd Ave	Wausau	WI	54401	Leased

1126.	N110 Brandenburg Ave.	Merrill	WI	54452	Leased

1127.	406 Winton Street	Wausau	WI	54403	Leased

1128.	1201 E. Ash St.	Abbotsford	WI	54405	Leased

1129.	6631 Street Highway 97	Athens	WI	54411	Leased

1130.	755 Page Road	Hatley	WI	54440	Leased

1131.	7025 Steel Lane	Brokaw	WI	54403	Leased

1132.	3511 Camp Phillips Road	Weston	WI	54476	Leased

1133.	1 Corporate Way	Wausau	WI	54401	Leased

1134.	8205 Gusman Road	Schofield	WI	54476	Leased

1135.	8732 County Rd. Ll	Eland	WI	54427	Leased

1136.	Pine Road	Hatley	WI	54440	Leased

1137.	6703 Ryan Street	Weston	WI	54476	Leased

1138.	400 Westwood Drive	Wausau	WI	54401	Leased

1139.	1000 Indianhead Drive	Mosinee	WI	54455	Leased

1140.	1688 Pine Rd.	Mosinee	WI	54455	Leased

1141.	1898 Rozak Road	Mosinea	WI	54455	Leased

1142.	1898 Rozak Road	Mosinea	WI	54455	Leased

1143.	Hwy. 107 & Town Road	Marathon	WI	54448	Leased

1144.	1159 W. State Road 153	Mosinee	WI	54455	Leased

1145.	1159 W. State Road 153	Mosinee	WI	54455	Leased

1146.	7700 Mosinee Tower Road	Wausau	WI	54401	Leased

	Address	City	State	Zip Code	Own/Lease
1147.	3861 East Nick Ave	Kronenwetter	WI	54455	Leased

1148.	M626 Elm Road, North Marshfield	Marshfield	WI	54449	Leased

1149.	H14685 Landing Road	Wausau	WI	54403	Leased

1150.	1735 Merrill Avenue	Wausau	WI	54401	Leased

1151.	1000 Redtail Lane	Wausau	WI	54402	Leased

1152.	675 Ridge Road	Mosinee	WI	54455	Leased

1153.	R15463 Ringle Ave.	Ringle	WI	54471	Leased

1154.	103 Wilson Ave	Rothschild	WI	54474	Leased

1155.	902 Grossman Street	Schofield	WI	54476	Leased

1156.	S. 3266 Highway 13 South	Spencer	WI	54479	Leased

1157.	3400 Ministry Parkway	Weston	WI	54476	Leased

1158.	4704 Townline Road	Wausau	WI	54403	Leased

1159.	2700 Stewart Avenue	Wausau	WI	54401	Leased

1160.	2700 Stewart Avenue	Wausau	WI	54401	Leased

1161.	WRIG Tower Site, Coates Lane	Wausau	WI	54403	Leased

1162.	WRIG Tower Site, Coates Lane	Wausau	WI	54403	Leased

1163.	221 Scott Street	Wausau	WI	54403	Leased

1164.	8315 Stewart Ave.	Wausau	WI	54401	Leased

1165.	1930 Grand Ave.	Wausau	WI	54403	Leased

1166.	2700 West Wausau Avenue	Wausau	WI	54403	Leased

1167.	W4512 Pioneer Drive	Edgar	WI	54426	Leased

1168.	Summit Avenue	Weston	WI	54476	Leased

1169.	Route 44/55	Plattekill	NY	12589	Leased

1170.	Route 44/55	Plattekill	NY	12589	Leased

1171.	Belleayre Mt.-Kelly Road	Shandaken	NY	12480	Leased

	Address	City	State	Zip Code	Own/Lease
1172.	105 Mary’s Ave.	Kingston	NY	12401	Leased

1173.	9 Rock Hill Drive	Monticello	NY	12701	Leased

1174.	10 Rapp Road	Monticello	NY	12701	Leased

1175.	State Route 268	Hancock	NY	13783	Leased

1176.	62 Olympus Palace Rd.	Catskill	NY	12414	Leased

1177.	572 Mickle Hollow Road	Warnerville	NY	12187	Leased

1178.	Box 107 & 108 White Hill Road	Oneonta	NY	13820	Leased

1179.	Gersoni Road	Colliersville	NY	13747	Leased

1180.	19377 County Highway 17	Roscoe	NY	12776	Leased

1181.	Cornish Hill Complex	Cooperstown	NY	13326	Leased

1182.	Old Route 17	Roscoe	NY	12776	Leased

1183.	Federal Hill Road	Delhi	NY	13753	Leased

1184.	1 Court House Square	Delhi	NY	13753	Leased

1185.	McCaab Hollow Road	Deposit	NY	13754	Leased

1186.	Bush Hill Road	Hancock	NY	13783	Leased

1187.	3730 O & W Road	East Branch	NY	13756	Leased

1188.	Clark Road	Eldred	NY	12732	Leased

1189.	Shaupen Road	Ulster	NY	12487	Leased

1190.	Brickman Road	Fallsburg	NY	12789	Leased

1191.	254 City Brook Road	Hancock	NY	13783	Leased

1192.	5896 State Road 28	Cooperstown	NY	13337	Leased

1193.	Route 357	Franlkin	NY	13775	Leased

1194.	Murry Road	Kingston	NY	12401	Leased

1195.	27 Fifield Avenue	Hancock	NY	13783	Leased

1196.	27 Fifield Avenue	Hancock	NY	13783	Leased

	Address	City	State	Zip Code	Own/Lease
1197.	Reservoir Road	Lloyd	NY	12528	Leased

1198.	Dog Hill Road	Maryland	NY	12116	Leased

1199.	14433 County Highway 17	East Branch	NY	13756	Leased

1200.	120 Harvard Road	Hancock	NY	13756	Leased

1201.	231 Sagendorf’s Corners Road	Cobleskill	NY	12043	Leased

1202.	430 Hurley Ave.	Hurley	NY	12443	Leased

1203.	City Hall Road	Kerhonksen	NY	12446	Leased

1204.	300 Enterprise Drive	Kingston	NY	12440	Leased

1205.	Florence Street	Kingston	NY	12401	Leased

1206.	Highpoint Mountain	Ellenville	NY	12428	Leased

1207.	Knack Road	Callicoon	NY	12723	Leased

1208.	Revonah Hill Road	Liberty	NY	12754	Leased

1209.	24 East Mongaup Road	Liberty	NY	12754	Leased

1210.	543 Little Ireland Cross Road	Livingston Manor	NY	12758	Leased

1211.	Hunters Lane Road	Middleburgh	NY	12122	Leased

1212.	57 Crumheon Lane	Milford	NY	12116	Leased

1213.	Hillcrest Avenue	Monticello	NY	12701	Leased

1214.	10-100 Clearwater Road	New Paltz	NY	12561	Leased

1215.	75 South Manheim Blvd.	New Paltz	NY	12561	Leased

1216.	Oak Hill Road (4157 State Route 7)	Schoharie	NY	12157	Leased

1217.	Route 28	Oneonta	NY	13820	Leased

1218.	Route 28	Oneonta	NY	13820	Leased

1219.	176 Cemetary Road	Oneonta	NY	13829	Leased

1220.	3575 State Hwy. 7	Otego	NY	13825	Leased

1221.	122 Mill Street	Richmondville	NY	12149	Leased

	Address	City	State	Zip Code	Own/Lease
1222.	10332 Wolf Lake Road	Wurtsboro	NY	12790	Leased

1223.	10332 Wolf Lake Road	Wurtsboro	NY	12790	Leased

1224.	107 Gulf Road	Roscoe	NY	12776	Leased

1225.	Haple Hill Road	Rosendale	NY	12472	Leased

1226.	37 Clove Road	Salisbury Mills	NY	12577	Leased

1227.	Mt. Airy Road — Route 32	Saugerties	NY	12477	Leased

1228.	4 High Street	Saugerties	NY	12477	Leased

1229.	Pine Hill Road	Sidney	NY	13838	Leased

1230.	Snake Hill Summit	Port Ewen	NY	12466	Leased

1231.	27 Service Road	Livingston Manor	NY	12758	Leased

1232.	Rd 5 Unadilla	Kilkenny Road	NY	12540	Leased

1233.	334 Butternut Road	Unadilla	NY	13849	Leased

1234.	Mount Utsayantha Tower Road	Stamford	NY	12167	Leased

1235.	49 Wallkill Ave.	Hopewell Junction	NY	12533	Leased

1236.	Bear Spring Mountain	Walton	NY	13856	Leased

1237.	7 Water St (temp)	Walton	NY	13856	Leased

1238.	Rte 209 & Continental Road	Warwarsing	NY	12458	Leased

1239.	43 Basin Road	West Hurley	NY	12491	Leased

1240.	Old Town Road	White Lake	NY	12701	Leased

1241.	Town Road 148	Fallsburg	NY	12733	Leased

1242.	Star Route Box 5, Lutheranville Road	East Worchester	NY	12064	Leased

1243.	RS5 Worcester, Smith Road	Worcester	NY	12191	Leased

1244.	Davenport Road	Schenevus	NY	12155	Leased

1245.	Fire Tower Road	Bloomingburgh	NY	12721	Leased

1246.	2954 Rt. 209	Wurtsboro	NY	12790	Leased

	Address	City	State	Zip Code	Own/Lease
1247.	1 Atwell Road	Cooperstown	NY	13326	Leased

1248.	Route 67	Cairo	NY	12413	Leased

1249.	Cady Road	Chatham	NY	12037	Leased

1250.	Trailer Park Road	Chatham	NY	12037	Leased

1251.	2356 Route 9	Hudson	NY	12534	Leased

1252.	Route 9W	New Baltimore	NY	12124	Leased

1253.	136 Cold Spring Road	Coxsackie	NY	21051	Leased

1254.	Lime-Kiln Road, W.	Coxsackie	NY	12192	Leased

1255.	888 Sunny Hill Road	Greenville	NY	12083	Leased

1256.	170 Eger Road	Hudson	NY	12534	Leased

1257.	Overlook Road, 1 Dr. Tow	Hillsdale	NY	12529	Leased

1258.	Columbia Mem. Hospital, 71 Prospect Avenue	Hudson	NY	12534	Leased

1259.	Hunter Bowl	Hunter	NY	12442	Leased

1260.	Ficher Road	Kinderhook	NY	12106	Leased

1261.	635 Snydertown Road	Claverack	NY	12521	Leased

1262.	3110 Old Kings Rd.	Catskill	NY	12414	Leased

1263.	Route 217	Philmont	NY	12534	Leased

1264.	6894 Route 9	Stockport	NY	12534	Leased

1265.	443 King Hill Road	Greenville	NY	12083	Leased

1266.	Sopak Road	Elizaville	NY	12523	Leased

1267.	14206 Albany Ave.	Valatia	NY	12184	Leased

1268.	Easy Street Road	Catskill	NY	12414	Leased

1269.	Cave Mountain	Jewitt	NY	12444	Leased

1270.	1 Ridge Road	Campbell Hall	NY	10916	Leased

1271.	131 Tarbell Road	Walkill	NY	10341	Leased

	Address	City	State	Zip Code	Own/Lease
1272.	Bullville Fire House Rte. 17	Bullville	NY	12566	Leased

1273.	Route 416	Montgomery	NY	12549	Leased

1274.	Nancy Lane	Chester	NY	10918	Leased

1275.	Nancy Lane	Chester	NY	10918	Leased

1276.	Stewart Industrial Park, Assembly Way	Newburgh	NY	12550	Leased

1277.	St. Mary Hill	Newburgh	NY	12553	Leased

1278.	183 Main Street	Cornwall	NY	12518	Leased

1279.	183 Main Street	Cornwall	NY	12518	Leased

1280.	Cronomer Hill Park/131 Locust Lane	Newburgh	NY	12550	Leased

1281.	Meadow Street	Florida	NY	10921	Leased

1282.	55 Fulton Street	Middletown	NY	10940	Leased

1283.	38 Harriman Drive	Goshen	NY	10924	Leased

1284.	Milepost 6.2	Greenville	NY	12083	Leased

1285.	101 Mayer Lane	Harriman	NY	10926	Leased

1286.	101 Mayer Lane	Harriman	NY	10926	Leased

1287.	750 Kirby Town Road	Middletown	NY	10940	Leased

1288.	Bannerman View Drive	Newburgh	NY	12550	Leased

1289.	60 Prospect Ave.	Middletown	NY	10940	Leased

1290.	55 Crystal Run Road	Middletown	NY	10940	Leased

1291.	2834 State Route 17M	New Hampton	NY	10958	Leased

1292.	Bald Hill	Monroe	NY	10950	Leased

1293.	76 Pleasant Hill Road	Mountainville	NY	10953	Leased

1294.	Route 1, Guymard Turnpike	Otisville	NY	10963	Leased

1295.	45 Oakwood Trail South	Blooming Grove	NY	10914	Leased

1296.	Dean Hill Road	New Windsor	NY	12553	Leased

	Address	City	State	Zip Code	Own/Lease
1297.	Rte 300, Mall Access Road	Newburgh	NY	12550	Leased

1298.	929 Orchard Dr	Wallkill	NY	12589	Leased

1299.	Sanitorium Avenue (Otisville Correctional Facility)	Valley Cottage	NY	10963	Leased

1300.	Blackhawk Road	Pine Bush	NY	12566	Leased

1301.	Plattekill Service Plaza, Heinsman Land	Newburgh	NY	12550	Leased

1302.	5 Pocatello Rd	Middletown	NY	10940	Leased

1303.	1-93 RearJersey Ave.	Port Jervis	NY	12771	Leased

1304.	535 Toleman Road and Route 207	New Windsor	NY	12553	Leased

1305.	70 Dubois Street, St. Lukes Hospital	Newburgh	NY	12550	Leased

1306.	170 Radio Road	Tuxedo	NY	10987	Leased

1307.	Spiegel Oil Co.	Tuxedo Park	NY	10987	Leased

1308.	43 Reservoir Ave	Unionville	NY	10988	Leased

1309.	Route 17K & Route 208 South	Montgomery	NY	12549	Leased

1310.	Overlook Terrace	Walden	NY	12586	Leased

1311.	27 Industry Drive	Middletown	NY	10940	Leased

1312.	Kain Road	Warwick	NY	10990	Leased

1313.	Mt. Lodge Road	Bloomingrove	NY	10914	Leased

1314.	Victor Constant Ski Center	West Point	NY	10996	Leased

1315.	122 California Quarry Road	Woodstock	NY	12498	Leased

1316.	12 Washington Street	Amenia	NY	12501	Leased

1317.	4885 Route 9	Staatsburgh	NY	12580	Leased

1318.	139 Rombout Avenue	Beacon	NY	12508	Leased

1319.	190 Old Sylvan Lake Rd.	East Fishkill	NY	12533	Leased

1320.	Hammond Hill Road	Millbrook	NY	12545	Leased

1321.	Depot Hill	Holmes	NY	12531	Leased

	Address	City	State	Zip Code	Own/Lease
1322.	East Mountain Road	Dover	NY	12522	Leased

1323.	Carey Road	Fishkill	NY	12524	Leased

1324.	Hopewell Recreation Field, Route 376	East Fishkill	NY	12533	Leased

1325.	Hopewell Recreation Field, Route 376	East Fishkill	NY	12533	Leased

1326.	St. Andrews Road	Hyde Park	NY	12538	Leased

1327.	60 Strack Drive	Beacon	NY	12508	Leased

1328.	4 Jefferson Plaza, 4 Jefferson Street	Poughkeepsie	NY	12601	Leased

1329.	30 Metecki Road	Red Hook	NY	12571	Leased

1330.	Off Route 82 - 16 Industry Street	LaGrange	NY	12540	Leased

1331.	76 Ireland Drive Ext.	Poughkeepsie	NY	12601	Leased

1332.	76 Ireland Drive Ext.	Poughkeepsie	NY	12601	Leased

1333.	Academy Road & Salisburg Road	Rocky City	NY	12571	Leased

1334.	38 Alden Place	Millbrook	NY	12545	Leased

1335.	25 Highland Street	Milerton	NY	12546	Leased

1336.	Woodmont Road	East Fishkill	NY	12533	Leased

1337.	Harmony Hill	Pawling	NY	12564	Leased

1338.	Rt 82	Pine Plains	NY	12567	Leased

1339.	362 Pine Hill Road	Pleasant Valley	NY	12569	Leased

1340.	7 Reservior Square	Poughkeepsie	NY	12603	Leased

1341.	Kelley Road	Red Hook	NY	12571	Leased

1342.	224 Boardman Road	Poughkeepsie	NY	12603	Leased

1343.	171 Freedon Plains Road	Lagrange	NY	12603	Leased

1344.	76 East Market Street	Rhinebeck	NY	12572	Leased

1345.	Morton Road	Rhinebeck	NY	12572	Leased

1346.	10 Ross Circle	Poughkeepsie	NY	12603	Leased

	Address	City	State	Zip Code	Own/Lease
1347.	299 Perrotti Road	Millerton	NY	12546	Leased

1348.	299 Perrotti Road	Millerton	NY	12546	Leased

1349.	Shopping Center Road	Wappinger Falls	NY	12590	Leased

1350.	432 South Road	Poughkeepsie	NY	12601	Leased

1351.	Fallkill Road	Hyde Park	NY	12538	Leased

1352.	263 Hackensack Rd.	Wappinger Falls	NY	12509	Leased

1353.	20 Middlebush Road	Wappinger Falls	NY	12590	Leased

1354.	20 Middlebush Road	Wappinger Falls	NY	12590	Leased

1355.	2 South River Street	Athens	PA	18810	Leased

1356.	RR #3 Archer Rd	Factoryville	PA	18419	Leased

1357.	Wisley Rd	Tunkhannock	PA	18657	Leased

1358.	7-139 SE Williams Rd.	Canton	PA	17724	Leased

1359.	240 South Turnpike St.	Dushore	PA	18614	Leased

1360.	T-474 Brungress Mt. Rd.	Laceyville	PA	18623	Leased

1361.	SR 0029	Tunkhannock	PA	18657	Leased

1362.	94-200 Muncy St.	LaPorte	PA	18619	Leased

1363.	302 Grist Flat Rd	Meshoppen	PA	18630	Leased

1364.	T-736 Bradley Rd.	Sheshequin	PA	18810	Leased

1365.	T-412 Brocktown Rd.	Monroeton	PA	18832	Leased

1366.	T-385 Dempsey Hill	New Albany	PA	18833	Leased

1367.	T-602 Tammarack Rd	Wysox	PA	18854	Leased

1368.	57 Lasco Lane	Meshoppen	PA	18630	Leased

1369.	SR1006	Hillsgrove	PA	18619	Leased

1370.	T-325 Richie Rd.	Muncy Valley	PA	17758	Leased

1371.	SR 1035 Richie Rd.	Muncy Valley	PA	17758	Leased

	Address	City	State	Zip Code	Own/Lease
1372.	140 Paines Hill Rd.	Troy	PA	16947	Leased

1373.	Shadowbrook Dr.	Tunkhannock	PA	18657	Leased

1374.	283 Schoolhouse Road	Tunkhannock	PA	18657	Leased

1375.	T-410 Woods Rd.	Wyalusing	PA	18853	Leased

Retail and Administration Locations

					Zip
	Address Line 1	Address Line 2	City	State	Code
1.	1912 SE Washington	Stonegate Plaza	Bartlesville	OK	74006
2.	104 E. Main		Independence	KS	67301
3.	2030 North Main		Miami	OK	74354
4.	833 S. 2nd		Stillwell	OK	74960
5.	1910 S. Muskogee		Tahlequah	OK	74464
6.	216 South 7th	Suite 200	Vinita	OK	74301
7.	1323 Main Street		Fredericksburg	TX	78624
8.	820 Sidney Baker	Suite C	Kerrville	TX	78028
9.	Northlake Plaza Shopping Center	2511 Hwy. 281, Suite 600	Marble Falls	TX	78654
10.	270 Oak Street	2nd Floor	Lawrenceville	GA	30045
11.	Uniontown Mall	1151 Mall Run Rd.	Uniontown	PA	15401
12.	102 Greene Plaza		Waynesburg	PA	15370
13.	Meadowbrook Mall	2399 Meadowbrook Road, T9	Bridgeport	WV	26330
14.	New Pointe Plaza	518 Emily Plaza	Clarksburg	WV	26301
15.	2020 Fairmont Avenue		Fairmont	WV	26554
16.	Riverview Plaza	1228 N. Route 2	New Martinsville	WV	26155
17.	1111 Van Voorhis Road		Morgantown	WV	26505
18.	Morgantown Mall	9509 Mall Road	Morgantown	WV	26501
19.	209 Culpepper Drive	Bardstown Shopping Center	Bardstown	KY	40004
20.	399 Campbellsville Bypass	Suite 205	Campbellsville	KY	42718
21.	128 Jamestown Street		Columbia	KY	42728
22.	512 East Hwy. 80	Cumberland Square	Somerset	KY	42501
23.	212 Skywatch Drive	Kroger Village	Danville	KY	40442
24.	2101 North Dixie Highway Suite 108		Elizabethtown	KY	42701
25.	344 North L. Rogers Wells Blvd.	Barren River Plaza	Glasgow	KY	42141
26.	848 South College Street-Store #7B	Harrodsburg Marketplace	Harrodsburg	KY	40330
27.	1750 West Highway 192, Ste. 3		London	KY	40741
28.	167 Walmart Way		Maysville	KY	41056
29.	228 Cumberland Crossing		Monticello	KY	42633
30.	249 Indian Mound Road	Suite 6 - Gateway Plaza	Mt. Sterling	KY	40353
31.	955 North Wilson Road	Unit #A	Radcliff	KY	40160
32.	301 Highland Park Drive		Richmond	KY	40475

					Zip
	Address Line 1	Address Line 2	City	State	Code
33.	124 South Keeneland Drive		Richmond	KY	40475
34.	868 Eastern Bypass	Richmond Plaza	Richmond	KY	40475
35.	2835 S. Highway 27, Ste. 314	Grand Central Place	Somerset	KY	42501
36.	718 Dutchess Turnpike	Arlington Square Plaza #2	Poughkeepsie	NY	12603
37.	123 Merchant Place	Suite #8	Cobleskill	NY	12043
38.	160 Fairview Avenue	Fairview Plaza	Hudson	NY	12534
39.	612 Ulster Avenue		Kingston	NY	12401
40.	1300 Ulster Avenue Suite 234	Hudson Valley Mall	Kingston	NY	12401
41.	Crystal Run Galleria	1 Galleria Drive, Space	Middletown	NY	10941
42.	125 Jefferson Street		Monticello	NY	12701
43.	1404 Union Avenue	Suite 4	Newburgh	NY	12550
44.	Southside Mall	5006 State Highway 23	Oneonta	NY	13820
45.	1955 S Road Square		Poughkeepsie	NY	12601
46.	2000 South Rd		Poughkeepsie	NY	12601
47.	Rt. 6 Towne Plaza	Suite 14	Tunkhannock	PA	18657
48.	RR 5 Box 5002		Towanda	PA	18848
49.	61600 Southgate Parkway	Suite 107	Cambridge	OH	43725
50.	328 Bluebell Drive N. W.		New Philadelphia	OH	44663
51.	3259 Maple Avenue		Zanesville	OH	43701
52.	702 Sheldon Avenue		Houghton	MI	49931
53.	1850 S. Stephenson		Iron Mountain	MI	49801
54.	Midtown Mall	1056 S. Stephenson Avenue	Iron Mountain	MI	49801
55.	Country Village	810 Carp River Lane #5	Ishpeming	MI	49849
56.	2172 US 41 West		Marquette	MI	49855
57.	1201 Broadway		Alexandria	MN	56308
58.	14039 Edgewood Drive	Suite 106	Baxter	MN	56425
59.	14039 Edgewood Drive	Suite 106	Baxter	MN	56425
60.	2500 Hannah Ave. N.W.	Unit #1	Bemidji	MN	56601
61.	633 Washington St. NE		Brainerd	MN	56401
62.	1498 Hwy. 33 South		Cloquet	MN	55720
63.	1265 Highway 10 W		Detroit Lakes	MN	56501
64.	Maple Grove Centre	2520 Maple Grove Road	Duluth	MN	55811
65.	224 East Central Entrance		Duluth	MN	55811
66.	11 East Superior St.		Duluth	MN	55802
67.	11 East Superior St.	(Parking Lease)	Duluth	MN	55802
68.	1600 Miller Trunk Hwy	#KI-06	Duluth	MN	55811
69.	1105 W. Lincoln Ave.		Fergus Falls	MN	56537
70.	1271B S. Pokegma Avenue		Grand Rapids	MN	55744
71.	3105 East Beltline Hwy.		Hibbing	MN	55746
72.	120 NE 11th Street		Little Falls	MN	56345
73.	618 First Street, Ste. 1		Park Rapids	MN	56470
74.	3827 Tower Ave	Suite 1	Superior	WI	54880
75.	910 8th Street		Virginia	MN	55792
76.	2230 Neva Road		Antigo	WI	54409
77.	2302 HWY 53		Chippewa Falls	WI	54729
78.	4620 Golf Road		Eau Claire	WI	54701
79.	2741 N. Clairemont Avenue	Suite C -WestRidge Annex	Eau Claire	WI	54703
80.	2308 Roosevelt Rd.		Marinette	WI	54143

					Zip
	Address Line 1	Address Line 2	City	State	Code
81.	2421 Hwy. 25 N — Suite 111	Red Cedar Plaza	Menomonie	WI	54751
82.	48 W. King Street		Rhinelander	WI	54501
83.	2304 S. Main Street		Rice Lake	WI	54868
84.	1043 E. Grand Ave.		Rothschld	WI	54474
85.	186 Woodlawn Drive		Shawano	WI	54166
86.	761 W Beaverbrook Ave		Spooner	WI	54801
87.	4650 Rib Mountain Drive		Wausau	WI	54401
Storage Locations

				Zip
	Address	City	State	Code
1.	2456 S. Muskogee Ave	Tahlequah	OK	74464
2.	1110 S. Olive St.	Cherryvale	KS	67335
3.	1133 North Main St.	Muskogee	OK	74401
4.	800 N Eisenhower Dr.	Beckley	WV	25801
5.	2200 Industrial Park	Morgantown	WV	26501
6.	2362 Irvine Rd., Suite C	Richmond	KY	40475
7.	249 North Keenland Dr	Richmond	KY	40475
8.	249 North Keenland Dr	Richmond	KY	40475
9.	P.O. Box 1345	Glasgow	KY	42142
10.	121 Southland Dr	Lexington	KY	40503
11.	2927 Ring Road	Elizabethtown	KY	42701
12.	P.O. Box 48106	Newark	NY	07101
13.	189 Freedom Rd	Pleasant Valley	NY	12569
14.	2456 S. Muskogee Ave	Tahlequah	OK	74464
15.	1110 S. Olive St.	Cherryvale	KS	67334

SCHEDULE 5.23
FCC and PUC Matters
Cellular Licenses

						Controlled
				Market		Spectrum	Expiration
	Licensee	Call Sign	Market Name	No.	Block	(MHz)	Date
1.	Alton CellTel Co Partnership	KNKA611	Alton-Granite City, IL MSA	305	A	25	11/27/2008

2.	American Cellular Corporation	KNKA504	Duluth-Superior, MN-WI MSA	141	A	25	1/22/2008

3.	American Cellular Corporation	KNKA814	Eau Claire, WI MSA	232	A	25	10/1/2010

4.	American Cellular Corporation	KNKQ346	Kentucky 4 – Spencer RSA	446	A	25	10/1/2012

5.	American Cellular Corporation	KNKN666	Kentucky 5 – Barren RSA	447	A	25	10/1/2011

6.	American Cellular Corporation	KNKN940	Kentucky 6 – Madison RSA	448	A	25	10/1/2010

7.	American Cellular Corporation	KNKN939	Kentucky 8 – Mason RSA	450	A	25	10/1/2011

8.	American Cellular Corporation	KNKN859	Michigan 1 – Gogebic RSA	472	A	25	10/1/2011

9.	American Cellular Corporation	KNKQ414	Minnesota 2 — Lake of the Woods RSA	483	A	25	10/1/2010

10.	American Cellular Corporation	KNKQ409	Minnesota 3 – Koochiching RSA	484	A	25	10/1/2010

11.	American Cellular Corporation	KNKR255	Minnesota 4 – Lake RSA	485	A	25	10/1/2015

12.	American Cellular Corporation	KNKN375	Minnesota 5 – Wilkin RSA	486	A	25	10/1/2010

13.	American Cellular Corporation	KNKN447	Minnesota 6 – Hubbard RSA	487	A	25	10/1/2010

14.	American Cellular Corporation	KNKN633	New York 5 – Otsego RSA	563	A	25	10/1/2010

15.	American Cellular Corporation	KNKN512	New York 6 – Columbia RSA	564	A	25	10/1/2010

						Controlled
				Market		Spectrum	Expiration
	Licensee	Call Sign	Market Name	No.	Block	(MHz)	Date
16.	American Cellular Corporation	KNKQ440	Ohio 10 – Perry RSA	594	A	25	10/1/2011

17.	American Cellular Corporation	KNKN713	Ohio 7 – Tuscarawas RSA	591	A	25	10/1/2011

18.	American Cellular Corporation	KNKA701	Orange County, NY MSA	144	A	25	11/27/2008

19.	American Cellular Corporation	WPSJ792	Pennsylvania 4 – Bradford RSA	615	A	25	3/16/2011

20.	American Cellular Corporation	KNKN781	Pennsylvania 9 – Greene RSA	620	A	25	10/1/2010

21.	American Cellular Corporation	KNKA455	Poughkeepsie, NY MSA	151	A	25	1/22/2008

22.	American Cellular Corporation	KNKQ428	Texas 15 – Concho RSA	666	A	25	3/24/2017

23.	American Cellular Corporation	KNKA763	Wausau, WI MSA	263	A	25	11/27/2008

24.	American Cellular Corporation	KNKN839	West Virginia 2 – Wetzel RSA	702	A	25	10/1/2011

25.	American Cellular Corporation	KNKN941	West Virginia 3 – Monongalia RSA	703	A	25	10/1/2010

26.	American Cellular Corporation	KNKN386	Wisconsin 1 – Burnett RSA	708	A	25	10/1/2010

27.	American Cellular Corporation	KNKQ437	Wisconsin 2 – Bayfield RSA	709	A	25	2/4/2017

28.	American Cellular Corporation	KNKN344	Wisconsin 3 – Vilas RSA	710	A	25	10/1/2010

29.	American Cellular Corporation	KNKN345	Wisconsin 4 – Marinette RSA	711	A	25	10/1/2010

30.	American Cellular Corporation	KNKQ441	Wisconsin 5 – Pierce RSA	712	A	25	10/1/2012

31.	American Cellular Corporation	KNKQ321	Wisconsin 6 – Trempealeau RSA	713	A	25	10/1/2010

32.	Highland Cellular, LLC	KNKN618	West Virginia 7 – Raleigh RSA	707	A	25	10/1/2010

33.	Highland Cellular, LLC	KNKQ415	Virginia 2 – Tazewell RSA	682	A	25	10/1/2011

PCS Licenses

				Market		Controlled	Expiration
	Licensee	Call Sign	Market Name	No.	Block	Spectrum	Date
1.	American Cellular Corporation	KNLG380	Bartlesville, OK BTA	031	E	10	4/28/2007

2.	American Cellular Corporation	KNLG401	Coffeyville, KS BTA	088	E	10	4/28/2007

3.	American Cellular Corporation	KNLG885	Bartlesville, OK BTA	031	F	10	4/28/2007

4.	American Cellular Corporation	KNLG886	Coffeyville, KS BTA	088	F	10	4/28/2007

5.	American Cellular Corporation	KNLG947	Eau Claire, WI BTA	123	F	10	4/28/2007

6.	American Cellular Corporation	KNLG951	Duluth, MN BTA	119	F	10	4/28/2007

7.	American Cellular Corporation	KNLG970	Duluth, MN BTA	119	E	10	4/28/2007

8.	American Cellular Corporation	WPRU657	Muskogee, OK BTA	311	E	10	4/28/2007

9.	American Cellular Corporation	WPRU658	Tulsa, OK BTA	448	E	10	4/28/2007

10.	American Cellular Corporation	WPXX267	Brownwood, TX BTA	057	C3	10	6/30/2009

11.	American Cellular Corporation	WPZL387	San Angelo, TX BTA	400	F	10	11/5/2007

12.	American Cellular Corporation	WQAM548	Austin, TX BTA	027	E	10	4/28/2007

				Market		Controlled	Expiration
	Licensee	Call Sign	Market Name	No.	Block	Spectrum	Date
13.	American Cellular Corporation	WQAM549	Brownwood, TX BTA	057	E	10	4/28/2007

14.	American Cellular Corporation	WQAM550	Temple-Killeen, TX BTA	441	E	10	4/28/2007

15.	American Cellular Corporation	WQAM551	San Angelo, TX BTA	400	E	10	4/28/2007

16.	American Cellular Corporation	WQAM552	San Antonio, TX BTA	401	E	10	6/27/2007

17.	American Cellular Corporation	WQAM553	Dallas-Ft. Worth MTA	007	B (Partial)	10	6/23/2015

18.	American Cellular Corporation	WQEY210	Muskogee, OK BTA	311	D	10	4/28/2007

19.	American Cellular Corporation	WQEY211	Cincinnati, OH BTA	081	F	10	4/28/2007

20.	American Cellular Corporation	WQEY212	Columbus MTA	038	B (Partial)	10	6/23/2015

21.	American Cellular Corporation	WQEY213	Minneapolis-St. Paul MTA	012	B (Partial)	10	6/23/2015

22.	American Cellular Corporation	WQEY218	New York, MTA	001	A (Partial)	10	12/14/2014

23.	American Cellular Corporation	WQEY219	Pittsburgh, PA MTA	021	B (Partial)	Varies by county 10-20	6/23/2015

24.	American Cellular Corporation	WQFA869	Louisville, KY BTA	263	E	10	4/28/2007

25.	American Cellular Corporation	WQFA870	Lexington, KY BTA	252	E	10	4/28/2007

26.	American Cellular Corporation	WQFA871	Bowling Green-Glasgow, KY BTA	052	E	10	4/28/2007

27.	American Cellular Corporation	WQFA872	Somerset, KY BTA	423	E	10	4/28/2007

28.	Highland Cellular, LLC	WQCL692	Kingsport, TN-Johnston City, TN-Bristol, VA-TN BTA	229	C	15	6/30/2009

				Market		Controlled	Expiration
	Licensee	Call Sign	Market Name	No.	Block	Spectrum	Date
29.	Highland Cellular, LLC	WQCL695	Roanoke, VA BTA	376	E	10	4/28/2007

30.	Highland Cellular, LLC	WQEA909	Cincinnati-Dayton MTA	018	A (partial)	10	6/23/2015

31.	Highland Cellular, LLC	KNLF899	Beckley, WV BTA	035	F	10	4/28/2007

32.	Highland Cellular, LLC	WPYS681	Cincinnati-Dayton MTA	018	A (partial)	10	6/23/2015

33.	Highland Cellular, LLC	WPYS682	Clarksburg – Elkins, WV BTA	082	D	10	4/28/2007

34.	Highland Cellular, LLC	WQDR748	Cincinnati-Dayton MTA	018	A (partial)	10	6/23/2015

35.	Higland Cellular, LLC	WQCL693	Williamson, WV- Pikeville, KY BTA	474	F	10	4/28/2007

36.	Highland Cellular, LLC	WPTB504	Logan, WV BTA	259	C	10	8/22/2011
Advanced Wireless Services Licenses

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
1.	American Cellular Corporation	WQGA871	Abilene, TX BEA	128	B	11/29/2021

2.	American Cellular Corporation	WQGA874	Alaska REA	007	D	11/29/2021

3.	American Cellular Corporation	WQGA875	Alaska REA	007	E	11/29/2021

4.	American Cellular Corporation	WQGA793	Albany-Schenectady-Troy, NY CMA	044	A	11/29/2021

5.	American Cellular Corporation	WQGA873	Amarillo, TX-NM BEA	138	B	11/29/2021

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
6.	American Cellular Corporation	WQGA798	Binghamton, NY CMA	122	A	11/29/2021

7.	American Cellular Corporation	WQGA791	Buffalo, NY CMA	025	A	11/29/2021

8.	American Cellular Corporation	WQGA800	Charleston, WV CMA	140	A	11/29/2021

9.	American Cellular Corporation	WQGA814	Cumberland, MD-WV CMA	269	A	11/29/2021

10.	American Cellular Corporation	WQGA870	Duluth-Superior, MN-WI BEA	109	B	11/29/2021

11.	American Cellular Corporation	WQGA807	Eau Claire, WI CMA	232	A	11/29/2021

12.	American Cellular Corporation	WQGA815	Elmira, NY CMA	284	A	11/29/2021

13.	American Cellular Corporation	WQGA816	Enid, OK CMA	302	A	11/29/2021

14.	American Cellular Corporation	WQGA799	Erie, PA CMA	130	A	11/29/2021

15.	American Cellular Corporation	WQGA866	Erie, PA BEA	054	C	11/29/2021

16.	American Cellular Corporation	WQGA813	Glens Falls, NY CMA	266	A	11/29/2021

17.	American Cellular Corporation	WQGA810	Hagerstown, MD CMA	257	A	11/29/2021

18.	American Cellular Corporation	WQGA795	Huntington-Ashland, WV/KY/OH CMA	110	A	11/29/2021

19.	American Cellular Corporation	WQGA869	Joplin, MO-KS-OK BEA	093	C	11/29/2021

20.	American Cellular Corporation	WQGA823	Kentucky 10 – Powell CMA	452	A	11/29/2021

21.	American Cellular Corporation	WQGA824	Kentucky 11 – Clay CMA	453	A	11/29/2021

22.	American Cellular Corporation	WQGA817	Kentucky 4 – Spencer CMA	446	A	11/29/2021

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
23.	American Cellular Corporation	WQGA818	Kentucky 5 – Barren CMA	447	A	11/29/2021

24.	American Cellular Corporation	WQGA819	Kentucky 6 – Madison CMA	448	A	11/29/2021

25.	American Cellular Corporation	WQGA820	Kentucky 7 – Trimble CMA	449	A	11/29/2021

26.	American Cellular Corporation	WQGA821	Kentucky 8 – Mason CMA	450	A	11/29/2021

27.	American Cellular Corporation	WQGA822	Kentucky 9 – Elliott CMA	451	A	11/29/2021

28.	American Cellular Corporation	WQGA811	Lawton, OK CMA	260	A	11/29/2021

29.	American Cellular Corporation	WQGA797	Lexington-Fayette, KY CMA	116	A	11/29/2021

30.	American Cellular Corporation	WQGA825	Maryland 1 – Garrett CMA	467	A	11/29/2021

31.	American Cellular Corporation	WQGA826	Michigan 1 – Gogebic CMA	472	A	11/29/2021

32.	American Cellular Corporation	WQGA827	Michigan 6 – Roscommon CMA	477	A	11/29/2021

33.	American Cellular Corporation	WQGA828	Minnesota 5 – Wilkin CMA	486	A	11/29/2021

34.	American Cellular Corporation	WQGA829	Minnesota 6 – Hubbard CMA	487	A	11/29/2021

35.	American Cellular Corporation	WQGA804	Muskegon, MI CMA	181	A	11/29/2021

36.	American Cellular Corporation	WQGA830	New York 1 – Jefferson CMA	559	A	11/29/2021

37.	American Cellular Corporation	WQGA831	New York 2 – Franklin CMA	560	A	11/29/2021

38.	American Cellular Corporation	WQGA832	New York 3 – Chautauqua CMA	561	A	11/29/2021

39.	American Cellular Corporation	WQGA833	New York 4 – Yates CMA	562	A	11/29/2021

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
40.	American Cellular Corporation	WQGA834	New York 5 – Otsego CMA	563	A	11/29/2021

41.	American Cellular Corporation	WQGA835	New York 6 – Columbia CMA	564	A	11/29/2021

42.	American Cellular Corporation	WQGA867	Northern Michigan, MI BEA	058	B	11/29/2021

43.	American Cellular Corporation	WQGA838	Ohio 11 – Columbiana CMA	595	A	11/29/2021

44.	American Cellular Corporation	WQGA836	Ohio 3 – Ashtabula CMA	587	A	11/29/2021

45.	American Cellular Corporation	WQGA837	Ohio 7 – Tuscarawas CMA	591	A	11/29/2021

46.	American Cellular Corporation	WQGA839	Oklahoma 2 – Harper CMA	597	A	11/29/2021

47.	American Cellular Corporation	WQGA840	Oklahoma 3 – Grant CMA	598	A	11/29/2021

48.	American Cellular Corporation	WQGA841	Oklahoma 5 — Roger Mills CMA	600	A	11/29/2021

49.	American Cellular Corporation	WQGA842	Oklahoma 7 – Beckham CMA	602	A	11/29/2021

50.	American Cellular Corporation	WQGA801	Orange County, NY CMA	144	A	11/29/2021

51.	American Cellular Corporation	WQGA806	Parkersburg-Marietta, OH-WV CMA	200	A	11/29/2021

52.	American Cellular Corporation	WQGA843	Pennsylvania 1 – Crawford CMA	612	A	11/29/2021

53.	American Cellular Corporation	WQGA844	Pennsylvania 2 – McKean CMA	613	A	11/29/2021

54.	American Cellular Corporation	WQGA845	Pennsylvania 3 – Potter CMA	614	A	11/29/2021

55.	American Cellular Corporation	WQGA846	Pennsylvania 4 – Bradford CMA	615	A	11/29/2021

56.	American Cellular Corporation	WQGA847	Pennsylvania 6 – Lawrence CMA	617	A	11/29/2021

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
57.	American Cellular Corporation	WQGA848	Pennsylvania 7 – Jefferson CMA	618	A	11/29/2021

58.	American Cellular Corporation	WQGA849	Pennsylvania 9 – Greene CMA	620	A	11/29/2021

59.	American Cellular Corporation	WQGA802	Poughkeepsie, NY CMA	151	A	11/29/2021

60.	American Cellular Corporation	WQGA792	Rochester, NY CMA	034	A	11/29/2021

61.	American Cellular Corporation	WQGA872	San Angelo, TX BEA	129	C	11/29/2021

62.	American Cellular Corporation	WQGA808	Sharon, PA CMA	238	A	11/29/2021

63.	American Cellular Corporation	WQGA865	State College, PA BEA	009	C	11/29/2021

64.	American Cellular Corporation	WQGA805	Steubenville-Weirton, OH-WV CMA	199	A	11/29/2021

65.	American Cellular Corporation	WQGA864	Syracuse, NY-PA BEA	006	C	11/29/2021

66.	American Cellular Corporation	WQGA850	Texas 10 – Navarro CMA	661	A	11/29/2021

67.	American Cellular Corporation	WQGA851	Texas 16 – Burleson CMA	667	A	11/29/2021

68.	American Cellular Corporation	WQGA868	Traverse City, MI BEA	061	B	11/29/2021

69.	American Cellular Corporation	WQGA796	Utica-Rome, NY CMA	115	A	11/29/2021

70.	American Cellular Corporation	WQGA852	Virginia 1 – Lee CMA	681	A	11/29/2021

71.	American Cellular Corporation	WQGA853	Virginia 2 – Tazewell CMA	682	A	11/29/2021

72.	American Cellular Corporation	WQGA812	Wausau, WI CMA	263	A	11/29/2021

73.	American Cellular Corporation	WQGA854	West Virginia 1 – Mason CMA	701	A	11/29/2021

				Market
	Licensee	Call Sign	Market Name	No.	Block	Expiration Date
74.	American Cellular Corporation	WQGA855	West Virginia 2 – Wetzel CMA	702	A	11/29/2021

75.	American Cellular Corporation	WQGA856	West Virginia 3 – Monongalia CMA	703	A	11/29/2021

76.	American Cellular Corporation	WQGA857	West Virginia 4 – Grant CMA	704	A	11/29/2021

77.	American Cellular Corporation	WQGA858	West Virginia 5 – Tucker CMA	705	A	11/29/2021

78.	American Cellular Corporation	WQGA859	West Virginia 6 – Lincoln CMA	706	A	11/29/2021

79.	American Cellular Corporation	WQGA860	West Virginia 7 – Raleigh CMA	707	A	11/29/2021

80.	American Cellular Corporation	WQGA803	Wheeling, WV-OH CMA	178	A	11/29/2021

81.	American Cellular Corporation	WQGA809	Williamsport, PA CMA	251	A	11/29/2021

82.	American Cellular Corporation	WQGA861	Wisconsin 3 – Vilas CMA	710	A	11/29/2021

83.	American Cellular Corporation	WQGA862	Wisconsin 4 – Marinette CMA	711	A	11/29/2021

84.	American Cellular Corporation	WQGA863	Wisconsin 6 – Trempealeau CMA	713	A	11/29/2021

85.	American Cellular Corporation	WQGA794	Youngstown-Warren, OH CMA	066	A	11/29/2021

Microwave Licenses

	Licensee	Call Sign	Expiration Date
1.	American Cellular Corporation	WHC940	2/1/2011

2.	American Cellular Corporation	WHC941	2/1/2011

3.	American Cellular Corporation	WPNB536	2/1/2011

4.	American Cellular Corporation	WPNB537	2/1/2011

5.	American Cellular Corporation	WPTQ335	11/21/2011

6.	American Cellular Corporation	WPTQ337	11/21/2011

7.	American Cellular Corporation	WPOP914	2/1/2008

8.	American Cellular Corporation	WPOS355	3/12/2009

9.	American Cellular Corporation	WPTP625	11/16/2011

10.	American Cellular Corporation	WHA752	2/1/2011

11.	American Cellular Corporation	WHA753	2/1/2011

12.	American Cellular Corporation	WHA755	2/1/2011

13.	American Cellular Corporation	WHA757	2/1/2011

14.	American Cellular Corporation	WHA759	2/1/2011

15.	American Cellular Corporation	WPRW577	3/1/2011

16.	American Cellular Corporation	WPTN342	11/6/2011

17.	American Cellular Corporation	WLR493	2/1/2011

18.	American Cellular Corporation	WLR494	2/1/2011

19.	American Cellular Corporation	WMK268	2/1/2011

20.	American Cellular Corporation	WMK269	2/1/2011

21.	American Cellular Corporation	WMK437	2/1/2011

22.	American Cellular Corporation	WMK438	2/1/2011

23.	American Cellular Corporation	WMK439	2/1/2011

24.	American Cellular Corporation	WMR746	2/1/2011

25.	American Cellular Corporation	WMR747	2/1/2011

26.	American Cellular Corporation	WPJA804	2/1/2011

27.	American Cellular Corporation	WPJA805	2/1/2011

	Licensee	Call Sign	Expiration Date
28.	American Cellular Corporation	WPJA806	2/1/2011

29.	American Cellular Corporation	WPJA807	2/1/2011

30.	American Cellular Corporation	WPOT352	4/30/2009

31.	American Cellular Corporation	WLT945	2/1/2011

32.	American Cellular Corporation	WLT946	2/1/2011

33.	American Cellular Corporation	WLT947	2/1/2011

34.	American Cellular Corporation	WLT948	2/1/2011

35.	American Cellular Corporation	WML233	2/1/2011

36.	American Cellular Corporation	WML234	2/1/2011

37.	American Cellular Corporation	WML235	2/1/2011

38.	American Cellular Corporation	WLR256	2/1/2011

39.	American Cellular Corporation	WLR257	2/1/2011

40.	American Cellular Corporation	WLR258	2/1/2011

41.	American Cellular Corporation	WLR260	2/1/2011

42.	American Cellular Corporation	WMG867	2/1/2011

43.	American Cellular Corporation	WMI790	2/1/2011

44.	American Cellular Corporation	WMJ231	2/1/2011

45.	American Cellular Corporation	WML806	2/1/2011

46.	American Cellular Corporation	WML905	2/1/2011

47.	American Cellular Corporation	WML907	2/1/2011

48.	American Cellular Corporation	WML945	2/1/2011

49.	American Cellular Corporation	WMN866	2/1/2011

50.	American Cellular Corporation	WMQ742	2/1/2011

51.	American Cellular Corporation	WMS976	2/1/2011

52.	American Cellular Corporation	WMS978	2/1/2011

53.	American Cellular Corporation	WMW600	2/1/2011

54.	American Cellular Corporation	WMW602	2/1/2011

55.	American Cellular Corporation	WLV875	2/1/2011

	Licensee	Call Sign	Expiration Date
56.	American Cellular Corporation	WLV941	2/1/2011

57.	American Cellular Corporation	WLV942	2/1/2011

58.	American Cellular Corporation	WLW400	2/1/2011

59.	American Cellular Corporation	WML508	2/1/2011

60.	American Cellular Corporation	WLK733	2/1/2011

61.	American Cellular Corporation	WLK734	2/1/2011

62.	American Cellular Corporation	WLT508	2/1/2011

63.	American Cellular Corporation	WMJ353	2/1/2011

64.	American Cellular Corporation	WMJ536	2/1/2011

65.	American Cellular Corporation	WMQ817	2/1/2011

66.	American Cellular Corporation	WMM856	2/1/2011

67.	American Cellular Corporation	WMM858	2/1/2011

68.	American Cellular Corporation	WMM859	2/1/2011

69.	American Cellular Corporation	WMQ555	2/1/2011

70.	American Cellular Corporation	WMQ761	2/1/2011

71.	American Cellular Corporation	WMV906	2/1/2011

72.	American Cellular Corporation	WMM857	2/1/2011

73.	American Cellular Corporation	WMS450	2/1/2011

74.	American Cellular Corporation	WML533	2/1/2011

75.	American Cellular Corporation	WML534	2/1/2011

76.	American Cellular Corporation	WML535	2/1/2011

77.	American Cellular Corporation	WMQ857	2/1/2011

78.	American Cellular Corporation	WPNJ770	2/1/2011

79.	American Cellular Corporation	WPOM362	2/10/2010

80.	American Cellular Corporation	WPON462	4/3/2010

81.	American Cellular Corporation	WLS816	2/1/2011

82.	American Cellular Corporation	WLS817	2/1/2011

83.	American Cellular Corporation	WLS818	2/1/2011

	Licensee	Call Sign	Expiration Date
84.	American Cellular Corporation	WMW337	2/1/2011

85.	American Cellular Corporation	WPTW659	1/2/2012

86.	American Cellular Corporation	WPTW660	1/2/2012

87.	American Cellular Corporation	WPTW661	1/2/2012

88.	American Cellular Corporation	WPTW662	1/2/2012

89.	American Cellular Corporation	WPOL574	12/16/2009

90.	American Cellular Corporation	WPOL576	12/16/2009

91.	American Cellular Corporation	WPOL686	1/3/2010

92.	American Cellular Corporation	WPOL812	1/7/2010

93.	American Cellular Corporation	WPUF746	2/25/2012

94.	American Cellular Corporation	WML601	2/1/2011

95.	American Cellular Corporation	WML602	2/1/2011

96.	American Cellular Corporation	WMS444	2/1/2011

97.	American Cellular Corporation	WMS445	2/1/2011

98.	American Cellular Corporation	WPJB360	2/1/2011

99.	American Cellular Corporation	WPJC677	2/1/2011

100.	American Cellular Corporation	WPNC511	2/1/2011

101.	American Cellular Corporation	WPNG600	2/1/2011

102.	American Cellular Corporation	WPNG601	2/1/2011

103.	Highland Cellular, LLC	WMI757	2/1/2011

104.	Highland Cellular, LLC	WMJ207	2/1/2011

105.	Highland Cellular, LLC	WMJ208	2/1/2011

106.	Highland Cellular, LLC	WMJ209	2/1/2011

107.	Highland Cellular, LLC	WMJ506	2/1/2011

108.	Highland Cellular, LLC	WMJ551	2/1/2011

109.	Highland Cellular, LLC	WMN529	2/1/2011

110.	Highland Cellular, LLC	WMQ683	2/1/2011

111.	Highland Cellular, LLC	WMT574	2/1/2011

	Licensee	Call Sign	Expiration Date
112.	Highland Cellular, LLC	WMW246	2/1/2011

113.	Highland Cellular, LLC	WMW975	2/1/2011

114.	Highland Cellular, LLC	WPJF606	2/1/2011

115.	Highland Cellular, LLC	WPNE703	2/1/2011

116.	Highland Cellular, LLC	WQEU320	4/17/2016

117.	Highland Cellular, LLC	WQEW802	5/5/2016

118.	Highland Cellular, LLC	WQFT919	10/3/2016
International Section 214 Authorization:
American Cellular Corporation; File No. ITC-214-20000428-00255, Authorization of Global or Limited Global Facilities-Based Service; Global or Limited Global Resale Service.

SCHEDULE 5.25
Borrower Agreements
1.	Indenture dated as of March 14, 2001, between American Cellular Corporation and United States Trust Company of New York as Trustee.

2.	First Supplemental Indenture dated August 19, 2003, between ACC Acquisition LLC, American Cellular Corporation, its guaranteeing subsidiaries and Bank of Oklahoma, National Association as Trustee.

3.	Indenture dated as of August 8, 2003, between ACC Escrow Corp. and Bank of Oklahoma, National Association as Trustee.

4.	Supplemental Indenture dated as of August 7, 2006 to Indenture dated as of August 8, 2003.

5.	Supplemental Indenture dated as of October 18, 2006 to Indenture dated as of August 8, 2003.

6.	Supplemental Indenture dated on or about of March 13, 2007, to Indenture dated August 8, 2003.

7.	InterCarrier Multi-Standard Roaming Agreement by and among Cingular Wireless LLC and Dobson Cellular Systems, Inc. and American Cellular Corporation dated as of August 12, 2005.

8.	Addendum to GSM Operating Agreement by and between New Cingular Wireless Services, Inc. (f/k/a AT&T Wireless Services, Inc.), Dobson Cellular Systems, Inc. and American Cellular Corporation dated as of August 12, 2006.

9.	Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation dated November 16, 2001.

10.	Amendment No. 1 to Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation dated August 5, 2002.

11.	Amendment No. 2 to Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation dated June 9, 2004.

12.	Amendment No. 3 to Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation dated August 29, 2006.

13.	Master Services Agreement between American Cellular Corporation and Convergys Information Management Group Inc. dated December 1, 2002.

14.	Roaming Agreement for GSM/GPRS from AT&T Wireless Services, Inc. and American Cellular Corporation dated July 11, 2003.

15.	GSM/GPRS/EDGE Operating Agreement between AT&T Wireless Services, Inc. and American Cellular Corporation dated July 11, 2003.

16.	Amended and Restated Management Agreement dated March [ ], 2007 by and between Dobson Cellular Systems, Inc. and American Cellular Corporation.

17.	Tax Allocation Agreement dated August 19, 2003 by and between Dobson Communications Corporation and American Cellular Corporation.

18.	Agreement and Plan of Merger dated May 10, 2006 among American Cellular Corporation, Highland Cellular Holdings, Inc., Highland Cellular, LLC, Highland Acquisition Sub, LLC, Faramarz Attar and Tom Attar.

SCHEDULE 8.2(d)
Existing Indebtedness
     Various intercompany receivables incurred in the ordinary course of business under Equipment Lease Agreements; Switch Sharing Agreements; a Management Agreement, dated August 19, 2003; and a November 16, 2001 Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation, as amended.

SCHEDULE 8.3(f)
Existing Liens

		Name of	Date Lien	Amount of
		Mortgage or	was	Outstanding	Maturity
Asset Description	Name of Debtor	Secured Party	Created	Debt	Date
* Telecommunication equipment made by Secured Party	ACC Lease Co., Inc.	Nortel Networks Inc.	4/28/03	None.	2007

Lien on assets and proceeds located at Galleria at Crystal Run, One Galleria Drive, Middletown, NY 10941	American Cellular Corporation	Crystal Run Newco, LLC	6/14/06	$440,000	2010

** Service Credit Accounts and associated receivables	American Cellular Corporation	Palisades Acquisition I, L.L.C.	5/2/03	None	N/A

*-	This lien secures obligations arising under the Purchase and License Agreement between Nortel Networks, Inc. and Dobson Communications Corporation, dated November 16, 2001. There is no current financial debt obligation under this lien.

**-	This is a notice filing only and does not secure any debt.

EXHIBIT A
FORM OF LENDER ADDENDUM
          Reference is made to the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Cellular Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 11.17 of the Credit Agreement, the undersigned hereby becomes a Lender thereunder having the Commitments set forth in Schedule 1 hereof, effective as of the Closing Date.
          THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ___ day of ___, 200_.

Name of Lender

By:

Name:
Title:

2

Accepted and agreed:

AMERICAN CELLULAR CORPORATION

By:

Name:
Title:

3

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent

By:

Name:
Title:

4

Schedule 1
COMMITMENTS AND NOTICE ADDRESS

1.	Name of Lender:

Notice Address:

Attention:

Telephone:

Facsimile:

2.	Revolving Commitment:

3.	Tranche B Term Loan Commitment:

4.	Delayed Draw Term Loan Commitment:

EXHIBIT B
FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor :

2.	Assignee :

3.	Credit Agreement: Reference is made to the Credit Agreement, dated as of March [__], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Cellular Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Bear, Stearns & Co., Inc., Citicorp North America, Inc. and Deutsche Bank Securities Inc., as Co-Documentation Agents. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

4. Assigned Interest:

	Amount of Commitment/ Loans	Percentage Assigned of
Facility Assigned[1]	Assigned	Commitment/Loans

	$	%

	$	%

	$	%

5. Effective Date of Assignment: _____________ ___, 20___2
The terms set forth in this Assignment and Assumption are hereby agreed to:

[Name of Assignee]		[Name of Assignor]

By:		By:

	Title:		Title:

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[2]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

2

Accepted and Consented To:	Consented To:

LEHMAN COMMERCIAL PAPER INC., as	AMERICAN CELLULAR CORPORATION, as
Administrative Agent	Borrower

By:	By:

Title:	Title:

[Issuing Lender]

By:

Title:

LEHMAN COMMERCIAL PAPER INC., as Swingline Lender

By:

Title:

3

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
     This Compliance Certificate is delivered to you pursuant to Section 7.2(b) of the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Cellular Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement
     1. I am the duly elected, qualified and acting [INSERT TITLE OF RESPONSIBLE OFFICER] of the Borrower.
     2. I have reviewed and are familiar with the contents of this Certificate.
     3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default [, except as set forth below].
     4. Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 8.1, 8.2, 8.5, 8.6, and 8.8 of the Credit Agreement.
     5. 3[Since the Closing Date:
(a)	No Loan Party has changed its corporate name, identity or corporate structure;

(b)	No Loan Party has changed its jurisdiction of organization or the location of its chief executive office or its principal place of business; and

(c)	No Loan Party has acquired any material Intellectual Property;
except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has delivered to the Administrative Agent all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case

[3]	For deliveries of Compliance Certificate after the Closing Date.

as required by Section 5.6 or 5.10 of the Guarantee and Collateral Agreement and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is delivering to the Administrative Agent herewith all required UCC financing statements and other filings required to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral after giving effect to such event, in each case as required by Section 5.6 or 5.10 of the Guarantee and Collateral Agreement.
     6. Since the Closing Date:
(a)	No Loan Party has acquired any Property of the type described in Section 7.10(a) of the Credit Agreement as to which the Administrative Agent does not have a perfected Lien pursuant to the Security Documents;

(b)	No Loan Party has acquired any fee interest in any tract (or series of tracts at the same location) of real property having a value (together with improvements thereof) of at least $3,000,000; and

(c)	No Loan Party has formed or acquired any Excluded Foreign Subsidiary (and no Foreign Subsidiary that was an Excluded Foreign Subsidiary has ceased to be an Excluded Foreign Subsidiary);
except, in each case, (i) any of the foregoing that has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has taken all actions required by Section 7.10 of the Credit Agreement with respect thereto and (ii) any of the foregoing described in Attachment 3 hereto in respect of which the Borrower is concurrently herewith taking all actions required by Section 7.10 of the Credit Agreement with respect thereto.]
[Remainder of Page Intentionally Left Blank]

2

     IN WITNESS WHEREOF, I execute this Certificate this ___ day of ___, 200_.

AMERICAN CELLULAR CORPORATION
By:
Name:
Title:

3

Attachment 2
to
Exhibit C
     The information described herein is as of ______ ______, 200_, and pertains to the period from ______ ______, 200___ to ______ ______, 200_.
[Set forth Covenant Calculations]

EXHIBIT D
FORM OF GUARANTEE AND COLLATERAL AGREEMENT

EXHIBIT E
FORM OF PREPAYMENT OPTION NOTICE

EXHIBIT F
FORM OF EXEMPTION CERTIFICATE
          Reference is made to the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Cellular Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement ___ (the “Non-U.S. Lender”) is providing this certificate pursuant to subsection 4.10(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:
I.	The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

II.	The Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”). In this regard, the Non-U.S. Lender further represents and warrants that:
(a)	the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

(b)	the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

(d)	the Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

(e)	the Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

     IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

[NAME OF NON-U.S. LENDER]
By:
Name:
Title:

Date:

2

EXHIBIT G-1
FORM OF TERM NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
$____________ New York, New York
________ __, 200__
          FOR VALUE RECEIVED, the undersigned, American Cellular Corporation, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ___ (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, the principal amount of (a) ___DOLLARS ($___), or, if less, (b) the unpaid principal amount of the [Tranche B] [Delayed Draw] Term Loan of the Lender outstanding under the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of the Credit Agreement.
          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the [Tranche B] [Delayed Draw] Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the [Tranche B] [Delayed Draw] Term Loan.
          This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
[Remainder of Page Intentionally Left Blank]

2

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AMERICAN CELLULAR CORPORATION
By:
Name:
Title:

3

Schedule A
to Term Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Amount of Base
			Amount of Principal	Rate Loans	Unpaid Principal
	Amount of Base	Amount Converted to	of Base Rate Loans	Converted to	Balance of Base	Notation
Date	Rate Loans	Base Rate Loans	Repaid	Eurodollar Loans	Rate Loans	Made By

Schedule B
to Term Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

		Amount	Interest Period	Amount of	Amount of
	Amount of	Converted to	and Eurodollar	Principal of	Eurodollar Loans	Unpaid Principal
	Eurodollar	Eurodollar	Rate with Respect	Eurodollar Loans	Converted to	Balance of	Notation Made
Date	Loans	Loans	Thereto	Repaid	Base Rate Loans	Eurodollar Loans	By

EXHIBIT G-2
FORM OF REVOLVING CREDIT NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
$____________ New York, New York
_________ __, 200__
          FOR VALUE RECEIVED, the undersigned, American Cellular Corporation, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ___ (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___DOLLARS ($___), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of the Credit Agreement.
          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.
          This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
[Remainder of Page Intentionally Left Blank]

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AMERICAN CELLULAR CORPORATION
By:
Name:
Title:

3

Schedule A
to Revolving Credit Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Amount of Base
			Amount of Principal	Rate Loans	Unpaid Principal
	Amount of Base	Amount Converted	of Base Rate Loans	Converted to	Balance of Base Rate	Notation
Date	Rate Loans	to Base Rate Loans	Repaid	Eurodollar Loans	Loans	Made By

Schedule B
to Revolving Credit Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

		Amount	Interest Period	Amount of	Amount of
	Amount of	Converted to	and Eurodollar	Principal of	Eurodollar Loans	Unpaid Principal
	Eurodollar	Eurodollar	Rate with Respect	Eurodollar Loans	Converted to	Balance of	Notation Made
Date	Loans	Loans	Thereto	Repaid	Base Rate Loans	Eurodollar Loans	By

EXHIBIT G-3
FORM OF SWINGLINE NOTE
THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.
$____________ New York, New York
________ __, 200_
          FOR VALUE RECEIVED, the undersigned, American Cellular Corporation, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ___ (the “Swingline Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Credit Termination Date the principal amount of (a) ___DOLLARS ($___), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to Section 3.3 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 4.5 of such Credit Agreement.
          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swingline Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swingline Loan.
          This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the Swingline Lender, the other banks, financial institutions and other entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
          Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.
          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.
[Remainder of Page Intentionally Left Blank]

2

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

AMERICAN CELLULAR CORPORATION
By:
Name:
Title:

3

Schedule A
to Swingline Note
LOANS AND REPAYMENTS OF SWINGLINE LOANS

	Amount of Swingline	Amount of Principal of	Unpaid Principal Balance
Date	Loans	Swingline Loans Repaid	of Swingline Loans	Notation Made By

EXHIBIT H
FORM OF CLOSING CERTIFICATE
          Pursuant to Section 6.1(f) of the Credit Agreement, dated as of March [___], 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among American Cellular Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors (as defined therein), ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) and Bear Stearns Corporate Lending Inc., Citibank, N.A. and Deutsche Bank Securities Inc., as co-documentation agents (in such capacity, the “Co-Documentation Agents”), the undersigned [INSERT NAME OF RESPONSIBLE OFFICER] of [INSERT NAME OF LOAN PARTY] (the “Company”) hereby certifies as follows:
     1. Representations and Warranties. (a) The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
          (b) No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.
          (c) The conditions precedent set forth in Section 6.1 of the Credit Agreement were satisfied as of the Closing Date.
     2. Liquidation; Dissolution. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.
     3. Organizational Documents. (a) Attached hereto as Annex 1 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and there have been no additional completed or authorized amendments to such Certificate of Incorporation.
          (b) Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof, and there have been no additional completed or authorized amendments to such By-Laws.
          (c) Attached hereto as Annex 3 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on ___; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.
          (d) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization. Attached hereto as Annex 4 is an authentic copy of the good standing certificate of the Secretary of the State of Delaware dated ___, 2007, and authentic copies of the good standing certificates of all other states in which the Company is qualified to do business.
     4. Incumbency. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Date	Signature

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     IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name:	Name:
Title:	Title:

Date: ___, 200___

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SCHEDULE I

ANNEX 1
[Certificate of Incorporation]

ANNEX 2
[By-Laws]

ANNEX 3
[Board Resolutions]

ANNEX 4
[Good Standing Certificates]

EXHIBIT I-1
FORM OF LEGAL OPINION OF MAYER, BROWN, ROWE & MAW LLP

EXHIBIT I-2
FORM OF LEGAL OPINION OF WILKINSON BARKER & KNAUER LLP

EXHIBIT I-3
FORM OF LEGAL OPINION OF MCAFEE & TAFT